Certain identified confidential information contained in this document, marked by brackets, has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.4

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of October 24, 2022 (this “Amendment”), between CANOPY GROWTH CORPORATION, a corporation incorporated under the federal laws of Canada (the “Parent Borrower”), 11065220 CANADA INC., a corporation incorporated under the federal laws of Canada (the “Co-Borrower” and, together with the Parent Borrower, the “Borrowers” and each, a “Borrower”), the LENDERS party hereto from time to time and WILMINGTON TRUST, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”).

WHEREAS, reference is made to the Credit Agreement, dated as of March 18, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement” and, as amended by this Amendment, the “Amended Credit Agreement”), among the Borrowers, the Lenders party thereto, the Administrative Agent and the Collateral Agent;

WHEREAS, concurrently with the Amendment No. 1 Effective Date (as defined below), each of the Administrative Agent, the Collateral Agent, certain Lenders which constitute the Required Lenders, and the Loan Parties are entering into that certain Notice, Waiver, Consent and Release, dated on or about October 24, 2022 (the “Reorganization Consent”);

WHEREAS, the Borrowers have requested that the Credit Agreement provide for additional Incremental Term Loans in the aggregate principal amount of $100,000,000 (the “2022 Term Loans”) and to make certain other amendments (such amendments, together with the establishment of the 2022 Term Loans and the commitments in respect thereof, the “Amendments”);

WHEREAS, the Lenders listed on Schedule I attached hereto (each, a “2022 Term Loan Lender”) have committed to provide such 2022 Term Loans in the amounts set forth opposite their names on Schedule I; and

WHEREAS, the Borrowers, the Guarantors, the Administrative Agent, the Collateral Agent and each of the Lenders party hereto (the “Consenting Lenders”), which constitute the Required Lenders, consents to the Amendments.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement or the other Loan Documents, as the context may require.

SECTION 2. Amendments to the Credit Agreement. Effective as of the Amendment No. 1 Effective Date (as defined herein), the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of the Loan Parties represents and warrants to the Administrative Agent and each of the other parties hereto that, as of the Amendment No. 1 Effective Date:

(a) Each of the Parent Borrower, the Co-Borrower and each of the other Loan Parties (i) is a partnership, limited partnership, limited liability company, corporation, company or other entity duly organized, validly existing and in good standing (or, if applicable in a jurisdiction outside of the United States of America and Canada, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States of America and Canada) under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (iii) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect and (iv) has the power and authority to execute, deliver and perform its obligations under this Amendment and each of the other Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party.

(b) The execution and delivery of this Amendment by each of the Loan Parties and the performance by each of the Loan Parties of its obligations hereunder (i) have been duly authorized by all corporate, shareholder, partnership, limited liability company or similar action required to be obtained by the Borrowers and such Subsidiary Loan Parties and (ii) will not (A) violate (I) any provision of law, statute, rule or regulation applicable to the Parent Borrower, the Co-Borrower or any such other Loan Party, (II) the certificate or articles of incorporation, amalgamation or other constitutive documents (including any partnership, limited liability company, operating or shareholders’ agreements) or by-laws of the Parent Borrower, the Co-Borrower or any such other Loan Party, (III) any applicable order of any court or any rule, regulation or order of any Governmental Authority applicable to the Parent Borrower, the Co-Borrower or any such other Loan Party or (IV) any provision of any indenture, certificate of designation for preferred shares, agreement or other instrument to which the Parent Borrower, the Co-Borrower or any such other Loan Party is a party or by which any of them or any of their property is or may be bound, (B) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred shares, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (A) (other than clause (II) thereof) or (B) of this Section 3(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Parent Borrower, the Co-Borrower or any other Loan Party, other than the Liens created by the Loan Documents and Permitted Liens.

2

(c) This Amendment has been duly authorized, executed and delivered by each Loan Party party hereto. This Amendment is the legal, valid and binding obligation of each Loan Party party hereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by equitable principles relating to enforceability.

(d) The representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the Amendment No. 1 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and except to the extent such representations and warranties are qualified by materiality, Material Adverse Effect or similar language (in which case such representations and warranties shall be true and correct in all respects).

(e) No Default or Event of Default shall exist and be continuing as of the Amendment No. 1 Effective Date and after giving effect to the Amendments.

SECTION 4. Effectiveness. This Amendment shall be legal, valid and binding on (and as of) the date hereof, and subject to the last paragraph of this Section 4, the Amendments implemented pursuant to the term hereof shall become effective immediately upon the time at which the following conditions precedent are satisfied or waived by the Required Lenders (the “Amendment No. 1 Effective Date”):

(a) the Administrative Agent shall have received (x) executed counterparts of this Amendment duly executed and delivered by the Borrowers, the Guarantors and the Consenting Lenders, (y) a duly executed copy of the Consent to Reorganization, which shall be effective and (z) a duly executed copy of the Structuring Fee Letter (as defined in the Amended Credit Agreement); and

(b) the Borrowers shall have paid on or prior to the Amendment No. 1 Effective Date all fees payable to the 2022 Term Loan Lenders and all other fees required to be paid under the Structuring Fee Letter (as defined in the Amended Credit Agreement) and all accrued reasonable and documented fees and expenses of (i) the Administrative Agent and the Collateral Agent (including fees and expenses of counsel to the Administrative Agent and the Collateral Agent) and (ii) Davis Polk & Wardwell LLP, counsel to certain of the Consenting Lenders.

For purposes of determining whether the conditions specified in this Section 4 have been satisfied, by releasing its signature page hereto, the Administrative Agent, the Collateral Agent and each Consenting Lender that has executed this Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent, the Collateral Agent or such Consenting Lender, as the case may be.

3

SECTION 5. Effect of Amendment; No Novation. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any party to the Credit Agreement to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Amended Credit Agreement or any other Loan Document in similar or different circumstances. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement, the Amended Credit Agreement or any other Loan Document, all of which shall remain in full force and effect, except as modified hereby. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement, the Amended Credit Agreement and the other Loan Documents.

SECTION 6. Reaffirmation. Each Guarantor hereby acknowledges receipt of, and consents to the terms of, this Amendment and each Loan Party hereby (a) agrees that, notwithstanding the effectiveness of this Amendment, the Guarantee Agreement, the U.S. Security Agreements, the Canadian Security Agreements and each of the other Security Documents continue to be in full force and effect, (b) confirms its guarantee of the Guaranteed Obligations (with respect to each Guarantor) and its grant of a security interest in its assets as Collateral therefor, all as provided in the Loan Documents as originally executed, and (c) acknowledges that such guarantee and/or grant continue in full force and effect in respect of, and to secure, the Secured Obligations under the Amended Credit Agreement and the other Loan Documents.

SECTION 7. Release. In consideration of, among other things, each Consenting Lender’s execution and delivery of this Amendment, each Loan Party, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as defined below) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against any or all of the Consenting Lenders, the Administrative Agent or the Collateral Agent (and, in addition to the Consenting Lenders, where a Consenting Lender is an investment manager or advisor and/or collateral manager for the beneficial holders of Loans, such beneficial holders) in any capacity and their respective affiliates, subsidiaries, equityholders and “controlling

4

persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Amendment No. 1 Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Credit Agreement, the Amended Credit Agreement, the Loans or this Agreement or transactions contemplated thereby or any actions or omissions in connection therewith, or (ii) any aspect of the dealings or relationships between or among the Releasors, on the one hand, and any or all of the Releasees, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. In entering into this Amendment, each Loan Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts or omissions or the accuracy, completeness or validity thereof. The provisions of this Section 7 shall survive the termination of this Amendment and the Amended Credit Agreement and payment in full of the obligations thereunder, or the earlier resignation or removal of the Administrative Agent or the Collateral Agent.

SECTION 8. Indemnification. Section 9.05(b) of the Credit Agreement is hereby incorporated by reference, mutatis mutandis.

SECTION 9. Fees and Expenses. Notwithstanding anything to the contrary in the Amended Credit Agreement or the other Loan Documents, the Borrowers shall be primarily responsible for all reasonable and documented fees and expenses incurred by the Administrative Agent and the Lenders, including fees and expenses incurred by Covington & Burling LLP and Davis Polk & Wardwell LLP, promptly upon demand for all reasonable, documented, fees and expenses incurred on and after the Amendment No. 1 Effective Date in connection with the Amendment, the Reorganization Consent and the preparation, negotiation, execution and delivery documentation related thereto and in connection with the enforcement of any of their rights and remedies hereunder and thereunder.

SECTION 10. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided herein. Delivery of an executed counterpart to this Amendment by facsimile transmission (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other

5

similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent and the Collateral Agent are under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent or the Collateral Agent pursuant to procedures approved by it.

SECTION 11. Applicable Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PRINCIPLES THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

SECTION 12. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 13. Severability. In the event any one or more of the provisions contained in this Amendment should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 14. Agent Authorization. Each of the Consenting Lenders, constituting Required Lenders immediately prior to the Amendment No.1 Effective Date, hereby authorizes and directs the Administrative Agent and the Collateral Agent to execute and deliver this Amendment.

[Remainder of this page intentionally left blank]

6

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

CANOPY GROWTH CORPORATION,
as Parent Borrower

By:	/s/ Christelle Gedeon
Name: Christelle Gedeon
Title: Authorized Signatory

11065220 CANADA INC.,
as Co-Borrower

By:	/s/ James Wishart
Name: James Wishart
Title: Authorized Signatory

[Signature Page – Cover Amendment]

GUARANTORS:

10663824 CANADA INC.

By:	/s/ James Wishart
Name: James Wishart
Title: Authorized Signatory

11128752 CANADA INC.

By:	/s/ James Wishart
Name: James Wishart
Title: Authorized Signatory

APOLLO APPLIED RESEARCH INC.

By:	/s/ James Wishart
Name: James Wishart
Title: Authorized Signatory

2344823 ONTARIO INC.

By:	/s/ James Wishart
Name: James Wishart
Title: Authorized Signatory

[Signature Page – Cover Amendment]

CANOPY GROWTH LATAM HOLDINGS CORPORATION

By:	/s/ James Wishart
Name: James Wishart
Title: Authorized Signatory

POS MANAGEMENT CORP.

By:	/s/ James Wishart
Name: James Wishart
Title: Authorized Signatory

TWEED FRANCHISE INC.

By:	/s/ James Wishart
Name: James Wishart
Title: Authorized Signatory

TWEED LEASING CORP.

By:	/s/ James Wishart
Name: James Wishart
Title: Authorized Signatory

[Signature Page – Cover Amendment]

WACHSTUM PRODUCE GP INC.

By:	/s/ James Wishart
Name: James Wishart
Title: Authorized Signatory

POS PILOT PLANT CORPORATION

By:	/s/ James Wishart
Name: James Wishart
Title: Authorized Signatory

TWEED INC.

By:	/s/ James Wishart
Name: James Wishart
Title: Authorized Signatory

11239490 CANADA INC.

By:	/s/ James Wishart
Name: James Wishart
Title: Authorized Signatory

EAST COAST TWEED INC.

By:	/s/ James Wishart
Name: James Wishart
Title: Authorized Signatory

[Signature Page – Cover Amendment]

THE TWEED TREE LOT INC.

By:	/s/ James Wishart
Name: James Wishart
Title: Authorized Signatory

11318152 CANADA INC.

By:	/s/ James Wishart
Name: James Wishart
Title: Authorized Signatory

BC TWEED JOINT VENTURE INC.

By:	/s/ James Wishart
Name: James Wishart
Title: Authorized Signatory

BATAVIA BIO PROCESSING LIMITED

By:	/s/ Tom Stewart
Name: Tom Stewart
Title: Authorized Signatory

[Signature Page – Cover Amendment]

BIOSTEEL SPORTS NUTRITION USA LLC

By:	/s/ Tom Stewart
Name: Tom Stewart
Title: Authorized Signatory

CANOPY GROWTH USA, LLC

By:	/s/ Tom Stewart
Name: Tom Stewart
Title: Authorized Signatory

COLDSTREAM MANUFACTURING I LLC

By:	/s/ Tom Stewart
Name: Tom Stewart
Title: Authorized Signatory

COLDSTREAM REAL ESTATE HOLDINGS I LLC

By:	/s/ Tom Stewart
Name: Tom Stewart
Title: Authorized Signatory

COLDSTREAM REAL ESTATE HOLDINGS II LLC

By:	/s/ Tom Stewart
Name: Tom Stewart
Title: Authorized Signatory

[Signature Page – Cover Amendment]

COLDSTREAM REAL ESTATE HOLDINGS III LLC

By:	/s/ Tom Stewart
Name: Tom Stewart
Title: Authorized Signatory

EB TRANSACTION CORP.

By:	/s/ Tom Stewart
Name: Tom Stewart
Title: Authorized Signatory

EB TRANSACTION SUB I, LLC

By:	/s/ Tom Stewart
Name: Tom Stewart
Title: Authorized Signatory

HIP DEVELOPMENTS LLC

By:	/s/ Tom Stewart
Name: Tom Stewart
Title: Authorized Signatory

[Signature Page – Cover Amendment]

HIP NY DEVELOPMENTS LLC

By:	/s/ Tom Stewart
Name: Tom Stewart
Title: Authorized Signatory

POS BIO-SCIENCES USA INC.

By:	/s/ Tom Stewart
Name: Tom Stewart
Title: Authorized Signatory

STORZ & BICKEL AMERICA, INC.

By:	/s/ Tom Stewart
Name: Tom Stewart
Title: Authorized Signatory

TWP USA INC.

By:	/s/ Tom Stewart
Name: Tom Stewart
Title: Authorized Signatory

THE SUPREME CANNABIS COMPANY, INC.

By:	/s/ James Wishart
Name: James Wishart
Title: Authorized Signatory

[Signature Page – Cover Amendment]

SUPREME CANNABIS LTD.

By:	/s/ James Wishart
Name: James Wishart
Title: Authorized Signatory

TRUVERRA INC.

By:	/s/ James Wishart
Name: James Wishart
Title: Authorized Signatory

14284585 CANADA INC.

By:	/s/ James Wishart
Name: James Wishart
Title: Authorized Signatory

[Signature Page – Cover Amendment]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent and Collateral Agent

By:	/s/ Joseph B. Feil
Name: Joseph B. Feil
Title: Vice President

[Signature Page – Cover Amendment]

KING STREET ACQUISITION COMPANY, L.L.C.

By:	King Street Capital Management, L.P.
Its Manager

By:	/s/ Bennett Kaufman
Name: Bennett Kaufman
Title: Chief Financial Officer

[Signature Page – Cover Amendment]

Schedule I

2022 Term Loan Commitments

King Street Acquisition Company, L.L.C.	$100,000,000

Exhibit A

Amended Credit Agreement

[See attached.]

CREDIT AGREEMENT

dated as of March 18, 2021,

as amended by that certain Amendment No. 1 to Credit Agreement, dated as of October 24, 2022 among

CANOPY GROWTH CORPORATION,

as Parent Borrower,

11065220 CANADA INC.,

as Co-Borrower,

THE LENDERS PARTY HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Administrative Agent and Collateral Agent

TABLE OF CONTENTS

Page
ARTICLE I Definitions		1

Section 1.01	Defined Terms	1
Section 1.02	Terms Generally	~~51~~54
Section 1.03	Timing of Payment or Performance	~~53~~56
Section 1.04	Times of Day	~~53~~56
Section 1.05	Co-Borrowers; the Administrative Borrower	~~53~~56
Section 1.06	Currency Equivalents	~~54~~57
Section 1.07	Division	~~54~~57
Section 1.08	Timing of Covenant Calculations	~~55~~57
Section 1.09	Permitted Liens..	~~55~~57

ARTICLE II The Credits		~~55~~58

Section 2.01	Commitments	~~55~~58
Section 2.02	Loans and Borrowings	~~55~~58
Section 2.03	Requests for Borrowings	~~56~~59
Section 2.04	Funding of Borrowings	~~57~~59
Section 2.05	Interest Elections	~~57~~60
Section 2.06	Termination of Commitments	~~58~~61
Section 2.07	Repayment of Loans; Evidence of Debt	~~58~~61
Section 2.08	Repayment of Loans	~~59~~62
Section 2.09	Prepayment of Loans	~~60~~63
Section 2.10	Fees	~~62~~65
Section 2.11	Interest	~~62~~66
Section 2.12	Alternate Rate of Interest	~~63~~67
Section 2.13	Increased Costs	~~64~~68
Section 2.14	Break Funding Payments	~~66~~69
Section 2.15	Taxes	~~66~~70
Section 2.16	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~68~~72
Section 2.17	Mitigation Obligations; Replacement of Lenders	~~70~~74
Section 2.18	Illegality	~~71~~75
Section 2.19	Incremental Term Loan Commitments	~~71~~75
Section 2.20	Defaulting Lender	~~76~~80

ARTICLE III Representations and Warranties		~~77~~81

Section 3.01	Organization; Powers	~~77~~81
Section 3.02	Authorization	~~77~~81
Section 3.03	Enforceability	~~77~~82
Section 3.04	Governmental Approvals	~~78~~82
Section 3.05	Financial Statements	~~78~~82
Section 3.06	No Material Adverse Effect	~~78~~82

Section 3.07	Title to Properties; Possession Under Leases	~~78~~82
Section 3.08	Subsidiaries; Joint Ventures; Equity Investees	~~79~~83
Section 3.09	Litigation; Compliance with Laws	~~79~~83
Section 3.10	Federal Reserve Regulations	~~79~~83
Section 3.11	Investment Company Act	~~79~~84
Section 3.12	Use of Proceeds	~~79~~84
Section 3.13	Tax Returns	~~80~~84
Section 3.14	No Material Misstatements	~~80~~84
Section 3.15	Employee Benefit Plans	~~81~~85
Section 3.16	Environmental Matters	~~81~~85
Section 3.17	Security Documents	~~82~~86
Section 3.18	Location of Real Property	~~83~~87
Section 3.19	Solvency	~~83~~87
Section 3.20	Labor Matters	~~84~~88
Section 3.21	Insurance	~~84~~88
Section 3.22	No Default	~~84~~88
Section 3.23	Intellectual Property; Licenses, Etc.	~~84~~88
Section 3.24	Senior Debt	~~84~~89
Section 3.25	USA PATRIOT Act; OFAC	~~84~~89
Section 3.26	Foreign Corrupt Practices Act	~~85~~90
Section 3.27	Borrower Activities	~~85~~90
Section 3.28	Compliance with Cannabis Laws	~~86~~90
Section 3.29	Chief Executive Offices; Collateral Locations	~~86~~91
Section 3.30	All Necessary Permits.	~~86~~91

ARTICLE IV Conditions of Lending		~~87~~91

Section 4.01	Conditions Precedent to Closing Date.	~~87~~91
Section 4.02	Conditions Precedent to Funding 2022 Term Loans.	94
ARTICLE V Affirmative Covenants		~~89~~96
Section 5.01	Existence; Conduct of Business; Business and Properties	~~89~~96
Section 5.02	Insurance	~~90~~97
Section 5.03	Taxes	~~91~~98
Section 5.04	Financial Statements, Reports, etc.	~~91~~98
Section 5.05	Litigation and Other Notices	~~93~~100
Section 5.06	Compliance with Laws	~~94~~101
Section 5.07	Maintaining Records; Access to Properties and Inspections	~~94~~101
Section 5.08	Compliance with Environmental Laws	~~94~~101
Section 5.09	Further Assurances; Additional Security	~~94~~101
Section 5.10	Compliance with the USA Patriot Act, Anti-Corruption Laws and Sanctions Laws; Stock Exchange Rules	~~98~~105
Section 5.11	Account Control Agreements.	~~98~~105
Section 5.12	~~Ratings~~ [Reserved]	~~99~~106
Section 5.13	Post-Closing	~~99~~106

ARTICLE VI Negative Covenants		~~99~~106

Section 6.01	Indebtedness	~~100~~107
Section 6.02	Liens	~~105~~112
Section 6.03	Sale and Lease-Back Transactions	~~110~~118
Section 6.04	Investments, Loans and Advances	~~111~~118
Section 6.05	Mergers, Consolidations, Sales of Assets and Acquisitions	~~116~~123
Section 6.06	Restricted Payments	~~119~~127
Section 6.07	Transactions with Affiliates	~~122~~130
Section 6.08	Business of the Parent Borrower and the Subsidiaries	~~124~~132
Section 6.09	Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Reorganization Transactions, etc.	~~124~~132
Section 6.10	Fiscal Year	~~127~~135
Section 6.11	Financial Covenant	~~127~~136
Section 6.12	Use of Proceeds	~~127~~136
Section 6.13	Parent Borrower and Subsidiary Activities	~~127~~136
Section 6.14	Canadian Defined Benefit Plans	~~127~~136

ARTICLE VII Events of Default		~~127~~136

Section 7.01	Events of Default	~~127~~136
Section 7.02	Treatment of Certain Payments	~~131~~140

ARTICLE VIII The Agents		~~132~~141

Section 8.01	Appointment	~~132~~141
Section 8.02	Delegation of Duties	~~133~~142
Section 8.03	Exculpatory Provisions	~~133~~142
Section 8.04	Reliance by Agents	~~135~~144
Section 8.05	Notice of Default	~~135~~144
Section 8.06	Non-Reliance on Agents and Other Lenders	~~135~~144
Section 8.07	Indemnification	~~136~~145
Section 8.08	Agent in Its Individual Capacity	~~136~~145
Section 8.09	Successor Administrative Agent	~~136~~145
Section 8.10	Security Documents and Collateral Agent	~~137~~146
Section 8.11	Right to Realize on Collateral and Enforce Guarantees	~~137~~147
Section 8.12	Withholding Tax	~~139~~148
Section 8.13	Certain ERISA Matters	~~139~~148

ARTICLE IX Miscellaneous		~~140~~149

Section 9.01	Notices; Communications	~~140~~149
Section 9.02	Survival of Agreement	~~141~~150
Section 9.03	Binding Effect	~~141~~150
Section 9.04	Successors and Assigns	~~141~~150
Section 9.05	Expenses; Indemnity	~~147~~156

Section 9.06	Right of Set-off	~~149~~158
Section 9.07	Applicable Law	~~149~~158
Section 9.08	Waivers; Amendment	~~149~~158
Section 9.09	Interest Rate Limitation	~~152~~161
Section 9.10	Entire Agreement	~~152~~162
Section 9.11	WAIVER OF JURY TRIAL	~~152~~162
Section 9.12	Severability	~~153~~162
Section 9.13	Counterparts	~~153~~162
Section 9.14	Headings	~~153~~163
Section 9.15	Jurisdiction; Consent to Service of Process	~~153~~163
Section 9.16	Confidentiality	~~154~~163
Section 9.17	Platform; Borrower Materials	~~155~~164
Section 9.18	Release of Liens and Guarantees	~~155~~165
Section 9.19	Judgment Currency	~~157~~167
Section 9.20	USA PATRIOT Act Notice	~~158~~167
Section 9.21	Affiliate Lenders.	~~158~~167
Section 9.22	Agency of the Parent Borrower for the Loan Parties	~~159~~168
Section 9.23	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~159~~168
Section 9.24	Interest Act (Canada)	~~159~~169

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of First Lien/First Lien Intercreditor Agreement
Exhibit E	Form of First Lien/Second Lien Intercreditor Agreement
Exhibit F	Form of Interest Election Request
Exhibit G	Form of Permitted Loan Purchase Assignment and Acceptance
Exhibit H	Form of Solvency Certificate
Exhibit I	Form of Closing Date Certificate
Exhibit J	Form of Intercompany Subordination Terms
Exhibit K	Permitted Loan Purchase Procedures
Exhibit L	Form of Canadian Pledge and Security Agreement
Exhibit M	Form of Guarantee Agreement
Exhibit N	Form of U.S. Pledge and Security Agreement

Schedule 1.01(A)	Mortgaged Properties
Schedule 2.01	Commitments
Schedule 3.01	Organization and Good Standing
Schedule 3.04	Governmental Approvals
Schedule 3.08(a)	Subsidiaries; Joint Ventures; Equity Investees
Schedule 3.08(b)	Subscriptions
Schedule 3.13	Taxes
Schedule 3.21	Insurance
Schedule 3.23	Intellectual Property
Schedule 3.29(a)	Chief Executive Offices
Schedule 3.29(b)	Collateral Locations
Schedule 5.13	Post-Closing Items
Schedule 6.01	Indebtedness
Schedule 6.02	Liens
Schedule 6.04	Investments
Schedule 6.05	Dispositions
Schedule 6.07	Transactions with Affiliates
Schedule 9.01	Notice Information

v

CREDIT AGREEMENT, dated as of March 18, 2021 (this “Agreement”), among CANOPY GROWTH CORPORATION, a corporation incorporated under the federal laws of Canada (the “Parent Borrower”), 11065220 Canada Inc., a corporation incorporated under the federal laws of Canada (the “Co-Borrower” and, together with the Parent Borrower, the “Borrowers” and each, a “Borrower”), the LENDERS party hereto from time to time and WILMINGTON TRUST, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and Collateral Agent (as defined below) for the Secured Parties (as defined below).

WHEREAS, the Borrowers have requested that the Lenders extend credit as set forth herein; and

WHEREAS, the Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties to this Agreement agree as follows:

ARTICLE I

Definitions

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“2022 Term Loans” shall mean any Incremental Term Loan made by a 2022 Term Loan Lender to the Borrowers pursuant to Section 2.01(b).

“2022 Term Loan Commitment” shall mean the commitment of any 2022 Term Loan Lender to make a 2022 Term Loan subject to the terms and conditions set forth herein as set forth on Schedule I attached to Amendment No. 1. The aggregate principal amount of the 2022 Term Loan Commitments as of the Amendment No. 1 Effective Date is $100,000,000.

“2022 Term Loan Expiration Date” shall mean the earliest of (a) the date on which the entire amount of the 2022 Term Loans has been drawn or the 2022 Term Loan Commitments have been terminated by the Borrowers in accordance with this Agreement, (b) the date on which the 2022 Term Loan Lenders elect to terminate their 2022 Term Loan Commitments following the occurrence of an Event of Default and (c) that date that is six months prior to the Initial Term Facility Maturity Date; provided, that in each case, that if such date is not a Business Day, then the applicable 2022 Term Loan Expiration Date shall be the immediately preceding Business Day.

“2022 Term Loan Funding Date” shall have the meaning assigned to such term in Section 4.02.

“2022 Term Loan Lender” shall have the meaning assigned to such term in Amendment No 1.

“2022 Term Loan Lender Fees” shall have the meaning assigned to such term in Section 2.10.

“ ABR” shall mean, for any day, a fluctuating rate per annum equal to the highest of (i) the Federal Funds Effective Rate in effect for such day plus 0.50%, (ii) the Prime Rate in effect on such day and (iii) the Adjusted LIBO Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%, provided that for the avoidance of doubt, the LIBO Rate for any day shall be based on the rate determined on such day at approximately 11:00 a.m. (London time) by reference to the ICE Benchmark Administration Interest Settlement Rates (or the successor thereto if the ICE Benchmark Administration is no longer making a LIBO Rate available) for deposits in Dollars (as set forth by any service selected by the Required Lenders that has been nominated by the ICE Benchmark Administration (or the successor thereto if the ICE Benchmark Administration is no longer making a LIBO Rate available) as an authorized vendor for the purpose of displaying such rates). Any change in such rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be. If the ABR is being used as an alternate rate of interest pursuant to Section 2.12 hereof, the ABR shall be the higher of clauses (i) and (ii) of this definition and shall be determined without reference to clause (c) of this definition. If at any time ABR as determined pursuant to the foregoing is below 2.00%, ABR will be deemed to be 2.00%.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“Account Control Agreement” shall mean an agreement in form and substance reasonably satisfactory to the Administrative Agent (at the direction of the Required Lenders) that provides for the Collateral Agent to have “control” (as defined in Section 9-104 of the Uniform Commercial Code or Section 8-106 of the Uniform Commercial Code, as applicable or equivalent section of the PPSA or the Securities Transfer Act, 2006 (Ontario) (“STA”); provided that if the rules governing the transfer, holding or control of securities or other financial assets or interests therein which are Collateral are governed by the laws of any jurisdiction other than the Province of Ontario, STA shall include such laws for the purpose of the provisions hereof relating to the transfer, holding and control of such Collateral or interests therein and for the definitions related to such provisions)) of Deposit Accounts or Securities Accounts, as applicable.

“Adjusted LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate in effect for such Interest Period divided by (b) one minus the Statutory Reserves applicable to such Eurocurrency Borrowing, if any; provided that if the Adjusted LIBO Rate shall be less than 1.00%, the Adjusted LIBO Rate shall be deemed to be 1.00%.

“Adjustment” shall have the meaning assigned to such term in Section 2.12.

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, together with its successors and assigns.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form supplied by the Administrative Agent.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Affiliate Lender” shall mean, at any time, any Lender that is an Affiliate of the Parent Borrower (other than any of its Subsidiaries or any Debt Fund Affiliate Lender) at such time.

“Agent Fee Letter” shall mean that certain Fee Letter dated as of the Closing Date, among the Borrowers and the Agents.

“Agent Fees” shall have the meaning assigned to such term in Section 2.10(a).

“Agents” shall mean the Administrative Agent and the Collateral Agent.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, as it may be amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time.

“Agreement Currency” shall have the meaning assigned to such term in Section 9.19.

“All-in Yield” shall mean, as to any Loans (or Pari Debt, if applicable), the yield thereon payable to all Lenders (or other lenders, as applicable) providing such Loans (or Pari Debt, if applicable), as calculated by the Parent Borrower (and certified by a Responsible Officer of the Parent Borrower in an officer’s certificate delivered to the Administrative Agent, which the Administrative Agent shall promptly make available to the Lenders), whether in the form of interest rate, margin, original issue discount, upfront fees, rate floors or otherwise; provided that (i) original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the life of such Loans (or Pari Debt, if applicable)), and (ii) “All-in Yield” shall not include arrangement, commitment, underwriting, amendment, structuring or similar fees.

“Amendment No. 1” shall mean that certain Amendment No. 1 to Credit Agreement, dated October 24, 2022, by and among the parties hereto.

“Amendment No. 1 Effective Date” shall have the meaning assigned to such term in Amendment No. 1.

“ Anti-Corruption Laws” shall have the meaning assigned to such term in Section 3.26(a).

“Anti-Money Laundering Laws” shall have the meaning assigned to such term in Section 3.25(a).

“Applicable Date” shall have the meaning assigned to such term in Section 9.08(f).

“Applicable Make-Whole Amount” shall mean, with respect to any applicable repayment or prepayment of outstanding Initial Term Loans or 2022 Term Loans, an amount, as calculated by the Parent Borrower (and certified by a Responsible Officer of the Parent Borrower in an officer’s certificate delivered to the Administrative Agent, which the Administrative shall promptly make available to the Lenders), equal to the greater of (I) 1.00% of the aggregate principal amount of the Initial Term Loans or 2022 Term Loans to be so repaid or prepaid and (II) the excess of (x) the present value of (i) the repayment or prepayment price of such Initial Term Loans or 2022 Term Loans at the First Call Date (as set forth in Section 2.09(c)) plus (ii) all scheduled interest payments (calculated on the basis of the interest rate with respect to the Loans (without giving effect to the application of the proviso in (i) the definition of “Applicable Margin” or (ii) Section 5.12) that is in effect on the date of such repayment or prepayment and on the basis of actual days elapsed over a year of three hundred sixty-five (365) days) due on such Initial Term Loans or 2022 Term Loans up to and including the First Call Date (excluding any accrued and unpaid interest up to, but excluding, the repayment or prepayment date), computed using a discount rate equal to the Treasury Rate three Business Days prior to such repayment or prepayment date plus 50 basis points, over (y) the aggregate principal amount of the Initial Term Loans or 2022 Term Loans to be so repaid or prepaid.

“Applicable Margin” shall mean, subject to Section 5.12, for any day (i) with respect to any Initial Term Loan and 2022 Term Loans, 8.50% per annum in the case of any Eurocurrency Loan and 7.50% per annum in the case of any ABR Loan and (ii) with respect to any other Other Term Loan, the “Applicable Margin” set forth in the Incremental Assumption Agreement relating thereto; provided that at any time the common Equity Interests of the Parent Borrower (or any Parent Entity) fail to remain listed on at least two of the Toronto Stock Exchange, NASDAQ and the New York Stock Exchange (such event, a “Delisting Event”), the Applicable Margin shall increase by (x) 1.00% on the date that is ninety (90) days following the date of such Delisting Event and (y) an additional 1.00% on each twelve month anniversary of the Delisting Event, in each case unless and until the common Equity Interests of the Parent Borrower (or any Parent Entity) become listed on at least two of the Toronto Stock Exchange, NASDAQ and the New York Stock Exchange (such event, a “Relisting Event”). Any increases in the Applicable Margin pursuant to the proviso of the preceding sentence shall revert to the initial Applicable Margin upon the occurrence of a Relisting Event. Upon the occurrence of a Relisting Event, the Parent Borrower shall provide prompt written notice thereof to the Administrative Agent, which notice shall set forth the date from which the initial Applicable Margin shall again apply.

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b)(ii).

“Asset Sale” shall mean any loss, damage, destruction or condemnation of, or any Disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property other than to the Collateral Agent for the benefit of the Secured Parties) to any person of, any asset or assets of the Parent Borrower or any Subsidiary.

“Assignee” shall have the meaning assigned to such term in Section 9.04(b)(i).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Parent Borrower (if required by Section 9.04), in the form of Exhibit A or such other form (including electronic documentation generated by use of an electronic platform) as shall be approved by the Administrative Agent and reasonably satisfactory to the Parent Borrower.

“Assignor” shall have the meaning assigned to such term in Section 9.04(g).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolutions of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership of the Parent Borrower as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. §1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“BioSteel” shall mean (i) BioSteel Sports Nutrition, Inc., a corporation duly incorporated under the laws of Canada, together with its successors in interest, and (ii) any Person that has no material assets other than Equity Interests in the entity or entities described in clause (i).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean, as to any person, the board of directors or other governing body of such person, or if such person is owned or managed by a single entity, the board of directors or other governing body of such entity.

“Bona Fide Debt Fund” shall have the meaning assigned to such term in the definition of the “Disqualified Lender.”

“Borrower” and “Borrowers” shall have the meanings assigned to such terms in the introductory paragraph of this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.17(a).

“Borrowing” shall mean a group of Loans of a single Type under a single Facility, and made on a single date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Date” shall have the meaning assigned to such term in Section 2.03.

“Borrowing Minimum” shall mean (a) in the case of Eurocurrency Loans, $1,000,000 and (b) in the case of ABR Loans, $1,000,000.

“Borrowing Multiple” shall mean (a) in the case of Eurocurrency Loans, $100,000 and (b) in the case of ABR Loans, $100,000.

“Borrowing Request” shall mean a request by the applicable Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B or another form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent).

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Toronto, Ontario are authorized or required by law to remain closed; provided that when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in Dollars in the London interbank market.

“Canadian Defined Benefit Plan” shall mean any Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Canadian Intellectual Property Security Agreements” shall mean a short-form patent security agreement substantially in the form of Exhibit II to the Canadian Pledge and Security Agreement with respect to Patents registered in Canada, a short-form copyright security agreement substantially in the form of Exhibit II to the Canadian Pledge and Security Agreement with respect to Copyrights registered in Canada or a short-form trademark security agreement substantially in the form of Exhibit II to the Canadian Pledge and Security Agreement with respect to Trademarks registered in Canada, or otherwise in form and substance reasonably satisfactory to the Required Lenders or as may be reasonably necessary under the laws of Canada to perfect or protect the Collateral Agent’s security interest for the benefit of the Secured Parties, as applicable, in each case for filing or recording in the Canadian Intellectual Property Office, memorializing and recording the encumbrance of such Patents, Copyrights or Trademarks, as applicable.

“Canadian Loan Party” means any Loan Party organized under the laws of Canada, or any province or territory thereof.

“Canadian Pension Event” shall mean the occurrence of any of the following: (i) there is a failure to make any required contributions to the fund of a Canadian Pension Plan by the Parent Borrower or any Subsidiary; (ii) the withdrawal of the Parent Borrower or any Subsidiary from a “multi-employer plan” as defined in regulation 8500(1) to the Income Tax Act (Canada) where any additional contributions by the Parent Borrower, or any Subsidiary are triggered by such withdrawal; (iii) any statutory deemed trust or Lien arises in connection with a Canadian Pension Plan or (iv) an event respecting any Canadian Pension Plan occurs which could reasonably be expected to result in the revocation of the registration of such Canadian Pension Plan or to adversely affect the tax status of any such Canadian Pension Plan.

“Canadian Pension Plan” shall mean any Foreign Pension Plan that is a “registered pension plan” as defined in subsection 248(1) of the Income Tax Act (Canada), whether existing on the Closing Date or which would be considered a Canadian Pension Plan thereafter.

“Canadian Pledge and Security Agreement” shall mean the Pledge and Security Agreement, governed by the law of Province of Ontario and the federal laws of Canada applicable in the Province of Ontario, dated as of the Closing Date, substantially in the form attached hereto as Exhibit L, and as it may be amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time, among the Canadian Loan Parties and the Collateral Agent.

“Canadian Security Agreements” shall mean, collectively, the Canadian Pledge and Security Agreement, the Canadian Intellectual Property Security Agreements, and each other Canadian general security agreement, mortgage, charge, deed of trust, deed of hypothec, pledge agreement and supplemented executed and delivered pursuant to Sections 5.09 and 5.13, in each case, as it may be amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time.

“Cannabis” shall mean any of the following:

(a) any plant or seed, whether live or dead, from any species or subspecies of genus Cannabis, including Cannabis sativa, Cannabis indica and Cannabis ruderalis, Marijuana and any part, whether live or dead, of the plant or seed thereof, including any stalk, branch, root, leaf, flower, or trichome;

(b) any material obtained, extracted, isolated, or purified from the plant or seed or the parts contemplated by clause (a) of this definition, including any oil, cannabinoid, terpene, genetic material or any combination thereof;

(c) any organism engineered to biosynthetically produce the material contemplated by clause (b) of this definition, including any micro-organism engineered for such purpose;

(d) any biologically or chemically synthesized version of the material contemplated by clause (b) of this definition or any analog thereof, including any product made by any organism contemplated by clause (c) of this definition; and

(e) any other meaning ascribed to the term “cannabis” under United States or Canadian Cannabis Laws.

“Cannabis Act” means an act respecting cannabis and to amend the Controlled Drugs and Substances Act, the Criminal Code and other Acts, S.C. 2018, c. 16, as amended from time to time.

“Cannabis Activities” means any activities, including advertising or promotional activities, relating to or in connection with (i) the possession, importation, exportation, cultivation, production, purchase, testing, distribution or sale of Cannabis; (ii) the design and engineering of Cannabis facilities; or (iii) consulting activities relating to any of the foregoing.

“Cannabis Authorizations” shall have the meaning assigned to such term in Section 3.28.

“Cannabis Laws” means Requirements of Law with respect to Cannabis Activities (i.e. excluding Requirements of Law of general application), including the Cannabis Act, Cannabis Regulations, the Controlled Drugs and Substances Act (Canada) and the Controlled Substances Act (United States), but excluding requirements in the organizational documents of any person.

“Cannabis Regulations” means Cannabis regulations under the Cannabis Act, as amended from time to time, and all other regulations made from time to time under any other applicable legislation in any applicable jurisdiction with respect to Cannabis Activities.

“Capitalized Lease Obligations” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease or a finance lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that obligations of the Parent Borrower or its Subsidiaries, or of a special purpose or other entity not consolidated with the Parent Borrower and its Subsidiaries, either existing on the Closing Date or created thereafter that (a) initially were not included on the consolidated balance sheet of the Parent Borrower and its Subsidiaries as capital lease obligations or finance lease obligations and were subsequently recharacterized as capital lease obligations or finance lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Parent Borrower and its Subsidiaries were required to be characterized as capital lease obligations or finance lease obligations upon such consolidation, in either case, due to a change in accounting treatment or otherwise, or (b) did not exist on the Closing Date and were required to be characterized as capital lease obligations or finance lease obligations but would not have been required to be treated as capital lease obligations or finance lease obligations on the Closing Date had they existed at that time, shall for all purposes not be treated as Capitalized Lease Obligations or Indebtedness.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a person during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in accordance with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such person and its subsidiaries.

“Captive Insurance Subsidiary” means any Subsidiary (a) that is a regulated insurance company established and operated for the purpose of insuring the businesses or properties owned or operated by the Parent Borrower and its Subsidiaries and (b) conducting any activities or business incidental thereto (it being understood and agreed that activities that are relevant or appropriate to qualify as an insurance company in accordance with applicable Requirements of Law shall be considered “activities or business incidental thereto”).

“Cash Management Agreement” shall mean any agreement to provide to the Parent Borrower or any Subsidiary cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, purchasing and commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, foreign exchange facilities, merchant services and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

A “Change in Control” shall be deemed to occur if:

(a) any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such person, entity or “group” and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders (or any holding company parent of the Parent Borrower owned directly or indirectly by the Permitted Holders), shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of voting power of the outstanding Voting Shares of the Parent Borrower having more than 50% of the ordinary voting power for the election of directors of the Parent Borrower;

(b) individuals who on the Closing Date constituted the Boards of Directors of the Parent Borrower, together with any new directors whose election by the Boards of Directors or whose nomination for election by the holders of the Voting Stock of any of such entities was approved by a majority of the directors then still in office who were either directors or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Boards of Directors of the Parent Borrower then in office;

(c) a “Change in Control” (as defined in any indenture, credit agreement or other governing document in respect of any Indebtedness constituting Material Indebtedness) shall have occurred; or

(d) except as permitted by Section 6.05(p), the Co-Borrower ceases to be a Wholly Owned Subsidiary of the Parent Borrower.

“Change in Law” shall mean (a) the adoption of any law, treaty, rule or regulation after the Closing Date, (b) any change in law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any Lending Office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives under or issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto and (y) all requests, rules, guidelines or directives promulgated under or in connection with, all interpretations and applications of, or any compliance by a Lender with any request or directive relating to International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case under clauses (x) and (y) be deemed to be a “Change in Law”, but only to the extent a Lender is imposing applicable increased costs or costs in connection with capital adequacy or liquidity requirements similar to those described in clauses (a) and (b) of Section 2.13 generally on other borrowers of loans under United States of America term loan credit facilities.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Class” shall mean, (a) when used in respect of any Loan or Borrowing, whether such Loan or the Loans comprising such Borrowing are Initial Term Loans or Other Term Loans; and (b) when used in respect of any Commitment, whether such Commitment is in respect of a commitment to make Initial Term Loans or Other Term Loans. Other Term Loans that have different terms and conditions (together with the Commitments in respect thereof) from the Initial Term Loans or from other Other Term Loans shall each be construed to be in separate and distinct Classes.

“Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“Closing Date” shall have the meaning assigned to such term in Section 4.02.

“Co-Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean all the “Collateral” (or equivalent term) as defined in any Security Document and shall also include the Mortgaged Properties and all other property that is subject to (or required or intended to be subject to) any Lien in favor of the Administrative Agent, the Collateral Agent or the Lender for the benefit of the Secured Parties pursuant to any Security Document.

“Collateral Agent” shall mean the Administrative Agent acting as collateral agent for the Secured Parties, together with its successors and permitted assigns in such capacity.

“Collateral and Guarantee Requirement” shall mean the requirement that (in each case subject to the last paragraph of Section 4.01, Sections 5.09(c), (d), (e), (g) and (h), Section 5.11, Section 5.13 and Schedule 5.13):

(a) on the Closing Date, the Collateral Agent shall have received (i) from each U.S. Loan Party, a counterpart of the U.S. Pledge and Security Agreement and each other U.S. Security Agreement (including each U.S. Intellectual Property Security Agreement), in each case duly executed and delivered on behalf of such person, (ii) from the Parent Borrower, the Co-Borrower and each other Canadian Loan Party, a counterpart of the Canadian Pledge and Security Agreement and each other Canadian Security Agreement (including each Canadian Intellectual Property Security Agreement), in each case duly executed and delivered on behalf of such person and (iii) from each Guarantor, a counterpart of the Guarantee Agreement, in each case duly executed and delivered on behalf of such person;

(b) on the Closing Date, (i)(x) all outstanding Equity Interests directly owned by the Loan Parties, other than Excluded Securities, and (y) all Indebtedness owing to any Loan Party, other than Excluded Securities, shall have been pledged pursuant to the applicable Security Document, and (ii) the Collateral Agent shall have received certificates or other instruments (if any) representing such Equity Interests, and any notes or other instruments, in each case required to be delivered pursuant to the applicable Security Document, together with stock transfer powers, note powers or other instruments of transfer (if any) with respect thereto endorsed in blank (to the extent applicable);

(c) in the case of any person that becomes (or that is required to become) a Subsidiary Loan Party after the Closing Date, the Collateral Agent shall have received (i) supplements to the U.S. Pledge and Security Agreement or the Canadian Pledge and Security Agreement, as applicable, and the Guarantee Agreement and (ii) a supplement or counterpart to each other applicable Security Document in the form specified therefor, in each case duly executed and delivered on behalf of such Subsidiary Loan Party;

(d) after the Closing Date, (x) all outstanding Equity Interests of any person that becomes a Subsidiary Loan Party after the Closing Date that are directly owned by a Loan Party and (y) subject to Section 5.09(g), all Equity Interests directly acquired by a Loan Party after the Closing Date, other than Excluded Securities, shall have been pledged pursuant to the applicable Security Document and the certificates representing such Equity Interests, together with stock transfer powers or other instruments of transfer (if any) with respect thereto endorsed in blank (to the extent applicable);

(e) except as otherwise contemplated by this Agreement or any Security Document, all documents and instruments, including Uniform Commercial Code financing statements or PPSA financing statements, and filings with the United States Copyright Office, the United States Patent and Trademark Office or the Canadian Intellectual Property Office, and all other actions reasonably requested by the Administrative Agent (acting at the direction of the Required Lenders) (including those required by applicable Requirements of Law) or otherwise required pursuant to the Security Documents to be delivered, filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been delivered, filed, registered or recorded or delivered for filing, registration or the recording prior to, concurrently with, or promptly following, the execution and delivery of each such Security Document;

(f) within the time periods set forth in Section 5.09 or Section 5.13 (as applicable) with respect to each Mortgaged Property encumbered pursuant to said Section 5.09 or Section 5.13 (as applicable), the Collateral Agent shall have received (i) counterparts of each Mortgage to be entered into with respect to each such Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property and suitable for registration, recording or filing in all registry, filing or recording offices that the Administrative Agent (at the direction of the Required Lenders) may reasonably deem necessary or desirable in order to create a valid enforceable first ranking Lien (subject to Permitted Liens) subject to no other Liens except Permitted Liens, at the time of recordation thereof, in favor of the Collateral Agent for the benefit of the Secured Parties (with all filing, documentary, stamp, intangible, and recording taxes and other fees in connection therewith having been paid), (ii) an opinion of counsel regarding the enforceability, due authorization, execution and delivery of such Mortgage and such other matters customarily covered in real estate counsel opinions as the Administrative Agent (at the direction of the Required Lenders) may reasonably request, in form and substance reasonably acceptable to the Required Lenders, (iii) with respect to each such Mortgaged Property located in the United States of America, the Flood Documentation and with respect to each such Mortgaged Property located in Canada, if applicable, a satisfactory response from the applicable conservation or similar authority, (iv) with respect to each such Mortgage encumbering Mortgaged Property located in Canada, such documents as are customarily delivered to the secured party in connection with a Mortgage granted in Canada, (v) copies of any recently completed environmental site assessment reports and (vi) such other documents as the Administrative Agent (at the direction of the Required Lenders) may reasonably request that are available to the Borrowers without material expense with respect to any such Mortgage or Mortgaged Property;

(g) within the time periods set forth in Section 5.09 or Section 5.13 (as applicable) with respect to each Mortgaged Property encumbered pursuant to said Section 5.09 or Section 5.13 (as applicable), the Collateral Agent shall have received (i) a policy or policies or marked up unconditional binder of title insurance paid for by the Borrowers, issued by a nationally recognized title insurance company insuring the Lien of the Mortgage as a valid and enforceable first ranking Lien (subject to Permitted Liens) on such Mortgaged Property described therein, free of any other Liens except Permitted Liens, together with such endorsements, coinsurance and reinsurance as the Administrative Agent (at the direction of the Required Lenders) may reasonably request and which are available at commercially reasonable rates in the jurisdiction where the applicable Mortgaged Property is located (each, a “Mortgage Policy”) and (ii) a survey (including all improvements, easements and other customary matters thereon reasonably required by the Administrative Agent (at the direction of the Required Lenders)), as applicable, for which all necessary fees (where applicable) have been paid, which is (A) in respect of Mortgaged Property in the United States only, complying in all material respects with the minimum detail requirements of the National Society of Professional Surveyors or other similar applicable person as such requirements are in effect on the date of preparation of such survey; (B) in respect of Mortgaged Property in Canada, complying in all material respects with the minimum detail requirements of the applicable property survey legislation and prepared by a licensed land surveyor or other similar applicable person as such requirements are in effect on the date of preparation of such survey; and (C) sufficient for such title insurance company to remove all standard survey exceptions from the Mortgage Policy relating to such Mortgaged Property and issue the customary survey related endorsements; or (in the case of each of subclauses (A) through (C)) otherwise reasonably acceptable to the Administrative Agent (at the direction of the Required Lenders);

(h) the Collateral Agent shall have received evidence of the insurance required by the terms of Section 5.02 hereof delivered within the time periods set forth on Schedule 5.13;

(i) after the Closing Date, the Collateral Agent shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 5.09, Section 5.11, Section 5.13 or Schedule 5.13 or any Security Document and (ii) upon reasonable request by any Agent, evidence of compliance with any other requirements of Section 5.09, Section 5.11, Section 5.13 or Schedule 5.13; and

(j) the Equity Interests in Exempted Subsidiaries owned on or acquired after the Closing Date shall at all times be held by a Loan Party.

“Commitments” shall mean the commitment of a Lender to make Loans, including Initial Term Loans and/or Other Term Loans (including the 2022 Term Loan Commitments).

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” shall mean a certificate from a Financial Officer of the Parent Borrower substantially in the form of Exhibit C or such other form that the Administrative Agent (at the direction of the Required Lenders) approves in its sole discretion.

“Conduit Lender” shall mean any special purpose entity organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Sections 2.13, 2.14, 2.15 or 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender unless the designation of such Conduit Lender is made following the occurrence of an Event of Default with the prior written consent of the Parent Borrower (not to be unreasonably withheld, conditioned or delayed), which consent shall specify that it is being made pursuant to the proviso in the definition of “Conduit Lender” and provided that the designating Lender provides such information as the Parent Borrower reasonably requests in order for the Parent Borrower to determine whether to provide its consent or (b) be deemed to have any Commitment.

“Consolidated Debt” at any date shall mean the sum of (without duplication) all Indebtedness (other than letters of credit or bank guarantees, to the extent undrawn) consisting of Indebtedness of the type described in clauses (a), (b), (e), (g) (in respect of funded amounts that are not reimbursed), (h) (in respect of funded amounts that are not reimbursed) and (i) (in respect of Indebtedness of the type described in clauses (a), (b), (e), (g) and (h) only) of the definition thereof of the Parent Borrower and the Subsidiaries determined on a consolidated basis on such date in accordance with GAAP.

“Consolidated Net Income” shall mean, with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis; provided that, without duplication,

(i) any net after-tax extraordinary, exceptional, nonrecurring or unusual gains or losses or income or expense or charge (less all fees and expenses relating thereto), any severance, relocation or other restructuring expenses (including any cost or expense related to employment of terminated employees), any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to closing costs, rebranding costs, curtailments or modifications to pension and postretirement employee benefit plans, excess pension charges, acquisition integration costs, opening costs and expenses and pre-opening costs and expenses, recruiting costs, signing, retention or completion bonuses, and expenses or charges related to any offering of Equity Interests or debt securities of the Parent Borrower or any Parent Entity, any Investment, acquisition, Disposition, recapitalization or incurrence, issuance, repayment, repurchase, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses or charges related to the Transactions (including any costs relating to auditing prior periods, any transition-related expenses, and Transaction Expenses incurred before, on or after the Closing Date), in each case, shall be excluded,

(ii) any net after-tax income or loss from Disposed of, abandoned, closed or discontinued operations or fixed assets or assets held for sale and any net after-tax gain or loss on the Dispositions of Disposed of, abandoned, closed or discontinued operations or fixed assets shall be excluded,

(iii) any net after-tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business Dispositions or asset Dispositions other than in the ordinary course of business (as determined in good faith by the management of the Parent Borrower) shall be excluded,

(iv) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment or buy-back of indebtedness, Hedging Agreements or other derivative instruments shall be excluded,

(v) (A) the Net Income for such period of any person that is not a Subsidiary of such person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a Subsidiary thereof (other than an Unrestricted Subsidiary of such referent person) in respect of such period and (B) the Net Income for such period shall include any dividend, distribution or other payment in cash (or to the extent converted into cash) received by the referent person or a Subsidiary thereof (other than an Unrestricted Subsidiary of such referent person) from any person in excess of, but without duplication of, the amounts included in subclause (A),

(vi) the cumulative effect of a change in accounting principles during such period shall be excluded,

(vii) non-cash charges or expenses due to purchase accounting adjustments (including the effects of such adjustments pushed down to such person and its subsidiaries and including the effects of adjustments to (A) deferred rent, (B) Capitalized Lease Obligations or other obligations or deferrals attributable to capital spending funds with suppliers, (C) any deferrals of revenue or reductions in deferred revenue and their effects in subsequent periods and (D) the carrying value of inventory, liabilities, investments or work in progress) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(viii) any impairment charges or asset write-offs or write-downs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments arising pursuant to GAAP, shall be excluded,

(ix) any (a) non-cash compensation charge, (b) non-cash costs or expenses realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of shares, stock appreciation or similar rights, stock options, restricted shares, preferred shares or other rights or (c) actuarial gains and losses related to pension or benefit programs shall, in each case, be excluded,

(x) accruals and reserves that are established or adjusted within twelve months after the Closing Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded,

(xi) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretation shall be excluded,

(xii) any non-cash charges for deferred tax asset valuation allowances shall be excluded,

(xiii) any gain, loss, income, expense or charge resulting from any change in inventory accounting method shall be excluded,

(xiv) Capitalized Software Expenditures shall be excluded,

(xv) any currency translation or transaction gains and losses related to currency re-measurements, and any net loss or gain resulting from Hedging Agreements for currency exchange risk, shall be excluded,

(xvi) any deductions attributable to minority interests shall be excluded,

(xvii) without duplication, an amount equal to the amount of tax distributions actually made to any parent or equity holder of such person in respect of such period in accordance with Section 6.06(b) shall be included as though such amounts had been paid as income taxes directly by such person for such period,

(xviii) (A) to the extent covered by insurance and actually reimbursed, or, so long as such person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (x) not denied by the applicable carrier in writing within 180 days and (y) in fact reimbursed within 365 days following the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; and (B) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period) but only to the extent that such amounts (x) have not been denied by the applicable insurance carrier and (y) are in fact received within 365 days following the date of such event or business interruption (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days),

(xix) any non-cash charges or non-cash interest expense related to convertible instruments and equity derivatives under the applicable standard under GAAP shall be excluded,

(xx) any gains, losses, expenses or charges resulting from the settlement, unwinding or early termination of hedging, option, warrant or other derivative transactions (including, without limitation, with respect to Hedging Agreements or offerings of convertible instruments and related derivatives) shall be excluded,

(xxi) any gains, losses, expenses or charges related to any deferred financing costs and original issue discounts amortized or written off, any premiums and prepayment penalties, breakage costs, other related fees, expenses or reserves paid or recorded in connection with any financing, refinancing, retirement, repayment, prepayment, assumption, forgiveness or other retirement of Indebtedness, including the expensing of bridge, commitment and other financing costs, and any fees, expenses, charges or change in control payments related to such transactions shall be excluded, and

(xxii) business optimization expenses and other restructuring charges or reserves (which, for the avoidance of doubt, shall include the effect of inventory optimization programs, facility, branch, office or business unit closures or consolidations, retention, severance, relocation, systems establishments, contract terminations and future lease commitments) shall be excluded.

“Consolidated Total Assets” shall mean, as of any date of determination, the total assets of the Parent Borrower and the consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP, as reflected in the consolidated balance sheet of the Parent Borrower as of the last day of the fiscal quarter most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 4.01(n), 5.04(a) or 5.04(b), as applicable, calculated on a Pro Forma Basis; provided that, for greater certainty, in no event shall any amount attributable to an acquired intangible asset, when aggregated with the other tangible and intangible assets acquired concurrently therewith, exceed the total consideration paid or payable in connection with the relevant acquisition.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Controlled Account” shall mean any bank account of any Loan Party that is located in the United States of America or Canada and that is required to be subject to an Account Control Agreement pursuant to Section 5.11(a).

“Controlled Substances Act” means the Controlled Substances Act (21 U.S.C. Sections 801 et seq.), as amended from time to time, and any successor statute.

“Control Triggering Event” shall occur at any time that an Event of Default shall have occurred and be continuing. Once occurred, a Control Triggering Event shall be deemed to be continuing until no Event of Default shall be continuing.

“Convertible Senior Notes” means those certain 4.25% convertible senior notes due 2023 in an aggregate principal amount of CAD$600,000,000 issued by the Parent Borrower pursuant to that certain Indenture dated as of June 20, 2018, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, among the Parent Borrower, as Issuer, GLAS Trust Company LLC, as U.S. Trustee, and Computershare Trust Company of Canada, as Canadian Trustee.

“Copyrights” shall mean all copyright rights in any works protectable under copyright laws of any jurisdiction worldwide and all copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof and all other rights whatsoever accruing thereunder or pertaining thereto.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Cumulative Credit” shall mean, at any date, an amount determined on a cumulative basis equal to, without duplication:

(a) $100,000,000, plus

(b) from and after the fiscal year commencing on or about April 1, 2023, an amount not less than zero in the aggregate equal to 50% of the Consolidated Net Income of the Parent Borrower for the period (taken as one accounting period) from the beginning of such fiscal year to the end of the Parent Borrower’s most recently ended fiscal quarter for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b), as applicable (or, if such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus

(c) the aggregate amount of any Declined Proceeds, plus

(d) (i) the cumulative amount of proceeds (including cash and the fair market value (as determined in good faith by the Parent Borrower) of property other than cash) from the sale of Equity Interests of the Parent Borrower or any Parent Entity after the Closing Date and on or prior to such time (including upon exercise of warrants or options), which proceeds have been contributed as common equity to the capital of the Parent Borrower, and (ii) common Equity Interests of the Parent Borrower or any Parent Entity issued upon conversion of Indebtedness (other than any Junior Financing) of the Parent Borrower or any Subsidiary owed to a person other than the Parent Borrower or a Subsidiary; provided that this clause (d) shall exclude Excluded Contributions, sales of Equity Interests financed as contemplated by Section 6.04(e) or used as described in clause (ix) of the definition of “EBITDA” and any amount used to incur Indebtedness under Section 6.01(l), plus

(e) 100% of the aggregate amount of contributions as common equity to the capital of the Parent Borrower received in cash (and the fair market value (as determined in good faith by the Parent Borrower) of property other than cash) after the Closing Date (subject to the same exclusions as are applicable to clause (d) above); plus

(f) 100% of the aggregate principal amount of any Indebtedness (including the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock) of the Parent Borrower or any Subsidiary thereof issued after the Closing Date (other than Indebtedness issued to a Subsidiary), which has been converted into or exchanged for Equity Interests (other than Disqualified Stock) in the Parent Borrower or any Parent Entity, plus

(g) [reserved]

(i) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Parent Borrower or any Subsidiary in respect of any Investments made pursuant to Section 6.04(j)(Y), minus

(j) any amounts thereof used to make Investments pursuant to Section 6.04(j)(Y) after the Closing Date prior to such time, minus

(k) any amounts thereof used to make Restricted Payments pursuant to Section 6.06(e) after the Closing Date prior to such time.

“Debt Fund Affiliate Lender” shall mean an Affiliate Lender that is a bona fide debt fund primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds or similar extensions of credit or securities and the investment decisions of which are not controlled by an Affiliate of the Parent Borrower.

“Debtor Relief Laws” shall mean the U.S. Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America, Canada or other applicable jurisdictions from time to time in effect.

“Declined Proceeds” shall have the meaning assigned to such term in Section 2.08(b)(i).

“Declining Lender” shall have the meaning assigned to such term in Section 2.08(b)(i).

“Deemed Date” shall have the meaning assigned to such term in Section 6.01.

“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” shall mean, subject to Section 2.20, any Lender that (a) has failed to

(i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Parent Borrower or the Administrative Agent in writing that it does not intend or expect to comply with its funding obligations hereunder or generally under other agreements in which it commits to extend credit, or has made a public statement to that effect, (c) has failed, within three Business Days after written request by the Administrative Agent or the Parent Borrower, to confirm in writing to the Administrative Agent and the Parent Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Parent Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20) upon delivery of written notice of such determination to the Parent Borrower and each Lender.

“Delaware Divided LLC” shall mean any limited liability company which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC Division” shall mean the statutory division of any limited liability company into two or more limited liability companies pursuant to Section 18-217 of the Delaware Limited Liability Company Act or a comparable provision of any other Requirement of Law.

“Deposit Account” shall mean a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Designated Non-Cash Consideration” shall mean the fair market value (as determined in good faith by the Parent Borrower) of non-cash consideration received by the Parent Borrower or one of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Parent Borrower, setting forth such valuation, less the amount of cash or Permitted Investments received in connection with a subsequent disposition of such Designated Non-Cash Consideration.

“Disinterested Director” shall mean, with respect to any person and transaction, a member of the Board of Directors of such person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Dispose” or “Disposed of” shall mean to convey, sell, lease, sublease, license, sell and leaseback, assign, farm-out, transfer or otherwise dispose of any property, business or asset (including to dispose of any property, business or asset to a Delaware Divided LLC pursuant to a Delaware LLC Division). The term “Disposition” shall have a correlative meaning to the foregoing.

“Disqualified Lender” shall mean collectively, (i) competitors of the Parent Borrower or any of its Subsidiaries specified to the Administrative Agent by the Parent Borrower in writing from time to time, (ii) certain banks, financial institutions, other institutional lenders and other entities that have been specified to the Administrative Agent by the Parent Borrower in writing on or prior to the Closing Date and (iii) in each case of clauses (i) and (ii) above (the “Primary Disqualified Lender”), any of such Primary Disqualified Lender’s known Affiliates readily identifiable by the similarity of its name to the Primary Disqualified Lenders, but excluding any Affiliate that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Primary Disqualified Lender does not, and does not possess the power to, directly or indirectly, direct or cause the direction of the investment policies of such entity (each, a “Bona

Fide Debt Fund”); provided that the Parent Borrower, upon reasonable notice to the Administrative Agent, shall be permitted to supplement in writing (including by e-mail or other electronic transmission) the list of persons that are Disqualified Lenders to the extent such supplemented person is or becomes a competitor or an Affiliate of a competitor of the Parent Borrower or any of its Subsidiaries (other than a Bona Fide Debt Fund); it being understood that, notwithstanding anything herein to the contrary, in no event shall an update or supplement to the list of Disqualified Lenders apply retroactively to disqualify any parties that have previously acquired Commitments, Loans or participations, but upon the effectiveness of such supplement (which shall occur one Business Day following receipt by the Administrative Agent of such supplement) any such entity may not acquire any additional Commitments, Loans or participations.

“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date in effect at the time of issuance thereof (provided that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of the Parent Borrower or its Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Parent Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollars” or “$” shall mean lawful money of the United States of America.

“EBITDA” shall mean, with respect to the Parent Borrower and its Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Parent Borrower and its Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (xv) (but not subclause (xvi) of this clause (a)) reduced such Consolidated Net Income (and were not excluded therefrom) for the respective period for which EBITDA is being determined):

(i) provision for Taxes based on income, profits or capital of the Parent Borrower and its Subsidiaries for such period, including, without limitation, state, provincial, territorial, federal, franchise and similar Taxes and foreign withholding Taxes (including penalties and interest related to taxes or arising from tax examinations), including any distributions pursuant to Section 6.06(b) in respect thereof,

(ii) Fixed Charges of the Parent Borrower and its Subsidiaries for such period (and, to the extent not included in Fixed Charges, costs of surety bonds) in connection with financing activities, together with items excluded from the definition of “Interest Expense” pursuant to clause (a) thereof,

(iii) depreciation and amortization expenses of the Parent Borrower and its Subsidiaries for such period including the amortization of intangible assets, deferred financing fees, original issue discount and Capitalized Software Expenditures, amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits,

(iv) [reserved],

(v) any other non-cash charges; provided that for purposes of this subclause (v) of this clause (a), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made (but excluding, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period),

(vi) [reserved],

(vii) [reserved],

(viii) [reserved],

(ix) any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Parent Borrower or net cash proceeds of an issuance of Equity Interests of the Parent Borrower (other than Disqualified Stock) or the Equity Interests of any Parent Entity that are contributed to the Parent Borrower,

(x) [reserved],

(xi) [reserved],

(xii) [reserved],

(xiii) with respect to any joint venture that is not a Subsidiary and solely to the extent relating to any net income referred to in clause (v) of the definition of “Consolidated Net Income”, an amount equal to the proportion of those items described in subclauses (i) and (ii) above relating to such joint venture corresponding to the Parent Borrower’s and the Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Subsidiary),

(xiv) [reserved],

(xv) [reserved], and

(xvi) the full pro forma “run rate” cost savings (including sourcing), operating expense reductions, operating improvements and synergies (net of actual amounts realized) that are reasonably identifiable and factually supportable and projected by the Parent Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken and benefits realized or expected to be realized (in the good faith determination of the Parent Borrower, as certified by a chief financial officer, treasurer or equivalent officer of such Person) within eighteen (18) months following the event giving rise thereto related to permitted acquisitions, Investments, Dispositions, operating improvements, restructurings, cost saving initiatives and other similar initiatives and/or specified transactions; provided that that such “run rate” cost savings, operating expense reductions, operating improvements and synergies added back pursuant to this clause (a)(xvi), together with the adjustments made in respect clause (ii) of the definition of “Pro Forma Basis,” in any period of four consecutive fiscal quarters shall not exceed an aggregate amount equal to 20% of EBITDA, calculated prior giving effect to this clause (a)(xvi) and such adjustments pursuant to clause (ii) of the definition of “Pro Forma Basis”, for such period of four consecutive fiscal quarters determined on a Pro Forma Basis;

minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined), non-cash items increasing Consolidated Net Income of the Parent Borrower and its Subsidiaries for such period (but excluding any such items (A) in respect of which cash was received in a prior period or (B) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period)

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Employee Benefit Plan” shall mean an “employee benefit plan” as defined in Section 3(3) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed to by, the Parent Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates, or with respect to which such entities could reasonably be expected to have any liability.

“EMU Legislation” shall mean the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Laws” shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, binding agreements, decrees or judgments, promulgated or entered into by or with any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the generation, use, transport, treatment, storage, disposal, management, Release or threatened Release of, or exposure to, any Hazardous Material or to public or employee health and safety matters (to the extent relating to the Environment or Hazardous Materials).

“Environmental Permits” shall have the meaning assigned to such term in Section 3.16.

“Equity Interests” of any person shall mean any and all shares, units, interests, rights to purchase or otherwise acquire, warrants, options, participations, or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred shares, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Parent Borrower or a Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (e) the incurrence by the Parent Borrower, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (f) the receipt by the Parent Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the complete or partial withdrawal of the Parent Borrower, a Subsidiary or any ERISA Affiliate from any Plan or Multiemployer Plan, if there is any potential liability therefor; (h) the receipt by the Parent Borrower, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent Borrower, a Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (j) the withdrawal of any of the Parent Borrower, a Subsidiary or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (k) the imposition of liability on the Parent Borrower, a Subsidiary or any of their respective ERISA Affiliates pursuant to Section 4069 of ERISA or by reason of the application of Section 4212(c); (l) the occurrence of an act or omission which could give rise to the imposition on the Parent Borrower or a Subsidiary or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l) or Section 4071 of ERISA in respect of any Employee Benefit Plan; or (m) the imposition of a lien under Section 430(k) of the Code or ERISA or a violation of Section 436 of the Code.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Borrowing” shall mean a Borrowing comprised of Eurocurrency Loans.

“Eurocurrency Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Account” shall mean (i) any account used for funding payroll or segregating payroll taxes or funding other employee wage or benefit for the then current payroll period, (ii) zero balance accounts the balance of which is swept each Business Day to a Deposit Account subject to an Account Control Agreement or an account that is otherwise subject to a first priority perfected security interest in favor of the Collateral Agent, for the benefit of the Secured Parties (whether by the giving of notice, the filing of a financing statement or as otherwise required under the applicable jurisdiction), (iii) trust, fiduciary or other escrow accounts established for the benefit of third parties in the ordinary course of business or in connection with Permitted Business Acquisitions and other Investments permitted pursuant to Section 6.04 or Dispositions permitted hereunder, (iv) any account which is used as a cash collateral account subject to Liens permitted by Section 6.02(p) or (z), (v) any account that is not located in a Specified Jurisdiction or (vi) other accounts that do not have a cash or Permitted Investments balance at any time exceeding $10,000,000 in the aggregate for all such accounts.

“Excluded Contributions” shall mean the cash (and the fair market value of assets other than cash (as determined by the Parent Borrower in good faith)) received by the Parent Borrower after the Closing Date from: (a) contributions to its common Equity Interests, and (b) the sale or issuance (other than to a Subsidiary of the Parent Borrower or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Qualified Equity Interests of the Parent Borrower, in each case designated as Excluded Contributions pursuant to a certificate of a Responsible Officer of the Parent Borrower within 120 days after the date such capital contributions are made or the date such Equity Interest is sold or issued, as the case may be, minus (x) the amount of Investments then outstanding under Section 6.04(ee) and (y) the amount of Restricted Payments made pursuant to Section 6.06(q).

“Excluded Indebtedness” shall mean all Indebtedness not incurred in violation of Section 6.01.

“Excluded Property” shall have the meaning assigned to such term in Section 5.09(g).

“Excluded Securities” shall mean any of the following:

(a) any Equity Interests or Indebtedness with respect to which the Administrative Agent (at the direction of the Required Lenders) and the Parent Borrower reasonably agree that the cost or other consequences of pledging such Equity Interests or Indebtedness in favor of the Secured Parties under the Security Documents are excessive in relation to the value to be afforded thereby;

(b) any Equity Interests or Indebtedness to the extent the pledge thereof would be prohibited by any Requirement of Law in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable provisions of the Uniform Commercial Code, the PPSA or other applicable Requirements of Law;

(c) any Equity Interests of any person that is not a Wholly Owned Subsidiary to the extent (A) that a pledge thereof to secure the Obligations is prohibited by (i) any applicable organizational documents, joint venture agreement or shareholder agreement or (ii) any other contractual obligation with an unaffiliated third party not in violation of Section 6.09(c) binding on such Equity Interests to the extent in existence on the Closing Date or on the date of acquisition thereof and not entered into in contemplation thereof (other than, in this subclause (A), to the extent such prohibition is rendered ineffective after giving effect to customary non-assignment provisions which are ineffective under the Uniform Commercial Code, the PPSA or other applicable Requirements of Law), (B) any organizational documents, joint venture agreement or shareholder agreement (or other contractual obligation referred to in subclause (A)(ii) above) prohibits such a pledge without the consent of any other party (other than to the extent such prohibition is rendered ineffective after giving effect to customary non-assignment provisions which are ineffective under the Uniform Commercial Code, the PPSA or other applicable Requirements of Law); provided that this clause (B) shall not apply if (1) such other party is a Loan Party or a Wholly Owned Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Parent Borrower or any Subsidiary to obtain any such consent) and shall only apply for so long as such organizational documents, joint venture agreement or shareholder agreement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Obligations would give any other party (other than a Loan Party or a Wholly Owned Subsidiary) to any organizational documents, joint venture agreement or shareholder agreement governing such Equity Interests (or other contractual obligation referred to in subclause (A)(ii) above) the right to terminate its obligations thereunder (other than to the extent such consent is rendered ineffective after giving effect to customary non-assignment provisions which are ineffective under Article 9 of the Uniform Commercial Code, the PPSA or other applicable Requirement of Law);

(d) any Equity Interests of any Subsidiary to the extent that the pledge of such Equity Interests would reasonably be expected to result in material adverse tax consequences to the Parent Borrower or any Subsidiary as determined in good faith by the Parent Borrower, and disclosed in writing to the Administrative Agent accompanied by a reasonably detailed explanation of such determination;

(e) any Margin Stock; and

(f) any Equity Interests of any Unrestricted Subsidiary;

provided that, subject to receipt of any necessary consents to effectuate such pledges (which the Loan Parties shall use commercially reasonable efforts to obtain within 60 days of the Closing Date or as promptly as practicable thereafter) and execution by the Collateral Agent of any necessary documentation to effectuate such pledges, (i) the Equity Interests held by the Loan Parties in BioSteel shall not constitute an “Excluded Security,” and (ii) the Equity Interests (including any securities exchangeable into Equity Interests) held by the Loan Parties in TerrAscend Corp. shall not constitute an “Excluded Security”.

“Excluded Subsidiary” shall mean any of the following (except as otherwise provided in clause (c) of the definition of “Subsidiary Loan Party”):

(a) each Immaterial Subsidiary;

(b) each Subsidiary that is not a Wholly Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary);

(c) each Subsidiary that is prohibited from Guaranteeing the Obligations by any Requirement of Law or that would require consent, approval, license or authorization of a Governmental Authority to Guarantee the Obligations (unless such consent, approval, license or authorization has been received);

(d) each Subsidiary that is prohibited by any applicable contractual requirement from Guaranteeing the Obligations existing at the time such Subsidiary becomes a Subsidiary not in violation of Section 6.09(c) and is not entered into in contemplation thereof (and for so long as such restriction or any replacement or renewal thereof permitted under Section 6.09(c) is in effect);

(e) any other Subsidiary with respect to which, (x) the Administrative Agent (acting on the instructions of the Required Lenders) and the Parent Borrower reasonably agree that the cost or other consequences of providing a Guarantee of the Obligations are excessive in relation to the value to be afforded thereby or (y) providing such a Guarantee would reasonably be expected to result in material adverse tax consequences to the Parent Borrower or any Subsidiary as determined in good faith by the Parent Borrower, and disclosed in writing to the Administrative Agent together with a reasonably detailed explanation of such determination;

(f) each Unrestricted Subsidiary; and

(g) any Subsidiary that is not organized or incorporated under the laws of a Specified Jurisdiction.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (i) Taxes imposed on or measured by its overall net income or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, provincial, territorial, federal, local or foreign law), and franchise (and similar) Taxes imposed on or with respect to it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable Lending Office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising from this Agreement or any other Loan Documents or any transactions contemplated thereunder), (ii) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in the Loan or Commitment or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to the failure by a Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document to comply with Section 2.15(d), (iv) any Taxes under Part XIII of the Income Tax Act (Canada) that are imposed on amounts paid or credited to or for the account of the recipient as a result of the recipient (a) not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with any Loan Party, or (b) being a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of any Loan Party or not dealing at arm’s length with such a specified shareholder for purposes of the Income Tax Act (Canada) (other than where the non-arm’s length relationship arises, or where the recipient is a “specified shareholder” or does not deal at arm’s length with a “specified shareholder”, in connection with or as a result of the recipient having become a party to, performed its obligations or received payment under, received or perfected a security interest under or received or enforced any rights under, or sold or assigned any rights under, a Loan Document) and (v) any withholding on account of Taxes imposed under FATCA.

“Exempted Subsidiary” shall mean the persons specified in writing to the Administrative Agent prior to the Closing Date of which the Parent Borrower, directly or indirectly, at the relevant time of determination, owns or holds the ordinary voting power of more than 50% of the Voting Shares but less than 90% of the Voting Shares; provided that the initial transaction that caused the Parent Borrower to, directly or indirectly, own or hold in excess of 50% (but less than 90%) of the Voting Shares of such person was funded by the issuance of Equity Interests (or the proceeds thereof), which, in the case of the Person specified in clause (i) of paragraph 1 of such writing delivered to the Administrative Agent, shall be pursuant to arrangements in effect as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time in a manner that is not materially adverse to the interests of the Parent Borrower and its Subsidiaries (taken as a whole) or the Lenders).

“Existing Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“Extended Term Loan” shall have the meaning assigned to such term in Section 2.19(e).

“Extending Lender” shall have the meaning assigned to such term in Section 2.19(e).

“Extension” shall have the meaning assigned to such term in Section 2.19(e).

“Facility” shall mean the Initial Term Facility and/or any or all of the Incremental Term Facilities.

“Farm Credit Canada Facility” means that certain revolving credit facility entered into by Tweed Farms Inc. (or any successor thereto), as borrower (“Tweed”), the Parent Borrower, as guarantor, and Farm Credit Canada, as lender (“Farm Credit Canada”), pursuant to that certain Amended and Restated Credit Agreement, dated as of August 13, 2019, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time; provided that in no event shall the aggregate committed amount of the Farm Credit Canada Facility exceed $40,000,000.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official administrative interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero.

“Fees” shall mean the Agent Fees ~~and~~, the Initial Term Lender Fees and Structuring Fee.

“Financial Covenant” shall mean the covenant of the Parent Borrower set forth in Section 6.11.

“Financial Officer” of any person shall mean the director, manager, Chief Financial Officer or an equivalent financial officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.

“First Call Date” means March 18, 2023.

“First Lien/First Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit D hereto, or such other customary form reasonably acceptable to the Required Lenders and the Borrowers, in each case, as such document may be amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time in accordance with the terms thereof.

“First Lien/Second Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit E hereto, or such other customary form reasonably acceptable to the Required Lenders and the Borrowers, in each case, as such document may be amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time in accordance with the terms thereof.

“Fitch” means Fitch Ratings Inc. and its successors and assigns.

“Fixed Charge Coverage Ratio” shall mean, on any date, the ratio of (A) Fixed Charges of the Parent Borrower and its Subsidiaries for the Test Period most recently ended as of such date, to (B) EBITDA for such Test Period; provided that the Fixed Charge Coverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“Fixed Charges” means, with respect to the Parent Borrower and its Subsidiaries for any period, the sum of, without duplication:

(1) Interest Expense (excluding items eliminated in consolidation) of the Parent Borrower and its Subsidiaries for such period; and

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Flood Documentation” shall mean, with respect to each Mortgaged Property located in the United States of America or any territory thereof, (i) a completed “life-of-loan” Federal Emergency Management Agency standard flood hazard determination (to the extent a Mortgaged Property is located in a Special Flood Hazard Area, together with a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by each Borrower and the applicable Loan Party relating thereto) and (ii) evidence of flood insurance as required by Section 5.02(c) hereof and the applicable provisions of the Security Documents, each of which shall (A) be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (B) name the Collateral Agent, on behalf of the Secured Parties, as additional insured and loss payee/mortgagee, (C) identify the address of each property located in a Special Flood Hazard Area, the applicable flood zone designation and the flood insurance coverage and deductible relating thereto and (D) be otherwise in form and substance reasonably satisfactory to the Administrative Agent (at the direction of the Required Lenders).

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Pension Plan” shall mean any pension plan, benefit plan, fund (including any superannuation fund) or other similar program established, maintained or contributed to by the Parent Borrower or any Subsidiary for the benefit of employees of the Parent Borrower or any Subsidiary employed and residing outside the United States of America (other than any plans, funds or other similar programs that are maintained exclusively by a Governmental Authority), which plan, fund or other similar program provides, or results in, retirement income or a deferral of income in contemplation of retirement, and which plan is not subject to ERISA or the Code and shall include, for greater certainty, a Canadian Pension Plan.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis, subject to the provisions of Section 1.02.

“Governmental Authority” shall mean any U.S., Canadian or foreign federal, state, provincial, territorial, municipal, local or other governmental or regulatory authority, agency, instrumentality or body, court, arbitrator or self-regulatory organization (including Health Canada or any comparable federal, state, provincial, territorial, municipal, local or other governmental body in the U.S., Canada or any other country).

“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of the guarantor securing any Indebtedness or other obligation (or any existing right, contingent or otherwise, of the holder of Indebtedness or other obligation to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.

“Guarantee Agreement” shall mean the Guarantee Agreement, dated as of the Closing Date, substantially in the form attached hereto as Exhibit M, and as it may be amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time, between each Guarantor and the Administrative Agent.

“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Guarantors” shall mean the Parent Borrower (in respect of the Obligations of the Co-Borrower and not its own Obligations), the Co-Borrower (in respect of the Obligations of the Parent Guarantor and not its own Obligations) and each other Subsidiary Loan Party.

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum by products or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, per- and polyfluoroalkyl substances, radon gas or pesticides, fungicides, fertilizers or other agricultural chemicals, of any nature subject to regulation or which can give rise to liability under any Environmental Law.

“Health Canada Licence” means, any license issued by Health Canada to any of the Loan Parties in respect of its Cannabis Activities.

“Hedging Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent Borrower or any of its Subsidiaries shall be a Hedging Agreement.

“Historical Financial Statements” shall have the meaning assigned to such term in Section 3.05.

“Immaterial Subsidiary” shall mean any Subsidiary that (a) did not, as of the last day of the fiscal quarter of the Parent Borrower most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 4.01(n), 5.04(a) or 5.04(b), have assets with a value in excess of 2.50% of the Consolidated Total Assets of the Parent Borrower and its Subsidiaries on a consolidated basis as of such date, and (b) taken together with all Immaterial Subsidiaries as of such date, did not have assets with a value in excess of 5.00% of Consolidated Total Assets of the Parent Borrower and its Subsidiaries on a consolidated basis as of such date; provided that the Parent Borrower may elect in its sole discretion to exclude as an Immaterial Subsidiary any Subsidiary that would otherwise meet the definition thereof.

“Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount or deferred financing fees, the payment of interest or dividends in the form of additional Indebtedness or in the form of Equity Interests, as applicable, the accretion of original issue discount, deferred financing fees or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

“Incremental Amount” shall mean ~~(a) $500,000,000, less (b) the sum of (x) the aggregate outstanding principal amount of all Incremental Term Loans incurred after the Closing Date and outstanding at such time pursuant to Section 2.19 (other than Incremental Term Loans in respect of~~

~~Extended Term Loans that extend Initial Term Loans incurred on the Closing Date) and (y) the aggregate principal amount of Indebtedness outstanding under Section 6.01(p) at such time.~~ $0.00.

“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrowers, the Administrative Agent and one or more Incremental Term Lenders.

“Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.

“Incremental Term Facility” shall mean any Class of Incremental Term Loan Commitments and the Incremental Term Loans made thereunder, including the 2022 Term Loan Commitments and any 2022 Term Loans.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan, including the 2022 Term Loan Lenders.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.19, to make Incremental Term Loans to the Borrowers, including the 2022 Term Loan Commitments.

“Incremental Term Loans” shall mean (i) Term Loans made by one or more Lenders to the Borrowers pursuant to Section 2.01(b) consisting of additional Initial Term Loans, (ii) to the extent permitted by Section 2.19 and provided for in the relevant Incremental Assumption Agreement, Other Term Loans (including in the form of delayed draw term loans or Extended Term Loans) ~~and~~, (iii) 2022 Term Loan and (iv) any of the foregoing.

“Indebtedness” of any person shall mean, if and to the extent (other than with respect to clauses (a), (b), (e), (g), (h), (i) (in respect of clauses (a), (b), (e), (g), (h) and (k) of this definition) and (k) of this definition) the same would constitute indebtedness or a liability on a balance sheet prepared in accordance with GAAP, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than such obligations accrued in the ordinary course of business and that are not outstanding for a period of more than 180 days), to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all Capitalized Lease Obligations and Synthetic Lease Obligations of such person, (f) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Hedging Agreements, (g) all non-contingent obligations of such person in respect of letters of credit, (h) all non-contingent obligations of such person in respect of bankers’ acceptances, (i) all Guarantees by such person of Indebtedness described in clauses (a) to (h) above, (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock) and (k) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the lower of (i) the fair market value of such property (as determined by the Parent Borrower in good faith) and (ii) the amount of the Indebtedness secured; provided that Indebtedness shall not include (A) trade and other ordinary course payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (D) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP, (E) obligations in respect of Third Party Funds not to exceed the amount of cash held by the Parent Borrower or any Subsidiary held in segregated accounts in respect of such Third Party Funds, (F) in the case of the Parent Borrower and its Subsidiaries, (I) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (II) intercompany liabilities in connection with the cash management, tax and accounting operations of the Parent Borrower and the Subsidiaries, (G) any Equity Interests (other than of the type described in clause (j) of this definition) or (H) any unsecured liabilities that are only capable of settlement through issuance of Equity Interests of the Parent Borrower. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness limits the liability of such person in respect thereof.

“Indemnified Taxes” shall mean (a) all Taxes imposed on or with respect to or measured by any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document other than Excluded Taxes and (b) to the extent not otherwise included within (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 3.14(a).

“Initial Material Real Property” shall mean the Material Real Property as described on Schedule 1.01(A) as of the Closing Date.

“Initial Term Facility” shall mean the Initial Term Loan Commitments and the Initial Term Loans made hereunder.

“Initial Term Facility Maturity Date” shall mean March 18, 2026.

“Initial Term Lender” shall mean each Lender that holds an Initial Term Loan.

“Initial Term Lender Fee Letter” shall mean that certain Fee Letter dated as of the Closing Date, among the Borrowers and the Initial Term Lenders as of the Closing Date.

“Initial Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Initial Term Loans hereunder. The amount of each Lender’s Initial Term Loan Commitment as of the Closing Date is set forth on Schedule 2.01. The aggregate amount of the Initial Term Loan Commitments as of the Closing Date is $750,000,000.

“Initial Term Loans” shall mean (a) the initial term loans made by the Lenders to the Borrowers on the Closing Date pursuant to Section 2.01(a) and (b) any Incremental Term Loans in the form of Initial Term Loans made by the Incremental Term Lenders to the Borrowers pursuant to Section 2.01(b).

“Intellectual Property” shall mean any rights in intellectual property protectable under the intellectual property laws of any jurisdiction worldwide, including all Copyrights, all Patents and all Trademarks, together with (a) all inventions, proprietary know-how and trade secrets (including, to the extent proprietary, processes, production and manufacturing methods, software, information, customer lists, identification of suppliers, data, plans, blueprints, specifications, formulations, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs); and (b) all causes of action, claims and warranties in respect of any of the items listed above and any proceeds relating to any of the foregoing, including the right to sue for past, present and future infringement, misappropriation or other violation thereof.

“Intellectual Property Security Agreements” shall mean the U.S. Intellectual Property Security Agreements and the Canadian Intellectual Property Security Agreements.

“Intercreditor Agreement” shall have the meaning assigned to such term in Section 8.10.

“Interest Election Request” shall mean a request by the Parent Borrower to convert or continue a Borrowing in accordance with Section 2.05 and substantially in the form of Exhibit F or another form approved by the Administrative Agent.

“Interest Expense” shall mean, with respect to any person for any period, the sum of (a) gross interest expense of such person for such period on a consolidated basis, including the portion of any payments or accruals with respect to Capitalized Lease Obligations allocable to interest expense, but excluding amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees and non-cash interest expense attributable to movement in mark to market of obligations in respect of Hedging Agreements or other derivatives (in each case permitted hereunder) under GAAP and (b) capitalized interest of such person, minus interest income for such period. For purposes of the foregoing, (i) gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Parent Borrower and its Subsidiaries with respect to Hedging Agreements, (ii) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Parent Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (iii) any non-cash interest expense related to convertible instruments and equity derivatives under the applicable standard under GAAP shall be excluded from “Interest Expense”.

“Interest Payment Date” shall mean, (a) with respect to any Eurocurrency Loan, (i) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, (ii) in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and (iii) in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and (b) with respect to any ABR Loan, the last Business Day of each calendar quarter.

“Interest Period” shall mean, as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 12 months, if at the time of the relevant Borrowing, all relevant Lenders make interest periods of such length available or, if agreed to by the Administrative Agent, any shorter period), as the Parent Borrower may elect; provided that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Interpolated Rate” shall mean, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Rate for the longest period for which the LIBO Rate is available) that is shorter than the applicable Interest Period; and (b) the LIBO Rate for the shortest period (for which that LIBO Rate is available) that exceeds the applicable Interest Period, in each case, at such time.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“Invest” shall have a correlative meaning.

“Judgment Currency” shall have the meaning assigned to such term in Section 9.19.

“Junior Financing” shall mean (i) any Indebtedness (other than intercompany Indebtedness solely among Loan Parties) that is subordinated in right of payment to the Obligations and (ii) any Indebtedness for borrowed money or evidenced by bonds, debentures, notes or similar instruments (other than intercompany Indebtedness solely among Loan Parties) incurred by a Loan Party that, in each case of this clause (ii) is either unsecured or secured only by Permitted Liens that are junior in priority to the Liens securing the Obligations.

“Junior Liens” shall mean Liens on the Collateral that are junior to the Liens thereon securing the Initial Term Facility pursuant to a Permitted Junior Intercreditor Agreement (it being understood that Junior Liens are not required to be pari passu with other Junior Liens, and that Indebtedness secured by Junior Liens may have Liens that are senior in priority to, or pari passu with, or junior in priority to, other Liens constituting Junior Liens).

“Latest Maturity Date” shall mean, at any date of determination, the latest Term Facility Maturity Date then in effect on such date of determination.

“Lender” shall mean each financial institution listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), as well as any person that becomes a “Lender” hereunder pursuant to Section 9.04 or Section 2.19 from time to time and, for the avoidance of doubt, shall include the 2022 Term Loan Lenders.

“Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.

“Les Serres” shall mean (i) Les Serres Vert Cannabis Inc., a corporation existing under the laws of the Province of Quebec, together with its successors in interest, and (ii) any Person that has no material assets other than Equity Interests in the entity or entities described in clause (i).

“LIBO Rate” shall mean for any Interest Period as to any Eurocurrency Loan, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the applicable Bloomberg Screen LIBOR 01 page which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided that if LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the LIBO Rate shall be equal to the Interpolated Rate; provided further, that if any such rate determined pursuant to the preceding clauses (i) or (ii) is below 1.00%, the LIBO Rate will be deemed to be 1.00%.

“LIBOR Screen Rate” shall mean the LIBO Rate quote on the applicable screen page the Administrative Agent designates to determine the LIBO Rate (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” shall have the meaning assigned to such term in Section 2.12.

“LIBOR Successor Rate Conforming Changes” shall mean, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of ABR, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Required Lenders, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Required Lenders determine is reasonably necessary in connection with the administration of this Agreement).

“Lien” shall mean, with respect to any asset, (a) any mortgage, charge, hypothec, deed of trust, lien, hypothecation, pledge, charge, security interest or similar monetary encumbrance in or on such asset; and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Liquidity” shall mean, as of any date of determination, ~~the sum of (A)~~all Unrestricted Cash of the Parent Borrower and its Subsidiaries as of such date ~~and (B) available unused commitments in respect of bona fide committed revolving credit facilities of the Parent Borrower and its Subsidiaries as of such date~~.

“Loan Documents” shall mean (i) this Agreement, (ii) the Guarantee Agreement, (iii) the Security Documents, (iv) each Incremental Assumption Agreement, (v) any Note issued under Section 2.07(e), (vi) any fee letter, (vii) any other letter delivered to the Administrative Agent pursuant to this Agreement for the benefit of the Lenders and (viii) any Intercreditor Agreement.

“Loan Parties” shall mean the Parent Borrower and the Subsidiary Loan Parties.

“Loans” shall mean the Initial Term Loans and/or the Other Term Loans (including, for the avoidance of doubt, any 2022 Term Loans).

“Local Time” shall mean New York City time (daylight or standard, as applicable).

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Marijuana” means “marihuana” as defined in 21 U.S.C 802.

“Material Adverse Effect” shall mean (a) a material adverse effect on the business, property, operations or financial condition of the Parent Borrower and its Subsidiaries, taken as a whole, (b) material adverse effect on the ability of the Loan Parties (taken as a whole) to fully and timely perform any of their payment obligations under any Loan Document to which the Parent Borrower or any of the other Loan Parties is a party, or (c) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.

“Material Indebtedness” shall mean Indebtedness (other than Loans) of any one or more of the Parent Borrower or any Subsidiary in an aggregate principal amount exceeding $100,000,000.

“Material Real Property” shall mean any parcel or parcels of Real Property located in any Specified Jurisdiction now or hereafter owned in fee by the Parent Borrower or any Subsidiary Loan Party and having an estimated fair market value (on a per-property basis) of at least $15,000,000 as of (x) the Closing Date, for Real Property owned as of such date, (y) the date of acquisition, for Real Property acquired after the Closing Date or (z) any other date of determination reasonably requested by the Required Lenders, in each case as determined by the Parent Borrower in good faith; provided that “Material Real Property” shall not include any Real Property in respect of which the Parent Borrower, the Co-Borrower or a Subsidiary Loan Party does not own the land in fee simple.

“Material Subsidiary” shall mean any Subsidiary other than an Immaterial Subsidiary.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“MFN Protection” shall have the meaning assigned to such term in Section 2.19(b)(v).

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors and assigns.

“Mortgage Policy” shall have the meaning assigned to such term in the definition of the “Collateral and Guarantee Requirement.”

“Mortgaged Properties” shall mean each Material Real Property encumbered by a Mortgage pursuant to Section 5.09.

“Mortgage” shall mean a mortgage, charges, trust deed, deed of trust, deed to secure debt, assignment of leases and rents, hypothecs or other local equivalent, and other security documents delivered with respect to a Mortgaged Property, each in form and substance reasonably satisfactory to the Administrative Agent (at the direction of the Required Lenders) and the Parent Borrower, in each case, as they may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Parent Borrower or any Subsidiary or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred share dividends.

“Net Proceeds” shall mean:

(a) 100% of the cash proceeds actually received by the Parent Borrower or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any Asset Sale under any of Section 6.05(g) or 6.05(m) (or Sale and Lease-Back Transactions under Section 6.03(b)(x)), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents or Liens that are junior in right of security) on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes paid or payable (in the good faith determination of the Parent Borrower) as a result thereof (including the amount of any distributions in respect thereof pursuant to Section 6.06(b)(iii) or Section 6.06(b)(v)), (iii) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) or (ii) above) (x) related to any of the applicable assets and (y) retained by the Parent Borrower or any of its Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be cash proceeds of such Asset Sale occurring on the date of such reduction) and (iv) payments made on a ratable basis (or less than ratable basis) to holders of non-controlling interests in non-Wholly Owned Subsidiaries as a result of such Asset Sale; provided that the Parent Borrower shall be permitted to use any portion of such proceeds, within the Reinvestment Period, to acquire, maintain, develop, construct, improve, upgrade or repair assets used or useful in the business of the Parent Borrower and its Subsidiaries or to make Permitted Business Acquisitions and other acquisitions or Investments expressly permitted hereunder (excluding Permitted Investments or intercompany Investments in Subsidiaries) or to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale giving rise to such proceeds was contractually committed, and such portion of such proceeds reinvested during the Reinvestment Period shall not constitute Net Proceeds; provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed $10,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds) and (y) no net cash proceeds calculated in accordance with the foregoing shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such net cash proceeds otherwise constituting Net Proceeds pursuant to the foregoing clause (x) in such fiscal year shall exceed $30,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds); and

(b) 100% of the cash proceeds from the incurrence, issuance or sale by the Parent Borrower or any Subsidiary of any Indebtedness (other than Excluded Indebtedness), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.

“Net Total Leverage Ratio” shall mean, on any date, the ratio of (A) (i) without duplication, the aggregate principal amount of any Consolidated Debt of the Parent Borrower and its Subsidiaries outstanding as of the last day of the Test Period most recently ended as of such date less (ii) without duplication, the Unrestricted Cash and unrestricted Permitted Investments of the Parent Borrower and its Subsidiaries as of the last day of such Test Period; provided that the aggregate amount of Unrestricted Cash and unrestricted Permitted Investments netted under this clause (ii) shall not exceed $200,000,000, to (B) EBITDA for such Test Period; provided that the Net Total Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“New Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.17(c).

“Non-Recourse Debt” shall mean Indebtedness as to which: (a) neither the Parent Borrower, the Co-Borrower nor any of their respective Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable (whether such liability is actual or contingent) as a guarantor, surety, debtor, obligor or otherwise; and (b) no default or event of default with respect to which would permit (whether upon notice, lapse of time, satisfaction of any other condition or otherwise), any holder of any other Indebtedness of the Parent Borrower, the Co-Borrower or any of their respective Subsidiaries to declare a default or event of default on such other Indebtedness or cause the payment of any such Indebtedness to be accelerated or payable prior to its stated final maturity.

“Note” shall have the meaning assigned to such term in Section 2.07(e).

“Obligations” shall mean (a) the due and punctual payment by the Parent Borrower and the Co-Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Parent Borrower and the Co-Borrower under this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Parent Borrower and the Co-Borrower owed under or pursuant to this Agreement and each other Loan Document, including obligations to pay fees, premium (including the Prepayment Premium), expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual payment of all obligations of each other Loan Party under or pursuant to each of the Loan Documents.

“OFAC” shall have the meaning provided in Section 3.25(b).

“Operating Lease” shall mean a lease that would have constituted an “operating lease” for purposes of GAAP prior to the effectiveness of FASB ASC 842 and/or IFRS 16 (Leases).

“Order” shall mean any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.

“Other First Lien Debt” shall mean Indebtedness of the type described in clauses (a) and (b) of the definition thereof secured by Other First Liens.

“Other First Liens” shall mean Liens on the Collateral that are pari passu with the Liens thereon securing the Initial Term Facility (and other Obligations that are secured by Liens on the Collateral that are pari passu with the Liens thereon securing the Initial Term Facility) pursuant to a Permitted Pari Passu Intercreditor Agreement.

“Other Taxes” shall mean any and all present or future stamp, court or documentary Taxes or any other excise, transfer, sales, property, intangible, mortgage recording or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, registration, delivery or enforcement of, consummation or administration of, from the receipt or perfection of security interest under, or otherwise with respect to, the Loan Documents (but excluding any Excluded Taxes).

“Other Term Loans” shall have the meaning assigned to such term in Section 2.19(a) (including in the form of Extended Term Loans and 2022 Term Loan).

“Parent Entity” shall mean any direct or indirect parent company of the Parent Borrower.

“Parent Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Pari Debt” shall mean term loans, bonds or revolving credit facilities incurred under Section 6.02(p)(i) that are secured by Liens on the Collateral that are Other First Liens.

“Participant” shall have the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(c)(ii).

“Participating Member State” shall mean each state so described in any EMU Legislation.

“Patents” shall mean all patents and patent applications in any jurisdiction worldwide, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, all damages and payments for past or future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean the Perfection Certificate with respect to the Parent Borrower and the Subsidiary Loan Parties in a form reasonably satisfactory to the Required Lenders.

“Permit” shall mean, with respect to any person, any permit, approval, authorization, consent, license, registration, exemption, certificate, certification, clearance, approval, concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Authority, in each case applicable to or binding upon such person or any of its Property or to which such person or any of its Property is subject, and any supplements or amendments with respect to the foregoing.

“Permitted Acquisition Consideration” shall mean the purchase consideration for any Permitted Business Acquisition and all other payments by the Parent Borrower or any of its Subsidiaries in exchange for, or as part of, or in connection with, any Permitted Business Acquisition, whether paid in cash or by exchange of Equity Interests of the Parent Borrower or any of its Subsidiaries or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Business Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness but shall exclude any earn out obligation unless the contingent events giving rise to such earn out obligation have been satisfied.

“Permitted Business Acquisition” shall mean any acquisition by the Parent Borrower, the Co-Borrower or a Subsidiary of (x) substantially all the assets of a person or division or line of business of a person or (y) the Equity Interests of a Person that causes, or would permit the Parent Borrower, the Co-Borrower or a Subsidiary to cause, such Person to become a Subsidiary (or any subsequent investment made in a person or division or line of business or in additional Equity Interests originally acquired in a Permitted Business Acquisition), if immediately after giving effect thereto:

(i) no Specified Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by Section 6.01;

(iii) to the extent required by Section 5.09, any person acquired in such acquisition, if acquired by the Parent Borrower, the Co-Borrower or a Subsidiary Loan Party, shall be merged, amalgamated or consolidated into the Parent Borrower, the Co-Borrower or a Subsidiary Loan Party or become upon consummation of such acquisition a Subsidiary Loan Party; and

(iv) the aggregate Permitted Acquisition Consideration in respect of all acquisitions and investments in assets that are not owned by the Parent Borrower, the Co-Borrower or Subsidiary Loan Parties or in Equity Interests of persons that are not Subsidiary Loan Parties or do not become Subsidiary Loan Parties, in each case upon consummation of such acquisition shall not exceed the greater of (x) $250,000,000 and (y) 5.00% of Consolidated Total Assets (excluding for purposes of the calculation in this clause (iv), any such assets or Equity Interests that are no longer owned by the Parent Borrower or any of its Subsidiaries);

provided that, with respect a proposed acquisition pursuant to a definitive acquisition agreement, at the option of the Parent Borrower, the determination of whether clause (i) of this definition is satisfied shall be made solely at the time of the execution of the definitive acquisition agreement related to such Permitted Business Acquisition.

“Permitted Contingent Investment” means the acquisition of an option, warrant, right or other contingent agreement to make an Investment in a Person that is not exercisable, convertible or exchangeable unless and until there are changes in the Cannabis Laws that are applicable to such Person.

“Permitted Holder Group” shall have the meaning assigned to such term in the definition of the term “Permitted Holders.”

“Permitted Holders” shall mean (i) Constellation Brands, Inc. and its Affiliates, (ii) any Person that has no material assets other than the Equity Interests of the Parent Borrower or any Parent Entity and that, directly or indirectly, holds or acquires beneficial ownership of 100% on a fully diluted basis of the voting Equity Interests of the Parent Borrower, and of which no other Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), other than any of the Permitted Holders described in clause (i) above, beneficially owns more than 50% on a fully diluted basis of the voting Equity Interests thereof, (iii) any person who is acting solely as an underwriter in connection with a public offering, acting in such capacity and (iv) any “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), the members of which include any of the other Permitted Holders described in clauses (i) and (ii) and that, directly or indirectly hold or acquire beneficial ownership of the voting Equity Interests of the Parent Borrower (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member (or more favorable voting rights, in the case of any Permitted Holders specified in clause (i) or (ii)) and (2) no person or other “group” (other than the other Permitted Holders described in clauses (i) and (ii) above) beneficially owns more than 50% on a fully diluted basis of the voting Equity Interests held by the Permitted Holder Group.

“Permitted Investments” shall mean:

(a) direct obligations of the United States of America, Canada, the United Kingdom or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America, Canada, the United Kingdom or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years from the date of acquisition thereof;

(b) time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances, current account, high interest savings account, term deposits, guaranteed investment certificates, Eurodollar time deposits, other bank deposits and other forms of indebtedness with ratings of at least BBB- according to S&P (or such similar rating or higher by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or global ratings agency), in each case maturing within five years of the date of acquisition thereof issued or guaranteed by, or placed with, by a bank, trust company, credit union, co-operative or trust corporation having capital, surplus and undivided profits in excess of CAD$250,000,000;

(c) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d) commercial paper maturing not more than one year after the date of acquisition, with a credit rating at the time as of such acquisition of at least A-3 according to S&P (or such similar rating or higher by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or global ratings agency);

(e) securities with maturities of two years or less from the date of acquisition, issued or fully guaranteed by any State, commonwealth, province or territory of the United States of America or Canada, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(f) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g) money market funds (including, without limitation, Institutional Prime Funds, U.S. or Canadian Governmental Funds, U.S. or Canadian Treasury Funds, U.S. or Canada

Treasury Only Funds and Tax-Exempt Funds) that (i) comply with the criteria set forth in Rule 2a 7 under the Investment Company Act of 1940, as amended for US MMF or OSC instrument 81-102 for Canadian MMF, and (ii) where rated by an external ratings agency, are rated Am or equivalent from S&P, Moody’s, DBRS, Fitch or another global ratings agency;

(h) time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits in an aggregate face amount not in excess of 0.5% of the total assets of the Parent Borrower and its Subsidiaries, on a consolidated basis, as of the end of the Parent Borrower’s most recently completed fiscal year;

(i) readily marketable securities issued by federal, state, provincial, local, or municipal governments of the United States or Canada with ratings of at least “BBB-” according to S&P (or such similar rating or higher by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or global ratings agency), in each case with maturities not exceeding five years from the date of acquisition thereof;

(j) ultra-short bond funds that invest in securities with a weighted average credit rating of at least “BBB-” according to S&P (or such similar rating or higher by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or global ratings agency), and a weighted average maturity of no more than one year;

(k) Investments with a maturity of no more than five years from the date of acquisition thereof in instruments rated at least “BBB-” by S&P (or such similar rating or higher by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or global ratings agency); and

(l) instruments equivalent to those referred to in clauses (a) through (k) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in the relevant jurisdiction to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“Permitted Junior Intercreditor Agreement” shall mean, with respect to any Liens on Collateral that are intended to be junior to the Liens on the Collateral securing the Initial Term Facility (and other Obligations that are secured by Liens on the Collateral that are pari passu with the Liens thereon securing the Initial Term Facility) (including, for the avoidance of doubt, junior Liens pursuant to Section 2.19(b)(ii)), either (x) the First Lien/Second Lien Intercreditor Agreement if such Liens secure “Second Lien Obligations” (as defined therein) or (y) another intercreditor agreement in form and substance reasonably satisfactory to the Required Lenders.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Loan Purchase” shall have the meaning assigned to such term in Section 9.04(g).

“Permitted Loan Purchase Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender as an Assignor and the Parent Borrower or any of the Subsidiaries as an Assignee, as accepted by the Administrative Agent (if required by Section 9.04) in the form of Exhibit G or such other form as shall be approved by the Administrative Agent and the Parent Borrower (such approval not to be unreasonably withheld or delayed).

“Permitted Pari Passu Intercreditor Agreement” shall mean, with respect to any Liens on Collateral that are intended to be pari passu with the Liens on the Collateral securing the Initial Term Facility (and other Obligations that are secured by Liens on the Collateral that are pari passu with the Liens thereon securing the Initial Term Facility), either (x) the First Lien/First Lien Intercreditor Agreement or (y) another intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions, expenses, plus an amount equal to any existing commitment unutilized thereunder and letters of credit undrawn thereunder), (b) except with respect to Section 6.01(i), (i) the final maturity date of such Permitted Refinancing Indebtedness is on or after the earlier of (x) the final maturity date of the Indebtedness being Refinanced and (y) the Latest Maturity Date in effect at the time of incurrence thereof and (ii) the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness is greater than or equal to the lesser of (i) the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (ii) the Weighted Average Life to Maturity of the Class of Term Loans then outstanding with the greatest remaining Weighted Average Life to Maturity, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms in the aggregate not materially less favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness shall have obligors that are not (or would not have been) obligated with respect to the Indebtedness being so Refinanced (except that a Loan Party may be added as an additional obligor), (e) if the Indebtedness being Refinanced is secured by Liens on any Collateral (whether senior to, equally and ratably with, or junior to the Liens on such Collateral securing the Obligations or otherwise), such Permitted Refinancing Indebtedness may be secured by such Collateral (including any Collateral pursuant to after-acquired property clauses to the extent any such Collateral secured (or would have secured) the Indebtedness being Refinanced), (f) if the Indebtedness being Refinanced is secured by Liens on any Collateral that are equally and ratably secured with, or that are junior to, the Liens on such Collateral securing the Obligations or otherwise, such Permitted Refinancing Indebtedness shall be subject to a Permitted Pari Passu Intercreditor Agreement or Permitted Junior Intercreditor Agreement, as applicable, and (g) if the Indebtedness being Refinanced is unsecured, such Permitted Refinancing Indebtedness shall be unsecured.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is (i) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, (ii) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by the Parent Borrower, any Subsidiary or any ERISA Affiliate, and (iii) in respect of which the Parent Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.17(a).

“Pledge and Security Agreements” shall mean the U.S. Pledge and Security Agreement and the Canadian Pledge and Security Agreement.

“Pledged Collateral” shall mean any Equity Interests or debt obligations (in each case, including any promissory notes, certificates, instruments or other documents representing or evidencing such Equity Interests or debt obligations) pledged under any Security Document, and including all payments in respect thereof or other rights and privileges with respect thereto.

“Pledged Issuer” shall have the meaning assigned to such term in the U.S. Pledge and Security Agreement or the Canadian Pledge and Security Agreement, as applicable.

“PPSA” shall mean the Personal Property Security Act (Ontario), including the regulations promulgated thereto, provided that, if the creation, perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction other than Ontario, “PPSA” shall mean the Personal Property Security Act or such other applicable legislation in effect from time to time in such other jurisdiction (including without limitation the Quebec Civil Code) for purposes of the provisions hereof relating to such creation, perfection, effect of perfection or non-perfection or priority.

“Prepayment Date” shall have the meaning assigned to such term in the definition of the term “Treasury Rate.”

“Prepayment Premium” shall have the meaning assigned to such term in Section 2.09(c).

“Primary Disqualified Lender” shall have the meaning assigned to such term in the definition of the term “Disqualified Lender.”

“primary obligor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Prime Rate” shall mean the rate of interest per annum last quoted as the “Prime Rate” in the U.S. by The Wall Street Journal (or, if The Wall Street Journal ceases to quote such rate, another national publication selected by the Administrative Agent).

“Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) pro forma effect shall be given to any Disposition, any acquisition, Investment, capital expenditure, construction, repair, replacement, improvement, development, disposition, merger, amalgamation, consolidation (or any similar transaction or transactions not otherwise permitted under Section 6.04 or 6.05 that require a waiver or consent of the Required Lenders and such waiver or consent has been obtained), any dividend, distribution or other similar payment, any designation of any Subsidiary as an Unrestricted Subsidiary and any Subsidiary Redesignation, (ii) any restructurings of the business of the Parent Borrower or any of its Subsidiaries that the Parent Borrower or any of its Subsidiaries has determined to make and/or made and in the good faith determination of a Responsible Officer of the Parent Borrower are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, consolidation of functions, closure of facilities (or portions thereof) and similar operational and other cost savings, which adjustments the Parent Borrower determines are reasonable as set forth in a certificate of a Financial Officer of the Parent Borrower and shall not exceed, together with amounts permitted to be added back to EBITDA pursuant to subclause (xvi) of clause (a) of the definition thereof, in any period of four consecutive fiscal quarters, an aggregate amount equal to 20% of EBITDA, calculated prior to giving effect to such adjustments pursuant this clause (ii) and subclause (xvi) of clause of (a) of the definition of EBITDA (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period (or, in the case of determinations made pursuant to Article VI (other than Section 6.11), occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated), (iii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes not to finance any acquisition) issued, incurred, assumed or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to Article VI (other than Section 6.11), occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period and (y) Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in the preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods and (iv) (A) for any Subsidiary Redesignation then being designated, effect shall be given to such Subsidiary Redesignation and all other Subsidiary Redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary Redesignation then being designated, collectively, and (B) for any designation of a Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively.

In the event that EBITDA or any financial ratio is being calculated for purposes of determining whether Indebtedness or any Lien relating thereto may be incurred or whether any Investment may be made, the Parent Borrower may elect pursuant to a certificate of a Responsible Officer delivered to the Administrative Agent to treat all or any portion of the commitment relating thereto as being incurred at the time of such commitment, in which case any subsequent incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Parent Borrower; provided that adjustments to reflect cost savings (including sourcing), operating expense reductions, operating improvements and synergies shall be consistent with and in an amount (without duplication) not to exceed the amount permitted to be added back to EBITDA pursuant to subclause (xvi) of clause (a) of the definition thereof.

For purposes of this definition, any amount in a currency other than Dollars will be converted to Dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Pro Forma Compliance” shall mean, at any date of determination, that the Parent Borrower and its Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect on a Pro Forma Basis to the relevant transactions (including the assumption, the issuance, incurrence and permanent repayment of Indebtedness), with the Financial Covenant recomputed as at the last day of the most recently ended Test Period.

“Pro Rata Extension Offers” shall have the meaning assigned to such term in Section 2.19(e).

“Pro Rata Share” shall have the meaning assigned to such term in Section 9.08(f).

“Projections” shall mean the projections and any forward-looking statements (including statements with respect to booked business) of the Parent Borrower and its Subsidiaries furnished to the Lenders or the Administrative Agent by or on behalf of the Parent Borrower or any of its Subsidiaries prior to the Closing Date.

“Property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property, cash, securities, accounts, revenues and contract rights.

“Protection Agreement” means that certain Protection Agreement, dated as of October 24, 2022, among Canopy USA, LLC and the Borrowers executed in connection with the Reorganization, as amended, restated, amended and restated, supplemented or otherwise modified from time to time solely in accordance with and subject to the terms of this Agreement.

“ Public Lender” shall have the meaning assigned to such term in Section 9.17(b).

“Qualified Equity Interests” shall mean any Equity Interest other than Disqualified Stock.

“Rate” shall have the meaning assigned to such term in the definition of the term “Type.”

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, whether by lease, license, or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof.

“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” and “Refinancings” shall have a meaning correlative thereto.

“Register” shall have the meaning assigned to such term in Section 9.04(b)(iv).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reinvestment Period” shall mean a period of 360 days from the date of receipt of Net Proceeds; provided that the Parent Borrower shall be permitted to extend such period by an additional 180 days in its sole discretion by written notice to the Administrative Agent.

“Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank or commercial loans and similar extensions of credit, any other fund that invests in bank or commercial loans and similar extensions of credit and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity (or an Affiliate of such entity) that administers, advises or manages such Lender.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment.

“Relevant Event” shall have the meaning assigned to such term in Section 1.08.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBO Rate in loan agreements similar to this Agreement.

“relevant transactions” shall have meaning assigned to such term in the definition of “Pro Forma Basis.”

“Reorganization Consent” shall mean that certain Notice, Waiver, Consent and Release, dated as of October 24, 2022, among the Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders party thereto.

“Reorganization Transactions” shall have the meaning assigned to “Transactions” in the Reorganization Consent.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan.

“Required Lenders” shall mean, at any time, Lenders having Loans and 2022 Term Loan Commitments outstanding that represent more than 50% of all Loans and 2022 Term Loan Commitments outstanding at such time; provided that the Loans of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Requirement of Law” shall mean, as to any person, any U.S., Canadian or foreign federal, provincial, territorial, state or local statute, law (including without limitation, common law), treaty or ordinance, or any judgment, decree, consent decree, settlement agreement, rule, regulation, order injunction or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such person or any of its Property or assets or to which such person or any of its Property or assets is subject.

“Resolution Authority” means an EEA Resolution Authority, or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement, or any other duly authorized director, manager, employee or signatory of such person.

“Responsible Person” means, with respect to any Loan Party holding a Cannabis Authorization, its person designated as such for the purposes of Cannabis Act or Cannabis Regulations.

“Restricted Payments” shall have the meaning assigned to such term in Section 6.06. The amount of any Restricted Payment made other than in the form of cash or cash equivalents shall be the fair market value thereof (as determined by the Parent Borrower in good faith).

“S&P” shall mean Standard & Poor’s Ratings Group, Inc. and its successors and assigns.

“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Sanctions” shall have the meaning assigned to such term in Section 3.25(b).

“Sanctions Laws” shall have the meaning assigned to such term in Section 3.25(c).

“Scheduled Unavailability Date” shall have the meaning assigned to such term in Section 2.12(b)(ii).

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each Lender, and each Subagent appointed pursuant to Section 8.02 by the Administrative Agent with respect to matters relating to the Loan Documents or by the Collateral Agent with respect to matters relating to any Security Document.

“Securities Account” shall have the meaning assigned to such term in the Uniform Commercial Code or the STA, as applicable.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean the Mortgages, the U.S. Security Agreements, the Canadian Security Agreements, the Account Control Agreements, and each of the security agreements, pledge agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.09.

“SEDAR” shall have the meaning assigned to such term in Section 5.04(a).

“Similar Business” shall mean any business, whose revenues are substantially derived from (i) business or activities conducted by the Parent Borrower and its Subsidiaries on the Closing Date, (ii) any business that is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (iii) any business in the Parent Borrower’s good faith judgment constitutes a reasonable diversification of business conducted by the Parent Borrower and its Subsidiaries.

“SOFR” with respect to any day shall mean the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“SOFR-Based Rate” shall mean SOFR or Term SOFR.

“Special Flood Hazard Area” shall have the meaning assigned to such term in Section 5.02(c).

“Specified Default” shall mean any Default (other than a Default attributable to events of the type described in Section 7.01(e)) with respect to which either (x) a Responsible Officer of the Parent Borrower or the Co-Borrower has actual knowledge or (y) the Administrative Agent or the Required Lenders have delivered written notice to the Parent Borrower.

“Specified Jurisdiction” shall mean the United States of America (including any state thereof, the District of Columbia or any territory thereof) and Canada (including any province or territory thereof).

“Specified Net Proceeds” shall mean 100% of the cash proceeds actually received by the Parent Borrower or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any Disposition permitted under this Agreement (including Dispositions under any of Section 6.05 and Sale and Lease-Back Transactions under Section 6.03 but excluding Dispositions under Section 6.05(a)(i), (ii) and (v), (c) (other than Dispositions to a Subsidiary that is not a Loan Party), (e), (f), (i), (l), (n), (o) and (p)) and net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents, Liens on the Collateral that are junior in right of security to the Obligations and Liens on the Collateral that are Other Priority Liens (unless the Term Loans are prepaid on a pro rata basis)) on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes paid or payable (in the good faith determination of the Parent Borrower) as a result thereof (including the amount of any distributions in respect thereof pursuant to Section 6.06(b)(iii) or Section 6.06(b)(v)), (iii) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) or (ii) above) (x) related to any of the applicable assets and (y) retained by the Parent Borrower or any of its Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be cash proceeds of such Asset Sale occurring on the date of such reduction) and (iv) payments made on a ratable basis (or less than ratable basis) to holders of non-controlling interests in non-Wholly Owned Subsidiaries as a result of such Disposition; provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Specified Net Proceeds unless such net cash proceeds shall exceed $2,000,000 (and thereafter only the net cash proceeds in excess of such amount shall constitute Specified Net Proceeds) and (y) no net cash proceeds calculated in accordance with the foregoing clause (x) above shall constitute Specified Net Proceeds in any fiscal year until the aggregate amount of all such net cash proceeds otherwise constituting Specified Net Proceeds pursuant to the foregoing clause (x) in such fiscal year shall exceed $5,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds).

“ Specified Subsidiary” shall mean a Subsidiary organized under the laws of the United States of America, any State or territory thereof or the District of Columbia or the laws of Canada, or any province or territory thereof.

“STA” shall have the meaning assigned to such term in the definition of “Account Control Agreement”.

“Statutory Reserves” shall mean the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurocurrency Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Steps Plan” shall have the meaning assigned to such term in Section 6.09(d).

“Structuring Fee” shall have the meaning assigned to such term in the Structuring Fee Letter.

“Structuring Fee Letter” shall mean the fee letter between the Borrowers and certain of the Lenders party thereto, dated as October 24, 2022, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“ Subagent” shall have the meaning assigned to such term in Section 8.02.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity of which (i) the ordinary voting power of more than 50% of the Voting Shares is, at the time any determination is being made, owned or held, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent or (ii) a majority of the members of the board of directors (or equivalent governing body) have been appointed or designated for appointment (and actually elected by persons entitled to cast a vote in respect of, or otherwise approve, such appointment or designation) by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of the Parent Borrower. Notwithstanding the foregoing, (i) an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Parent Borrower or any of its Subsidiaries for purposes of this Agreement except for purposes of (x) the definition of “Unrestricted Subsidiary” contained herein and (y) Sections 3.09(c), 3.12, 3.25, 3.27, 3.28, 3.30, 5.05(c), 5.05(f)-(i), 5.06 and 5.10 hereof and (ii) an Exempted Subsidiary shall be deemed not to be a Subsidiary of the Parent Borrower or any of its Subsidiaries for purposes of this Agreement; provided that if at any time the majority of the members of the board of directors (or equivalent governing body) of such Exempted Subsidiary have been appointed or designated for appointment (and actually elected by persons entitled to cast a vote in respect of, or otherwise approve, such appointment or designation) by the Parent Borrower or one or more of its Subsidiaries or the Parent Borrower and one or more of its Subsidiaries, such Exempted Subsidiary shall be a Subsidiary of the Parent Borrower for purposes of Sections 5.05(d), 5.06, 5.08 and 5.10 (with the reference in Section 5.10(c) to public securities exchanges referring to the exchange on which such Exempted Subsidiary is listed, and not the exchange on which the Parent Borrower is listed) hereof. For the avoidance of doubt, (I) as of the Closing Date, the Co-Borrower is a Subsidiary of the Parent Borrower and all Subsidiaries of the Co-Borrower are Subsidiaries of the Parent Borrower and (II) a subsidiary of the Parent Borrower that no longer constitutes an Exempted Subsidiary shall be a Subsidiary for all purposes hereunder.

“Subsidiary Loan Party” shall mean (a) the Co-Borrower, (b) each Wholly Owned Subsidiary of the Parent Borrower that is organized in a Specified Jurisdiction and is not an Excluded Subsidiary and (c) any other Subsidiary of the Parent Borrower that may be designated by the Parent Borrower (by way of delivering to the Collateral Agent a supplement or a counterpart to the applicable Security Documents and a supplement to the Guarantee Agreement, in each case, duly executed by such Subsidiary) in its sole discretion from time to time to be a guarantor in respect of the Obligations and the obligations in respect of the Loan Documents, whereupon such Subsidiary shall be obligated to comply with the other requirements of Section 5.09(d) as if it were newly acquired; provided that, in the case of a Subsidiary not organized in a Specified Jurisdiction, the jurisdiction of organization of such Subsidiary shall not be a jurisdiction under which the Collateral Agent cannot act as collateral agent for the Secured Parties under applicable law.

“Subsidiary Redesignation” shall have the meaning assigned to such term in the definition of “Unrestricted Subsidiary.”

“Successor Borrower” shall have the meaning assigned to such term in Section 6.05(o).

“Successor Co-Borrower” shall have the meaning assigned to such term in Section 6.05(p).

“Synthetic Lease Obligation” shall mean the monetary obligation of a person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (notwithstanding that such lease or obligations may not constitute indebtedness or a liability on a balance sheet prepared in accordance with GAAP).

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Term Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Initial Term Facility in effect on the Closing Date and the 2022 Term Loan Facility, the Initial Term Facility Maturity Date and (b) with respect to any other Class of Loans, the maturity dates specified therefor in the applicable Incremental Assumption Agreement.

“Term Loan Commitment” means an Initial Term Loan Commitment ~~or~~and an Incremental Term Loan Commitment (including, the for the avoidance of doubt, the 2022 Term Loan Commitments).

“Term SOFR” shall mean the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent (at the direction of the Required Lenders) from time to time in its reasonable discretion.

“Term Yield Differential” shall have the meaning assigned to such term in Section 2.19(b)(v).

“Termination Date” shall mean the date on which (a) all Commitments shall have been terminated and (b) the principal of and interest on each Loan, all fees, premium (including the Prepayment Premium (if applicable)) and all other expenses or amounts payable under any Loan Document and all other Obligations shall have been paid in full in cash (other than in respect of contingent indemnification and expense reimbursement claims not then due).

“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of the Parent Borrower then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b)); provided that prior to the first date financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b), the Test Period in effect shall be the four fiscal quarter period ended December 31, 2020.

“Third Party” shall mean a person other than a Parent Entity, the Parent Borrower or any Subsidiary thereof.

“Third Party Funds” shall mean any segregated accounts or funds, or any portion thereof, held by the Parent Borrower or any of its Subsidiaries as agent on behalf of Third Parties in accordance with a written agreement that imposes a duty upon Borrower or one or more of its Subsidiaries to collect and remit those funds to such Third Parties.

“Total Leverage Ratio” shall mean, on any date, the ratio of (A) without duplication, the aggregate principal amount of any Consolidated Debt of the Parent Borrower and its Subsidiaries outstanding as of the last day of the Test Period most recently ended as of such date to (B) EBITDA for such Test Period.

“ Trademarks” shall mean all trade names, trademarks and service marks, logos, trade dress, trademark and service mark registrations, and applications for trademark and service mark registrations in any jurisdiction worldwide, including all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, further including all renewals of trademark and service mark registrations, all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding thereto throughout the world.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Parent Borrower or any of its Subsidiaries or any of their Affiliates in connection with (i) the Transactions, this Agreement and the other Loan Documents and (ii) the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, the transactions to occur pursuant to the Loan Documents, including (a) the execution, delivery and performance of the Loan Documents, the creation of the Liens pursuant to the Security Documents and the initial Borrowings hereunder and the use of proceeds thereof; and (b) the payment of all fees and expenses to be paid and owing in connection with the foregoing.

“Treasury Rate” shall mean, as of any date of an applicable prepayment or repayment of the Loans (a “Prepayment Date”), the yield to maturity, as of such redemption date, interpolated on a straight-line basis between United States Treasury securities with constant maturities (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least three Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date to the First Call Date; provided that if the period from such redemption date to the First Call Date is less than one year, the weekly average yield on one year constant maturity United States Treasury securities (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least three Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)).

“Type” shall mean, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted LIBO Rate and the ABR.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unrestricted Cash” shall mean cash or cash equivalents of the Parent Borrower or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Parent Borrower or any of its Subsidiaries (other than any cash or cash equivalents that are deemed “restricted” solely by virtue of their pledge under the Loan Documents or any Pari Debt or Indebtedness secured by Junior Liens (in each case permitted hereunder)).

“Unrestricted Subsidiary” shall mean (1) any other Subsidiary, whether now owned or acquired or created after the Closing Date that is designated by the Parent Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent, provided that the Parent Borrower shall only be permitted to so designate an Unrestricted Subsidiary after the Closing Date so long as (a) no Specified Default or Event of Default has occurred and is continuing or would result therefrom and the Parent Borrower shall be in Pro Forma Compliance, (b) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Parent Borrower or any of its Subsidiaries) through cash, Permitted Investments or other Investments in compliance with Section 6.04 (including, for avoidance of doubt, in compliance with the last paragraph thereof), (c) without duplication of clause (b), any net assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 6.04, (c) no Unrestricted Subsidiary shall own any Equity Interests of the Co-Borrower or any Subsidiary, (d) no subsidiary may be designated as an Unrestricted Subsidiary if it is a “Subsidiary” that is subject to restrictive covenants under any Material Indebtedness where the documentation thereunder provides for the ability to designate restricted and unrestricted subsidiaries, (e) such Unrestricted Subsidiary shall have no Indebtedness other than Non-Recourse Debt and (f) such Unrestricted Subsidiary has not guaranteed or otherwise provided credit support for any Indebtedness of Parent Borrower or any of its Subsidiaries; and (2) any subsidiary of an Unrestricted Subsidiary. The Parent Borrower may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided that (i) no Specified Default or Event of Default has occurred and is continuing or would result therefrom, and (ii) the Parent Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Parent Borrower, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clause (i). Notwithstanding anything herein to the contrary, the Parent Borrower shall not be permitted to designate the Co-Borrower as an Unrestricted Subsidiary.

“U.S. Bankruptcy Code” shall mean Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“U.S. Intellectual Property Security Agreements” shall mean a short-form notice of grant of security interest in Patents substantially in the form of Exhibit II to the U.S. Pledge and Security Agreement with respect to Patents issued or applied for in the United States of America, a short-form notice of grant of security interest in Copyrights substantially in the form of Exhibit II to the U.S. Pledge and Security Agreement with respect to Copyrights registered in the United States of America and exclusive licenses to U.S. registered Copyrights or a short-form notice of grant of security interest in Trademarks substantially in the form of Exhibit II to the U.S. Pledge and Security Agreement with respect to Trademarks registered or applied for in the United States of America, or otherwise in form and substance reasonably satisfactory to the Required Lenders or as may be reasonably necessary under the laws of the United States of America to perfect or protect the Collateral Agent’s security interest for the benefit of the Secured Parties, in each case for filing or recording in the United States Patent and Trademark Office or the United States Copyright Office, memorializing and recording the encumbrance of such Patents, Copyrights or Trademarks, as applicable.

“U.S. Loan Party” shall mean any Loan Party organized under the laws of the United States of America, any State thereof or the District of Columbia.

“U.S. Pledge and Security Agreement” shall mean the Pledge and Security Agreement, governed by New York law, dated as of the Closing Date, substantially in the form attached hereto as Exhibit N, and as it may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, among each U.S. Loan Party and the Collateral Agent.

“U.S. Security Agreements” shall mean, collectively, the U.S. Pledge and Security Agreement, the U.S. Intellectual Property Security Agreements, and each other U.S. security agreement, security debenture, mortgage, deed of trust, deed of hypothec, pledge agreement and supplemented executed and delivered pursuant to Sections 5.09 or 5.13, in each case, as it may be amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).

“Voting Shares” shall mean, with respect to any person, such person’s Equity Interests having the right to vote for the election of directors (or the equivalent) of such person under ordinary circumstances (or, in the case of a partnership, the general partnership interests).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person. Unless the context otherwise requires, “Wholly Owned Subsidiary” shall mean a Subsidiary of the Parent Borrower that is a Wholly Owned Subsidiary of the Parent Borrower.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any power of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Terms Generally.

(a) The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as it may be amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Parent Borrower notifies the Administrative Agent that the Parent Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding anything herein to the contrary, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 and/or IFRS 16 (Leases) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating leases were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 and/or IFRS 16 (Leases) (on a prospective or retroactive basis or otherwise) to be treated as Capital Lease Obligations in the financial statements, and “Interest Expense”, “Consolidated Net Income”, “Fixed Charges” and other financial measures used in this Agreement shall exclude any interest expense due to any such operating leases.

(b) All terms used in this Agreement which are defined in the Uniform Commercial Code and when used to define a category or categories of the Collateral located in Canada shall include the equivalent category or categories of personal property set forth in the PPSA. Notwithstanding the foregoing, and where the context so requires as a result of the Collateral being located in Canada, or the grantor of the security being organized or incorporated under the laws of Canada, or a province or territory thereof, (i) any term defined in this Agreement by reference to the “Code”, the “UCC” or the “Uniform Commercial Code” shall also have any extended, alternative or analogous meaning given to such term in the PPSA or the applicable Canadian securities transfer laws (including, without limitation, the STA), as applicable, in all cases for the creation, extension, preservation or betterment of the Liens of the Collateral Agent in the Collateral, (ii) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under the PPSA, including, without limitation, where applicable, financing statements and financing change statements, (iii) all references to the United States of America, or any state thereof, or to any subdivision, department, agency or instrumentality thereof shall be deemed to refer also to Canada, any province or territory thereof or to any subdivision, department, agency or instrumentality thereof, and (iv) all references to federal or state securities law of the United States shall be deemed to refer also to analogous federal, provincial or territorial securities laws in Canada.

(c) For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (i) “personal property” shall be deemed to include “movable property”, (ii) “real property” shall be deemed to include “immovable property”, (iii) “tangible property” shall be deemed to include “corporeal property”, (iv) “intangible property” shall be deemed to include “incorporeal property”, (v) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (vi) all references to filing, registering or recording under the UCC or the PPSA or otherwise shall be deemed to include publication under the Civil Code of Québec, (vii) all references to “perfection of” or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (viii) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (ix) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (x) an “agent” shall be deemed to include a “mandatary”, (xi) “joint and several” shall be deemed to include “solidary”, (xii) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (xiii) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (xiv) “easement”

shall be deemed to include “servitude”, (xv) “survey” shall be deemed to include “certificate of location and plan”, and (xvi) “fee simple title” shall be deemed to include “absolute ownership”. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en la langue anglaise seulement.

(d) This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior in right of payment to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior in right of payment to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 1.03 Timing of Payment or Performance. Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a specified day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

Section 1.04 Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.05 Co-Borrowers; the Administrative Borrower.

(a) Each of the Parent Borrower and the Co-Borrower accepts joint and several liability hereunder with respect to all Obligations arising in connection with the Loans in consideration of the financial accommodation provided or to be provided by the Administrative Agent and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of each Borrower to accept joint and several liability for the obligations of each other such person. On or after the Closing Date, Loans may be allocated between the Parent Borrower and the Co- Borrower by the Parent Borrower in its sole discretion.

(b) Each Borrower shall be jointly and severally liable for the Obligations, regardless of which Borrower actually receives or is allocated the Loans hereunder or the amount of the Obligations received or the manner in which the Administrative Agent or any Lender accounts for the Obligations on its books and records. Each Borrower’s obligations with respect to Loans made or allocated to it, and each Borrower’s obligations arising as a result of the joint and several liability of such Borrower hereunder, with respect to Loans made to and other Obligations owing by the Borrowers hereunder, shall be separate and distinct obligations, but all such obligations shall be primary obligations of each Borrower.

(c) Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent and the Lenders may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of, the Obligations, without first proceeding against the other Borrower or any other person, or against any security or collateral for the Obligations. Each Borrower waives all suretyship defenses and consents and agrees that the Administrative Agent and the Lenders shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations.

(d) The Parent Borrower shall act under this Agreement and the other Loan Documents as the agent, attorney-in-fact and legal representative of the Co-Borrower for all purposes, including receiving account statements, giving and receiving all notices and consents hereunder or under any other Loan Documents, taking all other actions (including in respect of compliance with covenants and certificates) and communications to such Co-Borrower from the Administrative Agent or any Lender. The Administrative Agent and the Lenders may rely, and shall be fully protected in relying, on any certificate, report, information or any notice or communication made or given by the Parent Borrower, whether in its own name or on behalf of the Co-Borrower, and neither the Administrative Agent nor any Lender shall have any obligation to make any inquiry or request any confirmation from or on behalf of the Co-Borrower as to the binding effect on it of any such notice or request.

Section 1.06 Currency Equivalents. For purposes of determining compliance as of any date with Section 6.01 or 6.02 (other than for purposes of calculating financial ratios), amounts denominated in any currency other than Dollars shall be calculated as permitted by the second to last paragraph of Section 6.01. For purposes of determining compliance as of any date with any other Section in Article VI (other than for purposes of calculating financial ratios), amounts incurred, invested, loaned, advanced, acquired, Disposed of, sold, declared, paid, distributed or otherwise made or outstanding in any currency other than Dollars shall be calculated based on customary exchange rates in effect on the date of incurrence, Investment, loan, advance, acquisition, Disposition, sale, declaration, payment, distribution or other similar action was taken (or committed, at the option of the Borrowers) as determined in good faith by the Parent Borrower. If any limitation, threshold, ratio or basket is exceeded solely as a result of changes in currency exchange rates after the last time it was utilized, such limitation, threshold, ratio or basket will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates. No Default or Event of Default shall arise as a result of any limitation, threshold, ratio or basket set forth in Dollars in Article VI or clause (f) or (j) of Section 7.01 being exceeded solely as a result of changes in currency exchange rates. No Default or Event of Default shall arise as a result of the threshold set forth in Dollars in the definition of Material Indebtedness being exceed solely as a result of changes in currency exchange rates.

Section 1.07 Division. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware Law (including any Delaware LLC Division) or any comparable event under a different jurisdiction’s laws, as applicable: (a) if any asset, right, obligation or liability of any person becomes the asset, right, obligation or liability of a different person, then it shall be deemed to have been transferred from the original person to the subsequent person, and (b) if any new person comes into existence, such new person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests.

Section 1.08 Timing of Covenant Calculations. Where a calculation must be made in connection with an acquisition, disposition, investment, dividend or other action or event (each, a “Relevant Event”) in order to determine compliance with the covenants and other provisions of this Agreement, such calculation may be made, at the election of the Parent Borrower, either (i) at the time such Relevant Event is consummated or (ii) at the time the definitive agreements with respect to such Relevant Event are entered into.

Section 1.09 Permitted Liens. Notwithstanding anything to the contrary contained herein, including any provision providing for or reference to the first priority or first ranking nature of the Liens of the Collateral Agent on the Collateral securing the Obligations being subject to any Liens or Permitted Liens, nothing herein shall be construed as or deemed to constitute an agreement by the Collateral Agent or any Secured Party to subordinate any such Liens or security held by the Collateral Agent on the Collateral to any Permitted Lien or an admission by the Collateral Agent or any such Secured Party that such Liens and any security held by the Collateral Agent on the Collateral are subordinated to any Permitted Lien.

ARTICLE II

The Credits

Section 2.01 Commitments. Subject to the terms and conditions set forth herein:

(a) each Initial Term Lender agrees, severally and not jointly, to make Initial Term Loans in Dollars to the Borrowers on the Closing Date in an aggregate principal amount equal to its Initial Term Loan Commitment as of the Closing Date;

(b) each Lender having an Incremental Term Loan Commitment agrees, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement, to make Incremental Term Loans to the Borrowers, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment;

(c) from and after the Amendment No. 1 Effective Date and prior to the 2022 Term Loan Expiration Date, each 2022 Term Loan Lender agrees, subject to terms and conditions set forth in Section 4.02, to make 2022 Term Loans to the Borrowers on the 2022 Term Loan Funding Date, in an aggregate principal amount equal to its 2022 Term Loan Commitment; and

(d) ~~(c)~~ amounts of Loans borrowed under Section 2.01(a) ~~or~~, Section 2.01(b) or Section 2.01(c) that are repaid or prepaid may not be reborrowed.

Section 2.02 Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrowers may request in accordance herewith. Each Lender at its option may make any ABR Loan or Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.13 or 2.15 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

(c) Borrowings of more than one Type may be outstanding at the same time; provided that no more than five (5) Eurocurrency Borrowings shall be outstanding under all Facilities at any time. Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Term Facility Maturity Date for such Class.

Section 2.03 Requests for Borrowings. To request a Borrowing of Loans, the Borrowers shall notify the Administrative Agent of such request in writing in the form of a Borrowing Request signed by the applicable Borrower by hand delivery or electronic means (a) in the case of a Eurocurrency Borrowing, not later than 2:00 p.m., Local Time at least three (3) Business Days in advance of the proposed Borrowing Date or (b) in the case of an ABR Borrowing, not later than 11:00 a.m. Local Time one (1) Business Day in advance of the proposed Borrowing Date (or, in each case, such shorter period as the Administrative Agent and the Lenders may agree); provided that, (i) to request a Eurocurrency Borrowing or ABR Borrowing on the Closing Date, the Parent Borrower shall notify the Administrative Agent of such request in writing (which may be by electronic means) not later than 1:00 p.m., Local Time, one Business Day prior to the Closing Date (or such later time as the Administrative Agent and the Lenders may agree) ~~and~~, (ii) any such notice of an Incremental Term Borrowing (other than for 2022 Term Loan Borrowing) may be given at such time as provided in the applicable Incremental Assumption Agreement and (iii) the Borrowing Request for any 2022 Term Loans shall be received by the Administrative Agent by no later than 2:00 p.m. on the date that is three (3) Business Days prior to the Borrowing Date in respect thereof. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) whether such Borrowing is to be a Borrowing of Initial Term Loans or Other Term Loans, as applicable;

(ii) the aggregate amount of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day (the “Borrowing Date”);

(iv) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the Parent Borrower’s or the Co-Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Parent Borrower or the Co-Borrower, as the case may be, by promptly crediting the amounts so received, in like funds, to an account or accounts designated by the applicable Borrower as specified in the applicable Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section 2.04 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) the Federal Funds Effective Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to ABR Loans at such time. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.05 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Parent Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.05. The Parent Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section 2.05, the Parent Borrower shall notify the Administrative Agent of such election in writing by hand delivery or electronic means an Interest Election Request signed by the Parent Borrower, by the time that a Borrowing Request would be required under Section 2.03 if the Parent Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.

(c) Each written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Parent Borrower shall be deemed to have selected an Interest Period of one month’s duration. If less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall be in an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and satisfy the limitations specified in Section 2.02(c) regarding the maximum number of Borrowings of the relevant Type.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Parent Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Parent Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.06 Termination of Commitments. On the Closing Date (after giving effect to the funding of the Initial Term Loans to be made on such date), the Initial Term Loan Commitments of each Lender as of the Closing Date will terminate. The 2022 Term Loan Commitments will terminate on the 2022 Term Loan Expiration Date.

Section 2.07 Repayment of Loans; Evidence of Debt.

(a) The Parent Borrower and the Co-Borrower hereby unconditionally promise to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender as provided in Section 2.08(a)(i).

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Parent Borrower or the Co-Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, each Facility and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Parent Borrower or the Co-Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to clause (b) or (c) of this Section 2.07 shall be prima facie evidence (absent manifest error) of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Parent Borrower or the Co-Borrower to repay the Loans in accordance with the terms of this Agreement; provided further, that if such accounts are inconsistent with the Register, the Register shall prevail.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”). In such event, the Parent Borrower and the Co-Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender and its registered assigns and in a form approved by the Administrative Agent (at the direction of the Required Lenders) and reasonably acceptable to the Borrowers. Thereafter, unless otherwise agreed to by the applicable Lender, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the payee named therein and its registered assigns.

Section 2.08 Repayment of Loans.

(a) Subject to the other clauses of this Section 2.08 and to Section 9.08(e),

(i) the Parent Borrower and the Co-Borrower shall repay the Initial Term Loans and any 2022 Term Loans on the Initial Term Facility Maturity Date or, if any such date is not a Business Day, on the next preceding Business Day, in an amount equal to the then unpaid principal amount of such Loans outstanding; and

(ii) in the event that any other Other Term Loans are made, the Parent Borrower and the Co-Borrower shall repay such Other Term Loans on the dates and in the amounts set forth in the related Incremental Assumption Agreement.

(b) Prepayment of the Loans from:

(i) all Net Proceeds pursuant to Section 2.09(b) shall be allocated to the Class or Classes of Loans determined pursuant to Section 2.08(c), with the application thereof to reduce amounts due on the applicable Term Facility Maturity Date; provided that any Lender, at its option, may elect to decline any such prepayment of any Loan held by it if it shall give written notice to the Administrative Agent thereof by 5:00 p.m. Local Time at least three Business Days prior to the date of such prepayment (any such Lender, a “Declining Lender”) and on the date of any such prepayment, any amounts that would otherwise have been applied to prepay Loans owing to Declining Lenders (such amounts, the “Declined Proceeds”) shall instead be retained by the Borrowers for application for any purpose not prohibited by this Agreement, and

(ii) any optional prepayments of the Loans pursuant to Section 2.09(a) shall be applied as specified by or on behalf of the Parent Borrower in the applicable notice of prepayment; provided that any optional prepayment pursuant to 2.09(a) must be applied pro rata to all Loans of the same Class (but may be applied to any Class of Loans as specified by the Parent Borrower); provided, further, that in the event the Parent Borrower fails to specify the Loans (including, the Class) to which any such prepayment shall be applied, such prepayment shall be applied to prepay the Loans on a pro rata basis.

(c) Except as expressly provided in Section 2.19(b)(vi), any mandatory prepayment of Loans pursuant to Section 2.09(b) shall be applied so that the aggregate amount of such prepayment is allocated among the Initial Term Loans and the Other Term Loans (including any 2022 Term Loans), if any, pro rata based on the aggregate principal amount of outstanding Initial Term Loans and such Other Term Loans, if any. Prior to any prepayment of any Loan under any Facility hereunder, the Parent Borrower shall select the Borrowing or Borrowings under the applicable Facility to be prepaid and shall notify the Administrative Agent in writing (which may be by electronic means) of such selection not later than 2:00 p.m., Local Time, (i) in the case of an ABR Borrowing, at least five (5) Business Day before the scheduled date of such prepayment and (ii) in the case of a Eurocurrency Borrowing, at least five (5) Business Days before the scheduled date of such prepayment (or, in each case, such shorter period acceptable to the Administrative Agent and the Lenders); provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Parent Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. All prepayments and repayments of Loans shall be accompanied by accrued interest on the amount repaid to the extent required by Section 2.11(d) and shall be subject to Section 2.09(c).

(d) Upon any payment of any principal of the Loans, interest or fees accruing thereon or any other Obligations, each of the Parent Borrower and the Co-Borrower shall be deemed to represent and warrant that such repayment complies with Section 6.13 of this Agreement.

Section 2.09 Prepayment of Loans.

(a) The Parent Borrower and the Co-Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty (but subject to Section 2.09(c) and 2.14), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.08(c).

(b) ~~The~~Subject to Section 2.09(e), the Borrowers shall apply all Net Proceeds, promptly upon receipt thereof (but in no event later than five Business Days after receipt thereof) to prepay Loans in accordance with clause (c) of Section 2.08. Notwithstanding the foregoing (but in any event subject to Section 2.09(e)), the Borrowers may use a portion of such Net Proceeds to prepay or repurchase any Other First Lien Debt to the extent such prepayment or repurchase is required by the agreement(s) governing such Other First Lien Debt, in each case in an amount not to exceed the product of (1) the amount of such Net Proceeds and (2) a fraction, (A) the numerator of which is the outstanding principal amount of such Other First Lien Debt and (B) the denominator of which is the sum of the outstanding principal amount of such Other First Lien Debt and the outstanding principal amount of all Classes of Loans.

(c) In the event that all or any portion of the Initial Term Loans or 2022 Term Loans are repaid or prepaid as a result of any mandatory prepayments made with Net Proceeds of the type specified in clause (b) of the definition thereof (but, for the avoidance of doubt, not with Net Proceeds of the type specified in clause (a) of the definition thereof), or any voluntary prepayments or payments made following acceleration of the Loans (but excluding payments of the purchase price in connection with an assignment of the Loans made pursuant to Section 2.17(c)) such repayments or prepayments will include a premium equal to (A) the Applicable Make-Whole Amount, if such repayment or prepayment occurs prior to the First Call Date, (B) 5.00% of the aggregate principal amount of the Initial Term Loans or 2022 Term Loans so repaid or prepaid, if such repayment or prepayment occurs on or after the First Call Date but prior to the third anniversary of the Closing Date, (C) 2.50% of the aggregate principal amount of the Initial Term Loans or 2022 Term Loans so repaid or prepaid, if such repayment or prepayment occurs on or after the third anniversary of the Closing Date but prior to the fourth anniversary of the Closing Date and (D) 0.00% of the aggregate principal amount of the Initial Term Loans or 2022 Term Loans repaid or prepaid, if such repayment or prepayment occurs on or after the fourth anniversary of the Closing Date (the foregoing premiums, the “Prepayment Premium”).

(d) Notwithstanding any other provisions of this Section 2.09 to the contrary, (x) to the extent that any or all of the Net Proceeds of any Asset Sale by a non-Specified Subsidiary would otherwise be required to be applied pursuant to Section 2.09(b) but is prohibited, restricted or materially delayed by applicable local law from being repatriated to fund such prepayments (as determined in good faith by the Borrowers and disclosed in writing to the Administrative Agent), the portion of such Net Proceeds so affected will not be required to be applied to repay the Loans at the times provided in Section 2.09(b) (provided that the Parent Borrower causes such Subsidiary to use its commercially reasonable efforts to permit the transfer of the applicable funds), but only so long as the applicable local law prohibits, restricts or materially delays repatriation of such funds, and once such repatriation is permitted under applicable local law, such Net Proceeds will be promptly applied (net of additional taxes payable or reserved against as a result thereof other than any such taxes already taken into account by the definition of Net Proceeds) to the repayment of the Term Loans or Other First Lien Debt pursuant to Section 2.09(b), and (ii) to the extent that the Borrowers have determined in good faith that repatriation of any or all of such Net Proceeds that would otherwise be required to be applied pursuant to Section 2.09(b) would reasonably be expected to result in a material adverse tax consequence to the Parent Borrower or any Subsidiary or with respect to such Net Proceeds and disclosed in writing as such by the Parent Borrower to the Administrative Agent, the Net Proceeds so affected will not be required to be applied to repay Loans at the times provided in Section 2.09(b) and (y) subject to the preceding clause (x), to the extent that any or all of the Net Proceeds of an Asset Sale by a Subsidiary other than a Wholly Owned Subsidiary would otherwise be required to be applied pursuant to Section 2.09(b) but such Subsidiary is restricted by the terms of its articles of incorporation or other constitutive or governing documents (including any partnership, limited liability company, operating or shareholders’ agreements) or by-laws (as in effect on the Closing Date or in the case of any newly acquired or formed Subsidiary, the date of such acquisition or formation, as the same may be amended from time to time for bona fide purposes and not to evade the requirements of this Section 2.09(d)) from distributing the proceeds to the Parent Borrower or a Wholly Owned Subsidiary thereof, the portion of such Net Proceeds so affected will not be required to be applied to repay the Loans at the times provided in Section 2.09(b), but only so long as the articles of incorporation or other constitutive or governing documents (including any partnership, limited liability company, operating or shareholders’ agreements) or by-laws of such Subsidiary restricts such Subsidiary from distributing the proceeds to the Parent Borrower or a Wholly Owned Subsidiary, and once such distribution is permitted, such Net Proceeds will be promptly applied (net of taxes payable or reserved against as a result thereof other than any such taxes already taken into account by the definition of Net Proceeds) to the repayment of the Loans or Other First Lien Debt pursuant to Section 2.09(b).

(e) Notwithstanding anything to the contrary in Section 2.09(b) or (d), Section 2.08(c) or any other provision of this Agreement, (i) so long as the aggregate principal amount of the Initial Term Loans exceeds [COMMERCIALLY SENSITIVE INFORMATION REDACTED], the Borrower shall apply not less than [COMMERCIALLY SENSITIVE INFORMATION REDACTED] of all Specified Net Proceeds to prepay the Loans in accordance with this clause (e) and (ii) from and after the date on which the aggregate principal amount of the Initial Term Loans is equal to or less than [COMMERCIALLY SENSITIVE INFORMATION REDACTED], the Borrower shall apply not less than [COMMERCIALLY SENSITIVE INFORMATION REDACTED] of all Specified Net Proceeds to prepay the Loans in accordance with this clause (e) (it being understood that the portion of any Specified Net Proceeds not required to be applied to prepay the Initial Term Loans in accordance with this clause (e) shall be deemed (for the avoidance of doubt, subject to the proviso set forth in the definition thereof) to be Net Proceeds and governed by Section 2.09(b)). Any mandatory prepayment of Initial Term Loans pursuant to this Section 2.09(e) shall be applied not later than the date that is ninety (90) days following the date of receipt of such Specified Net Proceeds; provided that prior to any such prepayment, the Parent Borrower or applicable Subsidiary (A) shall be required to hold such Specified Net Proceeds (or cause such Specified Net Proceeds to be held) in a Controlled Account of a Loan Party subject to an Account Control Agreement until the date of such prepayment; provided that this clause (A) shall not apply if such requirement would reasonably be expected to result in material adverse tax or commercial consequences to the Parent Borrower or such Subsidiary as determined in good faith by the Parent Borrower and not for the purpose of evading the requirement set forth in this clause (A) and (B) except for Permitted Investments with a maturity date (if applicable) on or before ninety (90) days following the date of receipt of such Specified Net Proceeds, shall not be permitted to invest, reinvest, transfer or otherwise Dispose of such Specified Net Proceeds (or commit to any of the foregoing) prior to the application of such Specified Net Proceeds to the prepayment of the Initial Term Loans.

(f) Notwithstanding anything to the contrary in this Agreement, (x) on or prior to November 10, 2022, the aggregate principal amount of the Initial Term Loans shall have been reduced by $93,750,000 pursuant to the first Dutch Auction required to be conducted by the Borrowers pursuant to the terms of the Structuring Fee Letter and (y) following November 10, 2022 and on or prior to April 17, 2023, the aggregate principal amount of the Initial Term Loans shall have been further reduced by $93,750,000 pursuant to the second Dutch Auction required to be conducted by the Borrowers pursuant to the terms of the Structuring Fee Letter. For the avoidance of doubt, (x) the failure to conduct the Dutch Auctions and prepay the Initial Term Loans in accordance with this Section 2.09(f) shall constitute an immediate Event of Default and (y) amounts repaid or prepaid pursuant to the Dutch Auctions may not be reborrowed.

Section 2.10 Fees.

(a) The Parent Borrower and the Co-Borrower agree to pay to the Agents such fees as shall have been separately agreed upon in writing (including pursuant to the Agent Fee Letter) in the amounts and at the times so specified (the “Agent Fees”). The Agent Fees shall be paid on the dates due, in immediately available funds, to the applicable Agent. Once paid, none of such Agent Fees shall be refundable under any circumstances (except as expressly agreed between the Borrowers and the applicable Agent).

(b) The Parent Borrower and the Co-Borrower agree to pay to the Initial Term Lenders such fees (including in the form of original issue discount) as shall have been separately agreed upon pursuant to the Initial Term Lender Fee Letter (the “Initial Term Lender Fees”). The Initial Term Lender Fees shall be paid on the Closing Date, in immediately available funds, to the Initial Term Lenders. Once paid, none of such Initial Term Lender Fees shall be refundable under any circumstances (except as expressly agreed between the Borrowers and the applicable Initial Term Lender).

(c) On the Amendment No. 1 Effective Date, the Parent Borrower and the Co-Borrower shall pay to the 2022 Term Loan Lenders (in accordance with the Structuring Fee Letter), such fees as shall have been separately agreed upon pursuant to the Structuring Fee Letter (the “2022 Term Loan Lender Fees”) in immediately available funds. Once paid, none of such 2022 Term Loan Lender Fees shall be refundable under any circumstances (except as expressly agreed between the Borrowers and the 2022 Term Loan Lenders).

Section 2.11 Interest.

(a) The Loans comprising each ABR Borrowing shall bear interest at the ABR plus the Applicable Margin.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fees or other amount payable by the Parent Borrower or the Co-Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding clauses of this Section 2.11 or (ii) in the case of any other overdue amount, 2.00% plus the rate applicable to ABR Loans as provided in clause (a) of this Section 2.11; provided that this clause (c) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 9.08.

(d) Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan and (ii) on the applicable Term Facility Maturity Date; provided that (A) interest accrued pursuant to clause (c) of this Section 2.11 shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.12 Alternate Rate of Interest.

(a) If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i) (x) the Required Lenders determine (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period and (y) the circumstances in Section 2.12(b)(i) do not apply; or

(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period, then the Administrative Agent (upon receipt of written notice from the Required Lenders) shall give notice thereof to the Parent Borrower and the Lenders by telephone or electronic means as promptly as practicable thereafter and, until the Administrative Agent (upon receipt of written notice from the Required Lenders) notifies the Parent Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto an ABR Borrowing, and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing;

(b) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Parent Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Parent Borrower) that the Parent Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining LIBO Rate for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Required Lenders, that will continue to provide the LIBO Rate after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii) syndicated loans currently being executed, or that include language similar to that contained in this Section 2.12, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent (at the direction of the Required Lenders) and the Parent Borrower may amend this Agreement solely for the purpose of replacing the LIBO Rate in accordance with this Section 2.12 with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent (at the direction of the Required Lenders) from time to time in its reasonable discretion and may be periodically updated (the “Adjustment” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Parent Borrower. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Required Lenders.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Parent Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Loans shall be suspended, (to the extent of the affected Eurocurrency Loans or Interest Periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the ABR. Upon receipt of such notice, the Parent Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Loans (to the extent of the affected Eurocurrency Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than 1.00% for purposes of this Agreement.

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent (at the direction of the Required Lenders) will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.

Section 2.13 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii) subject any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document to any Taxes with respect to any Loan Document (other than (A) Indemnified Taxes or (B) Excluded Taxes); or

(iii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in clause (a) or (b) of this Section 2.13 shall be delivered to the Parent Borrower and shall be conclusive absent manifest error; provided that any such certificate claiming amounts described in clause (x) or (y) of the definition of “Change in Law” shall, in addition, state the basis upon which such amount has been calculated and certify that such Lender’s demand for payment of such costs hereunder, and such method of allocation is not inconsistent with its treatment of other borrowers which, as a credit matter, are similarly situated to the Borrowers and which are subject to similar provisions. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section 2.13, such Lender shall notify the Parent Borrower thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section 2.13 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Parent Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.14 Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow (other than due to the default of the relevant Lender), convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Parent Borrower pursuant to Section 2.17, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender (it being understood that the deemed amount shall not exceed the actual amount) to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurocurrency Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.14 shall be delivered to the Parent Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.15 Taxes.

(a) Any and all payments made by or on behalf of a Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes except as required by a Requirement of Law. If a Loan Party, the Administrative Agent or any other applicable withholding agent shall be required by applicable Requirement of Law to deduct or withhold any Taxes from such payments, then (i) the applicable withholding agent shall make such deductions or withholdings as are reasonably determined by the applicable withholding agent to be required by any applicable Requirement of Law, (ii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirement of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes, the sum payable by the Loan Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.15) the Administrative Agent or any Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. Whenever any Indemnified Taxes are payable by a Loan Party, as promptly as possible thereafter, such Loan Party shall send to the Administrative Agent for its own account or for the account of a Lender, as the case may be, a certified copy of an official receipt (or other evidence acceptable to the Administrative Agent or such Lender, acting reasonably) received by the Loan Party showing payment thereof. Without duplication, after any payment of Taxes by any Loan Party or the Administrative Agent to a Governmental Authority as provided in this Section 2.15, the Parent Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Parent Borrower, as the case may be, a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by applicable Requirement of Law to report such payment or other evidence of such payment reasonably satisfactory to the Borrowers or the Administrative Agent, as the case may be.

(b) The Parent Borrower and the Co-Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Parent Borrower and the Co-Borrower shall indemnify and hold harmless the Administrative Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Parent Borrower by a Lender or by the Administrative Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d) Each Lender that is entitled to an exemption from or reduction of withholding Taxes with respect to payments made under any Loan Document shall deliver to the Parent Borrower and the Administrative Agent, at such time or times reasonably requested by the Parent Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law and such other reasonably requested information as will permit the Borrowers or the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Loan Document are subject to withholding of Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, any such withholding of Taxes in respect of any payments to be made to such Lender by any Loan Party pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. In addition, any Lender, if reasonably requested by the Parent Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Parent Borrower or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(e)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender, and no Lender will be required to provide any information about its direct or indirect investors to the extent it is unable to do so (whether under a Requirement of Law, pursuant to any contract, or otherwise).

(e) Without limiting the generality of Section 2.15(d), such Lender or such Agent shall deliver to the Parent Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Parent Borrower or the Administrative Agent such documentation prescribed by applicable law and such additional documentation reasonably requested by the Parent Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.15(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update and provide two further copies of such form or certification or promptly notify the Parent Borrower and the Administrative Agent in writing of its legal inability to do so.

Each person that shall become a Participant pursuant to Section 9.04 or a Lender pursuant to Section 9.04 shall be required to provide all the forms and statements required pursuant to this Section 2.15(e) at such time that any such forms or statements are reasonably requested by the Parent Borrower or the Administrative Agent; provided that a Participant shall furnish all such required forms and statements to the person from which the related participation shall have been purchased.

(f) If any Lender or the Administrative Agent, as applicable, determines, in its sole discretion, that it has received a refund of an Indemnified Tax for which a payment has been made by a Loan Party pursuant to this Agreement or any other Loan Document, which refund in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is attributable to such payment made by such Loan Party, then the Lender or the Administrative Agent, as the case may be, shall reimburse the Loan Party for such amount (net of all reasonable out-of-pocket expenses (including Taxes) of such Lender or the Administrative Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as the Lender or Administrative Agent, as the case may be, determines in its sole discretion to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any Taxes imposed on the refund) than it would have been in if the Indemnified Tax giving rise to such refund had not been imposed in the first instance; provided that the Loan Party, upon the request of the Lender or the Administrative Agent agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender or the Administrative Agent in the event the Lender or the Administrative Agent is required to repay such refund to such Governmental Authority. No Lender nor the Administrative Agent shall be obliged to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party in connection with this clause (f) or any other provision of this Section 2.15.

(g) The agreements in this Section 2.15 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable under any Loan Document.

For purposes of this Section 2.15, the terms “applicable law” and “applicable Requirement of Law” include FATCA.

Section 2.16 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Unless otherwise specified, each of the Parent Borrower and the Co-Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, premiums, or of amounts payable under Sections 2.13, 2.14 or 2.15, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Parent Borrower by the Administrative Agent except that payments pursuant to Sections 2.10, 2.13, 2.14, 2.15 and 9.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. Except as otherwise expressly provided herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments made under the Loan Documents shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) Subject to Section 7.02, if at any time an Event of Default has occurred and is continuing and insufficient funds are received by and available to the Administrative Agent from the Parent Borrower and the Co-Borrower to pay fully all amounts of principal, interest, fees and premium (including the Prepayment Premium) then due from the Parent Borrower and the Co-Borrower hereunder, such funds shall be applied (i) first, towards payment of interest, fees and premium (including the Prepayment Premium) then due from the Parent Borrower and the Co-Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, towards payment of principal then due from the Parent Borrower and the Co-Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Loans of a given Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase participations in the Loans of such Class of such other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders entitled thereto ratably in accordance with the principal amount of each such Lender’s respective Loans of such Class and accrued interest thereon; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this clause (c) shall not be construed to apply to any payment made by the Parent Borrower or the Co-Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. The Parent Borrower and the Co-Borrower consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Parent Borrower or the Co-Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Parent Borrower or the Co-Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Parent Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Parent Borrower or the Co-Borrower will not make such payment, the Administrative Agent may assume that the Parent Borrower or the Co-Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Parent Borrower or the Co-Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.04 or 2.16(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.17 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.13, or if the Parent Borrower or the Co-Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 or any event that gives rise to the operation of Section 2.18, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15 or mitigate the applicability of Section 2.18, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Parent Borrower and the Co-Borrower hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.13 or gives notice under Section 2.18, (ii) the Parent Borrower or the Co-Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 2.17(a) or (iii) any Lender is a Defaulting Lender, then the Parent Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require any such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.13 or Section 2.15) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Parent Borrower shall have received the prior written consent of the Administrative Agent, to the extent consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, which consent, in each case, shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Parent Borrower or the Co-Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13, payments required to be made pursuant to Section 2.15 or a notice given under Section 2.18, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.17 shall be deemed to prejudice any rights that the Parent Borrower or the Co-Borrower may have against any Lender that is a Defaulting Lender. No action by or consent of the removed Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Borrowers, Administrative Agent, such removed Lender and the replacement Lender shall otherwise comply with Section 9.04; provided that if such removed Lender does not comply with Section 9.04 within one Business Day after the Parent Borrower’s request, compliance with Section 9.04 shall not be required to effect such assignment.

(c) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrowers shall have the right (unless such Non-Consenting Lender grants such consent) at its sole expense (including with respect to the processing and recordation fee referred to in Section 9.04(b)(ii)(B)) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to (and any such Non-Consenting Lender agrees that it shall, upon the Parent Borrower’s request) assign its Loans and its Commitments (or, at the Parent Borrower’s option, the Loans and Commitments under each Facility that is the subject of the proposed amendment, waiver, discharge or termination) hereunder to one or more assignees reasonably acceptable to the Administrative Agent (unless such assignee is a Lender, an Affiliate of a Lender or an Approved Fund); provided that: (a) all Obligations of the Parent Borrower and the Co-Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon and (c) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver, discharge or termination. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Borrowers, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04; provided that if such Non-Consenting Lender does not comply with Section 9.04 within one Business Day after the Parent Borrower’s request, compliance with Section 9.04 shall not be required to effect such assignment.

Section 2.18 Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable Lending Office to make or maintain any Eurocurrency Loans, then, on notice thereof by such Lender to the Parent Borrower through the Administrative Agent, any obligations of such Lender to make or continue Eurocurrency Loans or to convert ABR Borrowings to Eurocurrency Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Parent Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Parent Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), convert all Eurocurrency Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Parent Borrower and the Co-Borrower shall also pay accrued interest on the amount so converted.

Section 2.19 Incremental Term Loan Commitments.

(a) ~~The~~Prior to the Amendment No. 1 Effective Date, the Parent Borrower may, by written notice to the Administrative Agent from time to time, establish Incremental Term Loan Commitments in an amount not to exceed the Incremental Amount available at the time such Incremental Term Loan Commitments are established; provided that any existing Lender approached to provide any Incremental Term Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Term Loan Commitment. Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments being established (which shall be in minimum increments of $5,000,000 and a minimum amount of $10,000,000, or equal to the remaining Incremental Amount or, in each case, such lesser amount approved by the Administrative Agent), (ii) the date on which such Incremental Term Loan Commitments are requested to become effective and (iii) whether such Incremental Term Loan Commitments are to be (x) commitments to make term loans with terms identical to Initial Term Loans or (y) commitments to make term loans with pricing, maturity, amortization, participation in mandatory prepayments and/or other terms different from the Initial Term Loans (subject to clause (b) below) (“Other Term Loans”).

(b) ~~The~~Other than in connection with the 2022 Term Loan Commitments, the Parent Borrower, the Co-Borrower and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Term Loans; provided that:

(i) any commitments to make additional Initial Term Loans shall have the same terms as the Initial Term Loans;

(ii) the Other Term Loans incurred pursuant to clause (a) of this Section 2.19 shall rank pari passu or, at the option of the Parent Borrower, junior in right of security with the Liens on the Collateral securing the Initial Term Loans or be unsecured (provided that if such Other Term Loans rank junior in right of security with the Liens on the Collateral securing the Initial Term Loans, such Other Term Loans shall be subject to a Permitted Junior Intercreditor Agreement and, for the avoidance of doubt, if such Other Term Loans rank junior in right of security with the Liens on the Collateral securing the Initial Term Loans or are unsecured, such Other Term Loans shall not be subject to clause (v) below);

(iii) the final maturity date of any such Other Term Loans shall be no earlier than the Initial Term Facility Maturity Date;

(iv) the Weighted Average Life to Maturity of any such Other Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans;

(v) with respect to any Other Term Loan incurred within twenty-four (24) months after the Closing Date that is a term loan and secured by Liens on the Collateral that rank pari passu in right of security with the Liens on the Collateral securing the Initial Term Loans, the All-in Yield of such Other Term Loans shall not exceed the All-in Yield applicable to the Initial Term Loans on the Closing Date, except that the All-in Yield in respect of any such Other Term Loans may exceed the All-in Yield in respect of such Initial Term Loans on the Closing Date by no more than 0.50%, or if it does so exceed such All-in Yield by more than 0.50% (such difference, the “Term Yield Differential”), then the Applicable Margin (or the “LIBOR floor” as provided in the following proviso) applicable to such Initial Term Loans shall be increased such that after giving effect to such increase, the Term Yield Differential shall not exceed 0.50% (the “MFN Protection”); provided that, to the extent any portion of the Term Yield Differential is attributable to a higher “LIBOR floor” being applicable to such Other Term Loans, the “LIBOR floor” applicable to the outstanding Applicable Term Loans shall be increased to an amount not to exceed the “LIBOR floor” applicable to such Other Term Loans prior to any increase in the Applicable Margin applicable to such Applicable Term Loans then outstanding; provided, further, that to the extent any such Term Yield Differential consists of original issue discount or upfront fees, in lieu of any adjustment of the Applicable Margin, the Borrowers may satisfy their obligations, in whole or in part, under this clause (v) by paying the Initial Term Lenders a fee at the time of the closing of the Incremental Term Loan Facility in the amount necessary such that the All-in-Yield for the Initial Term Loans is 0.50% less than the All-in-Yield for such Other Term Loans;

(vi) such Other Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Initial Term Loans in any mandatory prepayment hereunder;

(vii) except as to pricing, amortization, maturity, participation in mandatory prepayments and ranking as to security (which, in each case, shall be subject to the other clauses of this proviso), be determined by the Parent Borrower and the Incremental Term Lenders in their sole discretion), shall have (x) substantially similar terms (and not more burdensome, taken as a whole) as the Initial Term Loans or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent (acting on the instructions of the Required Lenders); provided that to the extent any Other Term Loans contain a financial maintenance covenant that is different or more restrictive than the Financial Covenant, then the Credit Agreement shall be amended to include such financial maintenance covenant for the benefit of the Term Lenders; and

(viii) (A) there shall be no obligor in respect of any Incremental Term Loan Commitments that is not a Loan Party and (B) no Incremental Term Loan Commitments shall be secured by any assets that do not constitute Collateral.

Each party hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement and the other Loan Documents shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments evidenced thereby as provided for in Section 9.08(e). Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.19 and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing by the Administrative Agent and the Parent Borrower and furnished to the other parties hereto.

(c) Notwithstanding the foregoing, no Incremental Term Loan Commitment (other than the 2022 Term Loan Commitments, which shall become effective on the Amendment No. 1 Effective Date), shall become effective under this Section 2.19 unless (i) on the date of such effectiveness the conditions set forth in clauses (j) and (k) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Parent Borrower; (ii) the Borrowers shall have delivered to the Administrative Agent such customary legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other customary closing certificates and documentation as required by the relevant Incremental Assumption Agreement and, to the extent required by the Lenders providing such Incremental Term Loan Commitment, consistent with those delivered on the Closing Date and such additional customary documents and filings (including amendments or supplements to the Security Documents) as the Administrative Agent (at the direction of the Required Lenders) may reasonably request to assure that the Incremental Term Loans are secured by the Collateral ratably with (or, to the extent set forth in the applicable Incremental Assumption Agreement, junior to) the Initial Term Loans, and (iii) any fees and expenses owing in respect of such Incremental Term Loan Commitments and Incremental Term Loans to the Administrative Agent and the Incremental Term Lenders hereunder or under the applicable Incremental Assumption Agreement shall have been paid; provided that, if the proceeds of any Incremental Term Facility are to be used to finance a Permitted Business Acquisition or Investment in a Third Party pursuant to a definitive acquisition agreement, (A) at the option of the Parent Borrower, the determination of whether clause (i) of this Section 2.19(c) is satisfied shall be made solely at the time of the execution of the definitive acquisition agreement related to such Permitted Business Acquisition or Investment, and (B) the availability of Incremental Term Loan Commitments may be subject to customary “SunGard” provisions, as agreed by the Lenders providing such Incremental Term Loan Commitments.

(d) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans (other than Other Term Loans of a different Class), when originally made, are included in each Borrowing of the outstanding applicable Class of Loans on a pro rata basis. The Parent Borrower and the Co-Borrower agree that Section 2.14 shall apply to any conversion of Eurocurrency Loans to ABR Loans reasonably required by the Administrative Agent to effect the foregoing.

(e) Notwithstanding anything to the contrary in this Agreement, including Section 2.16(c) (which provisions shall not be applicable to clauses (e) through (i) of this Section 2.19), pursuant to one or more offers made from time to time by the Borrowers to all Lenders of any Class of Loans, on a pro rata basis (based on the aggregate outstanding Loans of such Class) and on the same terms (“Pro Rata Extension Offers”), the Borrowers are hereby permitted to consummate transactions with individual Lenders from time to time to extend the maturity date of such Lender’s Loans and/or Commitments of such Class and to otherwise modify the terms of such Lender’s Loans and/or Commitments of such Class pursuant to the terms of the relevant Pro Rata Extension Offer (including, without limitation, increasing the interest rate or fees payable in respect of such Lender’s Loans and/or Commitments and/or modifying the amortization schedule in respect of such Lender’s Loans). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentence shall mean, in the case of an offer to the Lenders under any Class of Loans, that all of the Loans of such Class are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same. Any such extension (an “Extension”) agreed to between the Borrowers and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing an Incremental Term Loan for such Lender if such Lender is extending an existing Loan (such extended Loan, an “Extended Term Loan”). Each Pro Rata Extension Offer shall specify the date on which the Borrowers proposes that the Extended Term Loan shall be made, which shall be a date not earlier than five Business Days after the date on which notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent(at the direction of the Required Lenders)).

(f) The Borrowers and each Extending Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans of such Extending Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Extended Term Loans; provided that (i) except as to interest rates, fees and any other pricing terms (which interest rates, fees and other pricing terms shall not be subject to the provisions set forth in Section 2.19(b)(vii)), and amortization, final maturity date and participation in prepayments and commitment reductions (which shall, subject to clauses (ii) and (iii) of this proviso, be determined by the Borrowers and set forth in the Pro Rata Extension Offer), the Extended Term Loans shall have (x) the same terms as an existing Class of Loans or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent (at the direction of the Required Lenders), (ii) the final maturity date of any Extended Term Loans shall be no earlier than the latest Term Facility Maturity Date in effect on the date of incurrence, (iii) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Loans to which such offer relates and (iv) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Initial Term Loans in any mandatory prepayment hereunder. Upon the effectiveness of any Incremental Assumption Agreement, this Agreement or any other Loan Documents shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Term Loans evidenced thereby as provided for in Section 9.08(e). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrowers’ consent and furnished to the other parties hereto.

(g) Upon the effectiveness of any such Extension, the applicable Extending Lender’s Loan will be automatically designated an Extended Term Loan. For purposes of this Agreement and the other Loan Documents, if such Extending Lender is extending a Loan, such Extending Lender will be deemed to have an Incremental Term Loan having the terms of such Extended Term Loan.

(h) Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including, without limitation, this Section 2.19), (i) the aggregate amount of Extended Term Loans will not be included in the calculation of the Incremental Amount, (ii) no Extended Term Loan is required to be in any minimum amount or any minimum increment, (iii) any Extending Lender may extend all or any portion of its Loans pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan), (iv) there shall be no condition to any Extension of any Loan or Commitment at any time or from time to time other than written notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan implemented thereby, (v) all Extended Term Loans and all obligations in respect thereof shall be Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents that are secured by Liens on the Collateral on a pari passu basis with all other Obligations relating to an existing Class of Loans of the relevant Loan Parties under this Agreement and the other Loan Documents and (vi) there shall be no obligor in respect of any such Extended Term Loans that is not a Loan Party.

(i) Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided that the Borrowers shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.

(j) Notwithstanding anything in the foregoing to the contrary, (i) for the purpose of determining the number of outstanding Eurocurrency Borrowings upon the incurrence of any Incremental Term Loans, to the extent the last date of Interest Periods for multiple Eurocurrency Borrowings under any Facility fall on the same day, such Eurocurrency Borrowings shall be considered a single Eurocurrency Borrowing and (ii) the initial Interest Period with respect to any Eurocurrency Borrowing of Incremental Term Loans may, at the

Parent Borrower’s option, be of a duration of a number of Business Days that is less than one month, and the Adjusted LIBO Rate with respect to such initial Interest Period shall be the same as the Adjusted LIBO Rate applicable to any then-outstanding Eurocurrency Borrowing as the Parent Borrower may direct, so long as the last day of such initial Interest Period is the same as the last day of the Interest Period with respect to such outstanding Eurocurrency Borrowing.

Section 2.20 Defaulting Lender.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees, premiums or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, following an Event of Default or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, second, as the Parent Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, third, if so determined by the Administrative Agent and the Parent Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Parent Borrower or the Co-Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Parent Borrower or the Co-Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Defaulting Lender Cure. If the Parent Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender; provided that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Parent Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

Representations and Warranties

On the Closing Date and the Amendment No. 1 Effective Date, each of the Parent Borrower and the Co-Borrower represents and warrants to each of the Lenders that:

Section 3.01 Organization; Powers. Except as set forth on Schedule 3.01, each of the Parent Borrower, the Co-Borrower and each of the Material Subsidiaries (a) is a partnership, limited partnership, limited liability company, corporation, company or other entity duly organized, validly existing and in good standing (or, if applicable in a jurisdiction outside of the United States of America and Canada, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States of America and Canada) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Parent Borrower and the Co-Borrower, to borrow and otherwise obtain credit hereunder.

Section 3.02 Authorization. The execution, delivery and performance by the Parent Borrower and each of the Subsidiary Loan Parties of each of the Loan Documents to which it is a party and the Borrowings hereunder (a) have been duly authorized by all corporate, shareholder, partnership, limited liability company or similar action required to be obtained by the Borrowers and such Subsidiary Loan Parties and (b) will not (i) violate (A) any provision of law, statute, rule or regulation applicable to the Parent Borrower, the Co-Borrower or any such Subsidiary Loan Party, (B) the certificate or articles of incorporation, amalgamation or other constitutive documents (including any partnership, limited liability company, operating or shareholders’ agreements) or by-laws of the Parent Borrower, the Co-Borrower or any such Subsidiary Loan Party, (C) any applicable order of any court or any rule, regulation or order of any Governmental Authority applicable to the Parent Borrower, the Co-Borrower or any such Subsidiary Loan Party or (D) any provision of any indenture, certificate of designation for preferred shares, agreement or other instrument to which the Parent Borrower, the Co-Borrower or any such Subsidiary Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred shares, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) (other than clause (B) thereof) or (ii) of this Section 3.02(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Parent Borrower, the Co-Borrower or any such Subsidiary Loan Party, other than the Liens created by the Loan Documents and Permitted Liens.

Section 3.03 Enforceability. This Agreement has been duly executed and delivered by the Parent Borrower and the Co-Borrower and constitutes, and each other Loan Document when executed and delivered by the Parent Borrower and each Subsidiary Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against the Parent Borrower and each such Subsidiary Loan Party, as applicable, in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing and (iv) any foreign laws, rules and regulations as they relate to pledges of Equity Interests of Subsidiaries that are not organized or incorporated under the laws of the United States of America or Canada or any state, province or territory thereof or registrations, filings, notices or other actions or steps required to be made in order to perfect security created by the Security Documents or in order to achieve the relevant priority for all Liens created by such Security Documents.

Section 3.04 Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required for the execution, delivery or performance of each Loan Document to which the Parent Borrower or any Subsidiary Loan Party is a party, except for (a) the filing of Uniform Commercial Code financing statements or PPSA financing statements, (b) filings with the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office, (c) recordation of the Mortgages, (d) such as have been made or obtained and are in full force and effect, (e) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (f) filings or other actions listed on Schedule 3.04 and any other filings, registrations or notifications required by the Security Documents.

Section 3.05 Financial Statements. (a) The audited consolidated balance sheet and the statements of operations, shareholders’ equity and cash flows as of and for the fiscal year ended March 31, 2020 for the Parent Borrower and its consolidated subsidiaries and (b) the unaudited consolidated balance sheets and statements of operations, shareholders’ equity and cash flows as of and for the fiscal quarters ended December 31, 2020, September 30, 2020 and June 30, 2020 for the Parent Borrower and its consolidated subsidiaries, including the notes thereto, if applicable (collectively, the “Historical Financial Statements”), present fairly in all material respects the consolidated financial position of the Parent Borrower and its consolidated subsidiaries as of the dates and for the periods referred to therein and the results of operations and shareholders’ equity and, if applicable, cash flows for the periods then ended and were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except, in the case of interim period financial statements, for the absence of notes and for normal year-end adjustments and except as otherwise noted therein.

Section 3.06 No Material Adverse Effect. Since March 31, 2020, there has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect.

Section 3.07 Title to Properties; Possession Under Leases.

(a) Each of the Parent Borrower and its Subsidiaries has good and marketable title in fee simple or equivalent to, or good and marketable leasehold interests in, or easements or other limited property interests in, all its Real Properties (including all Mortgaged Properties) and has good and marketable title to its personal property and assets, in each case, except for Permitted Liens and except for defects in title that do not individually or in the aggregate materially affect its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens or Liens arising by operation of law.

(b) The Parent Borrower and each of its Subsidiaries has complied with all material obligations under all leases to which it is a party, except where the failure to comply would not reasonably be expected to have Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.

(c) Schedule 1.01(A) lists each Material Real Property owned by any Loan Party as of the Closing Date.

Section 3.08 Subsidiaries; Joint Ventures; Equity Investees. Schedule 3.08(a) sets forth as of the Closing Date (i) the name and jurisdiction of incorporation, formation or organization of each Subsidiary of the Parent Borrower and, as to each such Subsidiary, the percentage of each class of Equity Interests owned by the Parent Borrower or by any such Subsidiary, and (ii) the name and jurisdiction of incorporation, formation or organization of each other Person in which the Parent Borrower or any Subsidiary owns in excess of 20% of the issued and outstanding Equity Interests and, as to each such Person, the percentage of each class of Equity Interests owned by the Parent Borrower or by any such Subsidiary. As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors (or entities controlled by directors) and shares held by directors (or entities controlled by directors)) relating to any Equity Interests of any Subsidiaries of the Parent Borrower, except as set forth on Schedule 3.08(b).

Section 3.09 Litigation; Compliance with Laws.

(a) There are no actions, suits, claims, disputes, proceedings at law or in equity or in arbitration or, to the knowledge of the Parent Borrower or the Co-Borrower, investigations by or on behalf of any Governmental Authority, now pending or threatened against the Parent Borrower, the Co-Borrower or any of their respective Subsidiaries or any business, Property or rights of any such person (including that involve any Loan Document or the Transactions) that, individually in the aggregate, have resulted in or could reasonably be expected to result in a Material Adverse Effect, except for any action, suit or proceeding at law or in equity by or on behalf of any Governmental Authority or in arbitration which has been disclosed in the Parent Borrower’s public filings with the SEC prior to the Closing Date.

(b) None of the Parent Borrower, the Co-Borrower or any of their respective Subsidiaries is in violation of (nor will the continued operation of their respective Property or business as currently conducted violate) any Requirement of Law (including any zoning, building, ordinance, code or approval or any building permit) or any restrictions of record or agreements affecting any of the Company’s Real Property or is in default with respect to any Order applicable to it or any of its Property where such violation or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(c) The Parent Borrower and each of its Subsidiaries maintains in effect and enforces policies and procedures reasonably designed to ensure compliance in all material respects by the Parent Borrower, its Subsidiaries and their respective directors, officers, employees, agents and representatives with applicable Anti-Corruption Laws, Sanctions Laws and Anti-Money Laundering Laws.

Section 3.10 Federal Reserve Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board.

Section 3.11 Investment Company Act. None of the Parent Borrower and its Subsidiaries is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.12 Use of Proceeds. (a) The Parent Borrower and the Co-Borrower will use the proceeds of the Initial Term Loans on or after the Closing Date solely for (i) working capital and general corporate purposes (including for Permitted Business Acquisitions and other acquisitions, non-controlling Investments and other investments, capital expenditures, strategic initiatives and the retiring of the outstanding Convertible Senior Notes) and (ii) the payment of Transaction Expenses ~~and~~, (b) the Parent Borrower and the Co-Borrower will use the proceeds of any Incremental Term Loans (other than 2022 Term Loans) after the Closing Date solely for the purposes set forth in the applicable Incremental Assumption Agreement and (c) the Parent Borrower and the Co-Borrower will use the proceeds of any 2022 Term Loans on or after the Amendment No. 1 Effective Date for working capital and general corporate purposes. No part of the proceeds of the Loans made hereunder will be used, directly or indirectly, in any manner that would result in a breach of any applicable Cannabis Law, including (i) in connection with or for any Marijuana or Marijuana-related operations of the Parent, the Co-Borrower or any of their respective Subsidiaries and Affiliates or (ii) by or for any Subsidiary or Affiliate involved in Marijuana or Marijuana-related operations in the United States, in each case unless and until such operations are permitted by the federal and applicable state laws of the United States.

Section 3.13 Tax Returns. Except as set forth on Schedule 3.13:

(a) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Parent Borrower and each of its Subsidiaries has filed or caused to be filed all Tax returns required to have been filed by it (including in its capacity as withholding agent) and each such Tax return is true and correct;

(b) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Parent Borrower and each of its Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a) and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due), except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which the Parent Borrower or any of its Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP; and

(c) Other than as would not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, with respect to the Parent Borrower and each of its Subsidiaries, there are no claims being asserted in writing with respect to any Taxes.

Section 3.14 No Material Misstatements.

(a) All written factual information (other than the Projections, forward looking information and information of a general economic nature or general industry nature) (the “Information”) that has been made available by or on behalf of the Parent Borrower, the Co-Borrower or any of their respective Affiliates or representatives concerning the Parent Borrower, the Co-Borrower any of their respective Subsidiaries, the Transactions and any other transactions contemplated hereby prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and as of the Closing Date (or, in respect of any other transactions, the closing date of such transaction) and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates provided thereto).

(b) The Projections and other forward looking information and information of a general economic nature prepared by or on behalf of the Parent Borrower or the Co-Borrower or any of their representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Parent Borrower or the Co-Borrower, as applicable, to be reasonable as of the date thereof (it being understood that such Projections are as to future events and are not to be viewed as facts, such Projections are subject to significant uncertainties and contingencies and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results, and that no assurance can be given that the projected results will be realized), as of the date such Projections and information were furnished to the Lenders.

Section 3.15 Employee Benefit Plans. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (a) the Parent Borrower, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan; (b) each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified, and, to the knowledge of a Responsible Officer of the Parent Borrower, nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status; (c) no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by the Parent Borrower, any of its Subsidiaries or any of their ERISA Affiliates; (d) no ERISA Event or Canadian Pension Event has occurred or is reasonably expected to occur; (e) the Parent Borrower and each of its Subsidiaries are in compliance with all applicable provisions and requirements of applicable laws with respect to each Canadian Pension Plan and have performed all their obligations under each Canadian Pension Plan; (f) all Canadian Pension Plans have been established, administered, maintained and funded in accordance with the terms of such Canadian Pension Plan and all applicable laws; and (g) each Canadian Pension Plan that is intended to qualify for tax- preferred or tax-exempt treatment has been duly registered or qualified, as applicable, in accordance with applicable laws, and nothing has subsequently occurred which would cause such Canadian Pension Plan to lose such status; and (h) no taxes, penalties or fees are owing or exigible under any Canadian Pension Plan. As of the date of this Agreement, none of the Parent Borrower or any of its Subsidiaries sponsors, maintains, contributes to or has any liability or contingent liability in respect of any Canadian Defined Benefit Plan.

Section 3.16 Environmental Matters. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no written notice, request for information, order, complaint or penalty has been received by the Parent Borrower or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Parent Borrower’s and the Co-Borrower’s knowledge, threatened which allege a violation of or liability under or related to any Environmental Laws, Environmental Permits or Hazardous Materials, in each case relating to the Parent Borrower or any of its Subsidiaries or any of their respective predecessors, (ii) each of the Parent Borrower and its Subsidiaries has all environmental permits, licenses and other approvals necessary for its facilities and operations to comply with all Environmental Laws (“Environmental Permits”) and is in compliance with the terms of such Environmental Permits and with all other Environmental Laws, (iii) no Hazardous Material is located at, on or under any property currently or, to the Parent Borrower’s knowledge, formerly owned, operated or leased by the Parent Borrower or any of its Subsidiaries (or any of their respective predecessors) that would reasonably be expected to give rise to any cost, liability or obligation of the Parent Borrower or any of its Subsidiaries under any Environmental Laws or Environmental Permits, (iv) no Hazardous Material has been generated, used, treated, stored, handled, disposed of or controlled, transported or released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Parent Borrower or any of its Subsidiaries (or any of their respective predecessors) under any Environmental Laws or Environmental Permits, (v) there are no agreements in which the Parent Borrower or any of its Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other person arising under or relating to Environmental Laws, Environmental Permits or Hazardous Materials, and (vi) there has been no written environmental assessment or audit conducted (other than customary assessments not revealing anything that would reasonably be expected to be material to the Parent Borrower or any of its Subsidiaries) of any property currently or, to the Parent Borrower’s knowledge, formerly owned or leased by the Parent Borrower or any of its Subsidiaries that is in the possession or control of the Parent Borrower and that has not been made available to the Administrative Agent and the Lenders prior to the Closing Date.

Section 3.17 Security Documents.

(a) Each Pledge and Security Agreement will be effective to create (to the extent described therein and subject to exceptions set forth in the Collateral and Guarantee Requirement and any perfection requirements set out in the Pledge and Security Agreements) in favor of the Collateral Agent (for the benefit of the Secured Parties), in each case, a legal, valid and enforceable first ranking security interest in the Collateral described therein and proceeds thereof (in each case, subject to Permitted Liens). As of the Closing Date, in the case of the Pledged Collateral described in the Pledge and Security Agreements, when certificates or promissory notes, as applicable, representing such Pledged Collateral are required to be delivered under the terms set forth in the applicable Pledge and Security Agreements are delivered to the Collateral Agent, and in the case of the other Collateral described in such applicable Pledge and Security Agreement (other than Real Property and the Intellectual Property described in Section 3.17(b)), when financing statements and other filings are filed or registered, as applicable, in the applicable offices or system of registration and other actions described in the Pledge and Security Agreements are taken in applicable jurisdictions, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected first ranking Lien (in each case, subject to Permitted Liens) on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (to the extent intended to be created thereby and required to be perfected under the Loan Documents) and, subject to Section 9-315 of the New York Uniform Commercial Code (or any equivalent provisions of the PPSA), the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements or PPSA financing statements, in each case prior and superior in right to the Lien of any other person (except Permitted Liens).

(b) When the financing statements referred to in clause (a) above have been properly filed and, if necessary, the applicable Pledge and Security Agreement or Intellectual Property Security Agreement have been properly filed and recorded in the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office, as applicable, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the Intellectual Property included in the Collateral that is protected under the intellectual property laws of the Specified Jurisdictions (to the extent intended to be created thereby and required to be perfected under the Loan Documents), in each case prior and superior in right to the Lien of any other person, except for Permitted Liens that by their terms or operation of law rank prior thereto (it being understood that subsequent recordings in the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office, as applicable, may be necessary to perfect a Lien on registered Trademarks and Patents, Trademark and Patent applications and registered Copyrights or exclusive licenses to registered U.S. Copyrights acquired by the Loan Parties after the Closing Date).

(c) The Mortgages executed and delivered after the Closing Date pursuant to Section 5.09 shall be effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) legal, valid and enforceable first ranking Liens (subject to Permitted Liens) on all of the Loan Parties’ rights, titles and interests in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are filed, registered or recorded in the proper real estate filing, land registry or recording offices, and all relevant mortgage taxes and recording charges are duly paid, the Collateral Agent (for the benefit of the Secured Parties) shall have valid and enforceable first ranking Liens (subject to Permitted Liens) with record notice to third parties on, and security interests in, all rights, titles and interests of the Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code (or similar laws in applicable jurisdictions), the proceeds thereof, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens.

(d) Notwithstanding anything herein (including this Section 3.17) or in any other Loan Document to the contrary, no Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under the laws of any jurisdiction other than a Specified Jurisdiction, and no Borrower nor any Subsidiary Loan Party shall take any action to perfect any security interest in any part of the Collateral consisting of Intellectual Property outside of the Specified Jurisdictions.

Section 3.18 Location of Real Property. The Perfection Certificate lists correctly as of the Closing Date, all Material Real Property owned by the Borrowers and the Subsidiary Loan Parties and the addresses and complete legal descriptions thereof. As of the Closing Date, the Borrowers and the Subsidiary Loan Parties own good and marketable title in fee simple to all the real property owned by them as set out in the Perfection Certificate, except for Permitted Liens and except for defects in title that do not individually or in the aggregate materially affect their ability to conduct their business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.19 Solvency.

(a) As of the Closing Date, immediately after giving effect to the consummation of the Transactions on the Closing Date, (i) the fair value of the assets of the Parent Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Parent Borrower and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Parent Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Parent Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Parent Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Parent Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

(b) As of the Closing Date, immediately after giving effect to the consummation of the Transactions on the Closing Date, the Parent Borrower does not intend to, and the Parent Borrower does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

Section 3.20 Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or, to the knowledge of the Parent Borrower or the Co-Borrower, threatened against the Parent Borrower or any of its Subsidiaries; (b) the hours worked and payments made to employees of the Parent Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (c) all payments due from the Parent Borrower or any of its Subsidiaries or for which any claim may be made against the Parent Borrower or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Parent Borrower or such Subsidiary to the extent required by GAAP.

Section 3.21 Insurance. Schedule 3.21 sets forth a true, complete and correct description, in all material respects, of all material insurance (excluding any title insurance) maintained by or on behalf of the Parent Borrower or its Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect.

Section 3.22 No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 3.23 Intellectual Property; Licenses, Etc. Except as would not reasonably be expected to have a Material Adverse Effect or as set forth in Schedule 3.23, (a) the Parent Borrower and each of its Subsidiaries owns, or possesses the right to use, all Intellectual Property used or held for use in or otherwise reasonably necessary for the present conduct of their respective businesses, (b) the Parent Borrower and its Subsidiaries are not infringing upon, misappropriating or otherwise violating any Intellectual Property of any person and (c) (i) no claim or litigation regarding any of the Intellectual Property owned by the Parent Borrower or any of its Subsidiaries is pending or, to the knowledge of the Parent Borrower or the Co-Borrower, threatened in writing and (ii) no claim or litigation regarding any other Intellectual Property described in the foregoing clauses (a) and (b) (including alleging that the Parent Borrower or any of its Subsidiaries is infringing upon, misappropriating or otherwise violating any Intellectual Property of any person) is pending or threatened in writing.

Section 3.24 Senior Debt. The Obligations constitute “Senior Debt” (or the equivalent thereof) under the documentation governing any Material Indebtedness of any Loan Party permitted to be incurred hereunder constituting Indebtedness that is subordinated in right of payment to the Obligations.

Section 3.25 USA PATRIOT Act; OFAC.

(a) (i) The Parent Borrower and each of its Subsidiaries is in compliance in all material respects, and with respect to its obligations under this Agreement, with the applicable material provisions of the USA PATRIOT Act, The Money Laundering Control Act of 1986, 18 USC sec 1956 and 1957, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), Part XII.2 of the Criminal Code (Canada), and the regulations promulgated pursuant to the Special Economic Measures Act (Canada) and the United Nations Act (Canada) (the “Anti-Money Laundering Laws”), (ii) at least three (3) Business Days prior to the Closing Date, the Parent Borrower has provided to the Administrative Agent all information related to the Loan Parties (including names, addresses and tax identification numbers (if applicable)) reasonably requested in writing by the Administrative Agent not less than three (3) Business Days prior to the Closing Date required under “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to be obtained by the Administrative Agent or any Lender and (iii) at least three (3) Business Days prior to the Closing Date, to the extent the Parent Borrower or any Subsidiary Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any Lender that has reasonably requested, in a written notice to the Parent Borrower not less than seven (7) Business Days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Parent Borrower or such Subsidiary Loan Party, shall have received such Beneficial Ownership Certification.

(b) None of the Parent Borrower or any of its Subsidiaries, their respective directors or officers, nor, to the knowledge of the Parent Borrower, any agent, employee or person in control of the Parent Borrower or any of its Subsidiaries is (i) currently the subject of any sanctions administered by the U.S. government (including by the U.S. State Department and the Office of Foreign Assets Control (“OFAC”) of the U.S. Treasury Department), the Government of Canada, the European Union or any relevant member state, the United Nations Security Council or Her Majesty’s Treasury of the United Kingdom (“Sanctions”), (ii) included on OFAC’s List of Specially Designated Nationals and Blocked Persons, Her Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Ban List or any similar list enforced by any other relevant sanctions authority, or (iii) located, organized or resident in any country or territory to the extent that such country or territory itself is the subject of comprehensive, territorial Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

(c) The Parent Borrower and the Co-Borrower will not directly or knowingly indirectly use the proceeds of the Loans or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person that is currently the target of any Sanctions or for the purpose of funding, financing or facilitating any activities, business or transaction with or in any country that is the target of the Sanctions, to the extent such activities, businesses or transaction would be prohibited by applicable sanctions laws and regulations administered by the United States of America, including OFAC and the U.S. State Department, the United Nations Security Council, the Government of Canada, Her Majesty’s Treasury, the European Union or relevant Participating Member States of the European Union (collectively, the “Sanctions Laws”), or in any manner that would result in the violation of any Sanctions Laws applicable to any party hereto.

Section 3.26 Foreign Corrupt Practices Act.

(a) The Parent Borrower and its Subsidiaries, their respective directors and officers, and to the knowledge of the Parent Borrower or any of its Subsidiaries, their agents or employees, are in compliance with the U.S. Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada) or similar law of a jurisdiction in which the Parent Borrower or any of its Subsidiaries conduct their business and to which they are lawfully subject (the “Anti-Corruption Laws”), in each case, in all material respects.

(b) No part of the proceeds of the Loans made hereunder will be used to make any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 3.27 Borrower Activities. Each of the Parent Borrower, the Co-Borrower and their respective Subsidiaries conducts and has conducted all Cannabis Activities in compliance with all Cannabis Laws that are applicable to it, its property or its business. Neither the Parent Borrower nor any of its Subsidiaries nor any director, officer, employee or any agent or other person acting on behalf of the Parent Borrower or any Subsidiary has, in the course of its actions for, or on behalf of the Parent Borrower or any Subsidiary, possessed, cultivated, produced, processed, imported, distributed, purchased or sold, or has any current intention to possess, cultivate, produce, process, import, distribute, purchase or sell, any Cannabis or has otherwise engaged in any direct or indirect dealings or transactions, in each case, involving Cannabis in or to the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia or any other federal, provincial, state, municipal, local or foreign jurisdiction where such activity is unlawful. None of the Parent Borrower or any of its Subsidiaries holds an Investment, other than a Permitted Contingent Investment, in any Person who conducts any Cannabis Activities other than in a jurisdiction where such Cannabis Activities would not violate or result in a breach of any applicable Cannabis Law. The Parent Borrower and its Subsidiaries have instituted and maintained policies and procedures reasonably designed to ensure that the Parent Borrower and its Subsidiaries do not (and do not hold any Investment, other than Permitted Contingent Investments, in any Person that does) carry on any activities in, or distribute any products to, any jurisdiction where such activities or products are not fully in compliance with all applicable federal, state, provincial or municipal laws.

Section 3.28 Compliance with Cannabis Laws. Each of the Parent Borrower, the Co-Borrower and their respective Subsidiaries and their respective directors, officers and employees: (A) is and at all times has been in full compliance in all material respects with all applicable statutes, rules, regulations, ordinances, orders, decrees and guidances including, without limitation, all Cannabis Laws; (B) has not received any correspondence or notice from any Governmental Authority alleging or asserting material noncompliance with any Cannabis Laws or any licences, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Cannabis Laws (collectively, “Cannabis Authorizations”); (C) possesses all Cannabis Authorizations required for the conduct of its business, and such Cannabis Authorizations are valid and in full force and effect, and the Parent Borrower, the Subsidiaries and all directors, officers and employees of each are not in violation of any term of any such Cannabis Authorization; (D) has not received notice of any pending or threatened claim, suit, proceeding, charge, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Authority or third party alleging that any operation or activity of the Parent Borrower, the Subsidiaries or any of their directors, officers and/or employees is in violation of any Cannabis Laws or Cannabis Authorizations and has no knowledge or reason to believe that any such Governmental Authority or third party is considering or would have reasonable grounds to consider any such claim, suit, proceeding, charge, hearing, enforcement, audit, investigation, arbitration or other action; and (E) has not received notice that any Governmental Authority has taken, is taking, or intends to take action to limit, suspend, modify or revoke any Health Canada Licence or other material Cannabis Authorizations and has no knowledge or reason to believe that any such Governmental Authority is considering taking or would have reasonable grounds to take such action.

Section 3.29 Chief Executive Offices; Collateral Locations

(a) The chief executive office address of each Loan Party is set forth on Schedule 3.29(a).

(b) Schedule 3.29(b) sets forth any locations (other than with respect to inventory in transit) where any Loan Party maintains any Collateral material to the business of the Parent and its Subsidiaries, taken as a whole.

Section 3.30 All Necessary Permits. Each of the Parent Borrower, the Co-Borrower and their respective Subsidiaries possesses all Permits and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as currently conducted and all such Permits are in good standing, in each case except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, neither the Company nor any of its Subsidiaries is in violation of, or in default under, any of the Permits except where such violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any Permit except where such revocation or modification could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

ARTICLE IV

Conditions of Lending

Section 4.01 Conditions Precedent to Closing Date. The obligations of the Lenders to make Initial Term Loans on the Closing Date are subject to the satisfaction (or waiver in accordance with Section 9.08) of the following conditions on the Closing Date:

(a) The Administrative Agent (or its counsel) shall have received from each of the Parent Borrower, the Co-Borrower and the Lenders (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Agreement by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent and the Lenders shall have received, (i) a written opinions of Paul, Weiss, Rifkind, Wharton & Garrison LLP, as special counsel for the Loan Parties and from such other U.S. local counsel for the Loan parties as the Required Lenders may request (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders on the Closing Date and (C) in form and substance reasonably satisfactory to the Required Lenders covering such matters relating to the Loan Documents as the Required Lenders shall reasonably request and (ii) a written opinion of Cassels, Brock & Blackwell LLP, as Canadian counsel for the Loan Parties and from such other Canadian local counsel for the Loan Parties as the Required Lenders deem necessary, (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders on the Closing Date and (C) in form and substance reasonably satisfactory to the Required Lenders covering such matters as the Required Lenders shall reasonably request.

(c) The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Closing Date and certifying:

(i) that attached thereto is a true and complete copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, (1) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, or (2) otherwise certified by the Secretary or Assistant Secretary of such Loan Party or other person duly authorized by the constituent documents of such Loan Party,

(ii) in the case of the U.S. Loan Parties, that attached thereto is a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Loan Party as of a recent date from such Secretary of State (or other similar official),

(iii) that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (iv) below,

(iv) that attached thereto is a true and complete copy of the minutes of, or resolutions duly adopted by, the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents dated as of the Closing Date to which such person is a party and, in the case of the Parent Borrower and the Co-Borrower, the borrowings hereunder, and that such minutes or resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,

(v) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party, and

(vi) the name and title of any Responsible Person with respect each such applicable Loan Party.

(d) The Administrative Agent and Lenders shall have received a completed Perfection Certificate, dated the Closing Date and signed by a Responsible Officer of the Parent Borrower, together with all attachments contemplated thereby, and the Lenders shall have received the results of a search of the Uniform Commercial Code or PPSA (or equivalent), tax and judgment, United States Patent and Trademark Office, United States Copyright Office and Canadian Intellectual Property Office filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Required Lenders that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been released (or arrangements reasonably satisfactory to the Required Lenders for such release shall have been made);

(e) The Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit H and signed by a Financial Officer of the Parent Borrower confirming the solvency of the Parent Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions on the Closing Date;

(f) The Agents shall have received all fees payable thereto or to any Lender on or prior to the Closing Date and, to the extent invoiced at least one (1) Business Days prior to the Closing Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Davis Polk & Wardwell LLP, Goodmans LLP and Covington & Burling LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document on or prior to the Closing Date (which amounts may be offset against the proceeds of the Loans);

(g) Except as set forth in Schedule 5.13 (which, for the avoidance of doubt, shall override the applicable clauses of the definition of “Collateral and Guarantee Requirement”), the Collateral and Guarantee Requirement shall be satisfied (or waived) as of the Closing Date;

(h) The Administrative Agent and the Lenders shall have received all documentation and other information required by Section 3.25(a)(ii) and (iii) on or prior to the dates set forth therein, as applicable, to the extent such information has been requested not less than three (3) Business Days prior to the Closing Date;

(i) The Administrative Agent shall have received a Borrowing Request as required by Section 2.03;

(j) The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of such date, in each case, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and except to the extent such representations and warranties are qualified by materiality, Material Adverse Effect or similar language (in which case such representations and warranties shall be true and correct in all respects);

(k) At the time of and immediately after such Borrowing, no Default or Event of Default shall have occurred and be continuing;

(l) The Administrative Agent and the Lenders shall have received a closing date certificate substantially in the form of Exhibit I and signed by a Financial Officer of the Parent Borrower which shall include certifications to the effect that the conditions precedent set forth in Sections 4.01(j) and (k) hereof have been satisfied on the Closing Date;

(m) Farm Credit Canada shall have provided its consent to the incurrence of the Initial Term Loan Facility; and

(n) The Administrative Agent and the Lenders shall have received the Historical Financial Statements.

For purposes of determining compliance with the conditions specified in this Section 4.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date specifying its objection thereto and, in the case of a Borrowing, such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of the initial Borrowing.

Section 4.02 Conditions Precedent to Funding the 2022 Term Loans. The obligations of the 2022 Term Loan Lenders to make the 2022 Term Loans are subject to the satisfaction (or waiver by the 2022 Term Loan Lenders) of the following conditions (the date of such satisfaction, the “2022 Term Loan Funding Date”):

(a) The Administrative Agent shall have received a Borrowing Request as required by Section 2.03;

(b) The Administrative Agent and the 2022 Term Loan Lenders shall have received a solvency certificate substantially in the form of Exhibit H and signed by a Financial Officer of the Parent Borrower confirming the solvency of the Parent Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions on the 2022 Term Loan Funding Date.

(c) The Agents and the Lenders, as applicable, shall have received all fees payable to the 2022 Term Loan Lenders and the Administrative Agent on or prior to 2022 Term Loan Funding Date and, to the extent invoiced at least one (1) Business Days prior to the 2022 Term Loan Funding Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Davis Polk & Wardwell LLP) required to be reimbursed or paid by the Parent Borrower and Co-Borrower hereunder or under any Loan Document on or prior to the 2022 Term Loan Funding Date (which amounts may be offset against the proceeds of the Loans);

(d) The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of the 2022 Term Loan Funding Date, in each case, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and except to the extent such representations and warranties are qualified by materiality, Material Adverse Effect or similar language (in which case such representations and warranties shall be true and correct in all respects);

(e) At the time of and immediately after such Borrowing, no Default or Event of Default shall have occurred and be continuing;

(f) The Administrative Agent and the 2022 Term Loan Lenders shall have received a closing date certificate substantially in the form of Exhibit I and signed by a Financial Officer of the Parent Borrower which shall include certifications to the effect that the conditions precedent set forth in Sections 4.02(d) and (e) hereof have been satisfied on the 2022 Term Loan Funding Date;

(g) The Administrative Agent and the 2022 Term Loan Lenders shall have received all documentation and other information required by Section 3.25(a)(ii) and (iii), as applicable, to the extent such information has been requested not less than three (3) Business Days prior to the 2022 Term Loan Funding Date;

(h) The Administrative Agent and the 2022 Term Loan Lenders shall have received a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the 2022 Term Loan Funding Date and certifying:

(i) that attached thereto is a true and complete copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, (1) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, or (2) otherwise certified by the Secretary or Assistant Secretary of such Loan Party or other person duly authorized by the constituent documents of such Loan Party,

(ii) in the case of the U.S. Loan Parties, that attached thereto is a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Loan Party as of a recent date from such Secretary of State (or other similar official),

(iii) that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the 2022 Term Loan Funding Date and at all times since a date prior to the date of the resolutions described in clause (iv) below,

(iv) that attached thereto is a true and complete copy of the minutes of, or resolutions duly adopted by, the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents dated as of the 2022 Term Loan Funding Date to which such person is a party and, in the case of the Parent Borrower and the Co-Borrower, the borrowings hereunder, and that such minutes or resolutions have not been modified, rescinded or amended and are in full force and effect on the 2022 Term Loan Funding Date,

(v) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party, and

(vi) the name and title of any Responsible Person with respect to each such applicable Loan Party;

(i) The Administrative Agent and the 2022 Term Loan Lenders shall have received, (i) a written opinion of U.S. counsel satisfactory to the Required Lenders, as special counsel for the Loan Parties and from such other U.S. local counsel for the Loan parties as the 2022 Term Loan Lenders may request (A) dated the 2022 Term Loan Funding Date, (B) addressed to the Administrative Agent and the 2022 Term Loan Lenders on the 2022 Term Loan Funding Date and (C) in form and substance reasonably satisfactory to the 2022 Term Loan Lenders covering such matters relating to the Loan Documents as the 2022 Term Loan Lenders shall reasonably request and (ii) a written opinion of Cassels, Brock & Blackwell LLP, as

Canadian counsel for the Loan Parties and from such other Canadian local counsel for the Loan Parties as the Required Lenders deem necessary, (A) dated the 2022 Term Loan Funding Date, (B) addressed to the Administrative Agent and the 2022 Term Loan Lenders on the 2022 Term Loan Funding Date and (C) in form and substance reasonably satisfactory to the 2022 Term Loan Lenders covering such matters as the 2022 Term Loan Lenders shall reasonably request;

(j) the Collateral and Guarantee Requirement shall be satisfied (or waived) as of the 2022 Term Loan Funding;

(k) The Administrative Agent and 2022 Term Loan Lenders shall have received a completed Perfection Certificate, dated the 2022 Term Loan Funding Date and signed by a Responsible Officer of the Parent Borrower, together with all attachments contemplated thereby, and the 2022 Term Loan Lenders shall have received the results of a search of the Uniform Commercial Code or PPSA (or equivalent), tax and judgment, United States Patent and Trademark Office, United States Copyright Office and Canadian Intellectual Property Office filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the 2022 Term Loan Lenders that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been released (or arrangements reasonably satisfactory to the 2022 Term Loan Lenders for such release shall have been made); and

(l) Prior to and after giving effect to the incurrence of the 2022 Term Loans on the 2022 Term Loan Funding Date, the Total Leverage Ratio shall not exceed 1.00 to 1.00.

ARTICLE V

Affirmative Covenants

Each of the Parent Borrower and the Co-Borrower covenants and agrees with each Lender that, until the Termination Date, unless the Required Lenders shall otherwise consent in writing, it will, and will cause each of its respective Subsidiaries to:

Section 5.01 Existence; Conduct of Business; Business and Properties.

(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of a Subsidiary of the Parent Borrower (other than the Co-Borrower), where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and except as otherwise permitted under Section 6.05, and except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by either Borrower or a Wholly Owned Subsidiary of either Borrower in such liquidation or dissolution; provided that Subsidiary Loan Parties may not be liquidated into Subsidiaries that are not Loan Parties (except as permitted under Section 6.05).

(b) Except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend, maintain and keep in full force and effect all Permits, Intellectual Property, licenses and rights with respect thereto necessary to the normal conduct of its business, and (ii) at all times maintain, protect and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear excepted), from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as permitted by this Agreement).

Section 5.02 Insurance.

(a) Maintain, with financially sound and reputable insurance companies, insurance (subject to customary deductibles and retentions) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations, cause the Collateral Agent to be listed as a co-loss payee on property and casualty policies with respect to Real Property located in any Specified Jurisdiction and as an additional insured on liability policies maintained by Loan Parties in Specified Jurisdictions. Notwithstanding the foregoing, the Parent Borrower and the Subsidiaries may self-insure with respect to such risks with respect to which companies of established reputation usually self-insure.

(b) Except as the Administrative Agent (at the direction of the Required Lenders) may agree in its reasonable discretion, cause all such property and casualty insurance policies with respect to the Mortgaged Property to be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement.

(c) If any portion of any Mortgaged Property located in the United States of America is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area (each a “Special Flood Hazard Area”) with respect to which flood insurance has been made available under the Flood Insurance Laws, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent (at the direction of the Required Lenders), including a copy of the flood insurance policy and a declaration page relating thereto.

(d) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

(i) the Administrative Agent, the Collateral Agent, the Lenders and their respective agents or employees shall not be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then the Parent Borrower, on behalf of itself and behalf of each of its Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders and their agents and employees;

(ii) the designation of any form, type or amount of insurance coverage by the Collateral Agent (including acting in the capacity as the Collateral Agent) (at the direction of the Required Lenders) under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of the Parent Borrower and its Subsidiaries or the protection of their properties; and

(iii) the amount and type of insurance that the Parent Borrower and its Subsidiaries has in effect as of the Closing Date satisfies for all purposes the requirements of this Section 5.02.

Section 5.03 Taxes. Pay its obligations in respect of all Tax liabilities, assessments and governmental charges, before the same shall become delinquent or in default, except where (i) the amount or validity thereof is being contested in good faith by appropriate proceedings and the Parent Borrower or a Subsidiary thereof has set aside on its books adequate reserves therefor in accordance with GAAP or (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.04 Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a) within 90 days after the end of each fiscal year, a consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows showing the financial position of the Parent Borrower and its Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows shall be accompanied by customary management’s discussion and analysis and audited by a “big-four” accounting firm or another nationally recognized accounting firm or other accounting firm reasonably acceptable to the Required Lenders (it being understood and agreed that KPMG LLP shall be reasonably acceptable) and accompanied by an opinion of such accountants (which opinion shall not be qualified as to scope of audit or as to the status of the Parent Borrower, the Co-Borrower or any Material Subsidiary as a going concern, other than with respect to, or resulting from, an upcoming maturity date under any series of Indebtedness, any breach of a financial maintenance covenant or any potential inability to satisfy a financial maintenance covenant on a future date or in a future period) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Parent Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that any such financial statements that are filed pursuant to and are accessible through (x) the SEC’s EDGAR system or (y) the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (“SEDAR”) will be deemed to have been provided in accordance with this clause (a));

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows showing the financial position of the Parent Borrower and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year and, all of which shall be in reasonable detail, which consolidated balance sheet and related statements of income, shareholders’ equity and cash flows shall be accompanied by customary management’s discussion and analysis and shall be certified by a Financial Officer of the Parent Borrower on behalf of the Parent Borrower as fairly presenting, in all material respects, the financial position and results of operations of the Parent Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that any such financial statements that are filed pursuant to and are accessible through (x) the SEC’s EDGAR system or (y) SEDAR will be deemed to have been provided in accordance with this clause (b));

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a duly executed and completed Compliance Certificate (i) certifying that no Event of Default or Default has occurred since the date of the last certificate delivered pursuant to this Section 5.04(c) or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail demonstrating compliance with the Financial Covenant and (iii) in respect of a Compliance Certificate delivered concurrently with the financial statements under clause (a), setting forth any changes in the identity of a Responsible Person since the Closing Date or the date of such previously delivered Compliance Certificate, as applicable;

(d) promptly, from time to time, (i) such other customary information regarding the operations, business affairs and financial condition of the Parent Borrower or any of the Subsidiaries or compliance with the terms of any Loan Document as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender) and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the USA PATRIOT Act or other applicable anti-money-laundering rules and regulations and the Beneficial Ownership Regulation; provided that (i) to the extent that the Parent Borrower determines in good faith that any information to be provided pursuant to this paragraph (e) constitutes (individually or in the aggregate) material non-public information, the recipient of such information shall be subject to a customary confidentiality agreement (or provision) with respect to such information prior to receiving such information, and (ii) while the Parent Borrower is subject to the requirement to file periodic reports under National Instrument 51-102 –Continuous Disclosure Obligations or under Section 13(b), 13(g) or 15(d) of the Exchange Act, information regarding the operations, business affairs and financial condition of the Parent Borrower or any of the Subsidiaries need not be provided if the Parent Borrower intends to provide such information in an upcoming periodic or current report under such laws, rules or regulations); and

(e) in the event that any Parent Entity reports on a consolidated basis, such consolidated reporting at such Parent Entity’s level in a manner consistent with that described in clauses (a), (b) and (c) of this Section 5.04 for the Parent Borrower (together with a reconciliation showing the adjustments necessary to determine compliance by the Parent Borrower and its Subsidiaries with the Financial Covenant) will satisfy the requirements of such paragraphs.

Each Borrower hereby acknowledges and agrees that all financial statements furnished pursuant to clauses (a) and (b) above are hereby deemed to be Borrower Materials suitable for distribution, and to be made available, to Public Lenders as contemplated by Section 9.17 and may be treated by the Administrative Agent and the Lenders as if the same had been marked “PUBLIC” in accordance with such paragraph (unless the Parent Borrower otherwise notifies the Administrative Agent in writing on or prior to delivery thereof).

Section 5.05 Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of the Parent Borrower obtains actual knowledge thereof:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against the Parent Borrower or any of its Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(c) any notice that any applicable Governmental Authority is (x) limiting, suspending or terminating a Health Canada Licence or other material Cannabis Authorization or (y) commencing an investigation with respect to the Parent Borrower or any of its Subsidiaries that, in either case, has had, or would reasonably be expected to have, a Material Adverse Effect (except to the extent that any disclosure pursuant to clause (y) is prohibited by applicable Requirements of Law);

(d) any other development specific to the Parent Borrower or any of its Subsidiaries that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect;

(e) the occurrence of any ERISA Event or Canadian Pension Event that, together with all other ERISA Events and Canadian Pension Events that have occurred, would reasonably be expected to have a Material Adverse Effect;

(f) [reserved];

(g) any action, claim, investigation or proceeding against, or any noncompliance by, the Parent Borrower or any of its Subsidiaries related to any Environmental Law, Environmental Permit or Hazardous Material that could reasonably be expected to have a Material Adverse Effect;

(h) receipt by any Loan Party of notice of the termination or suspension of, or a material default under, any Cannabis Authorizations;

(i) all amendments to or breaches of any Cannabis Authorizations that have had, or would reasonably be expected to have, a Material Adverse Effect;

(j) all materially adverse correspondence and notices received from any Governmental Authority or stock exchange with respect to any Cannabis Authorizations or any regulatory or other investigations into the Loan Parties’ business practices; and

(k) any rejection notice for new or renewal security clearance applications for any Responsible Person.

Section 5.06 Compliance with Laws.

(a) Comply with all Requirements of Law (including, for the avoidance of doubt, any zoning, building, ordinance, code or approval and any building permit) applicable to it or its Property or any restrictions of record or agreements affecting its Real Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Maintain in effect and enforce policies and procedures reasonably designed to ensure compliance in all material respects by the Parent Borrower, its Subsidiaries and their respective directors, officers, employees, agents and representatives with applicable Anti-Corruption Laws, Sanctions Laws and Anti-Money Laundering Laws.

Section 5.07 Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit persons designated by the Administrative Agent (at the direction of the Required Lenders) or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of the Parent Borrower or any of the Subsidiaries at reasonable times, upon reasonable prior notice to the Parent Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit persons designated by the Administrative Agent (at the direction of the Required Lenders) or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to the Parent Borrower to discuss the affairs, finances and condition of the Parent Borrower or any of the Subsidiaries with the officers thereof and independent accountants therefor (so long as the Parent Borrower has the opportunity to participate in any such discussions with such accountants), in each case, subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract; provided that excluding any such exercise of rights described in this Section 5.07 during the continuation of an Event of Default, such rights shall not be exercised more often than one (1) time during any calendar year.

Section 5.08 Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; obtain, renew and comply with all Environmental Permits; and conduct any investigation, study, sampling and testing, and undertake any cleanup, response or other corrective action necessary to address all Hazardous Materials at, on, under or emanating from any of properties owned, leased or operated by it in accordance with the requirements of all Environmental Laws, except, in each case with respect to this Section 5.08, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.09 Further Assurances; Additional Security.

(a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing, registration and recording of financing statements, fixture filings, Mortgages and other documents), that the Collateral Agent (at the direction of the Required Lenders) may reasonably request (including, without limitation, those required by applicable law), to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the Collateral Agent, from time to time upon reasonable request by the Collateral Agent (at the direction of the Required Lenders), evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) If any asset (other than Real Property) that has an individual fair market value (as determined in good faith by the Parent Borrower) in an amount greater than $5,000,000 is acquired by the Parent Borrower or any Subsidiary Loan Party after the Closing Date or owned by an entity at the time it becomes a Subsidiary Loan Party (in each case other than (x) assets constituting Collateral under a Security Document that become subject to the Lien of such Security Document upon acquisition thereof, (y) assets constituting Excluded Property or (z) any Controlled Account described in Section 5.11(a)), the Parent Borrower, the Co-Borrower or such Subsidiary Loan Party, as applicable, will (i) notify the Collateral Agent of such acquisition or ownership and (ii) cause such asset to be subjected to a Lien (subject to any Permitted Liens) securing the Obligations by, and take, and cause the Subsidiary Loan Parties to take, such actions as shall be reasonably requested by the Administrative Agent (at the direction of the Required Lenders) to grant and perfect such Liens, including actions described in clause (a) of this Section 5.09, all at the expense of the Loan Parties, subject to clause (g) below.

(c) (i) Grant and cause each of the Subsidiary Loan Parties to grant to the Collateral Agent and register first ranking (subject to Permitted Liens) security interests in, and Mortgages on, any Material Real Property of the Parent Borrower, the Co-Borrower or such Subsidiary Loan Parties, as applicable, that are acquired after the Closing Date within one hundred and twenty (120) days after the acquisition thereof (or such later date as the Administrative Agent (at the direction of the Required Lenders) may agree in its reasonable discretion) pursuant to documentation in form reasonably satisfactory to the Collateral Agent and the Borrowers, which security interest and mortgage shall constitute valid and enforceable first priority Liens (subject to Permitted Liens) subject to no other Liens except Permitted Liens, (ii) record, register or file, and cause each such Subsidiary to record, register or file, the Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent (for the benefit of the Secured Parties) required to be granted pursuant to the Mortgages and pay, and cause each such Subsidiary to pay, in full, all Taxes, fees and other charges required to be paid in connection with such recording or filing, in each case subject to clause (g) below, and (iii) deliver to the Collateral Agent an updated Schedule 1.01(A) reflecting such Mortgaged Properties. Unless otherwise waived by the Administrative Agent (at the direction of the Required Lenders), with respect to each such Mortgage, the Borrowers shall cause the requirements set forth in clauses (f) and (g) of the definition of “Collateral and Guarantee Requirement” to be satisfied with respect to such Material Real Property.

(d) If any additional direct or indirect Subsidiary of the Parent Borrower or the Co-Borrower is formed or acquired after the Closing Date (including, without limitation, pursuant to a Delaware LLC Division) (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary or any Excluded Subsidiary ceasing to be an Excluded Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a Subsidiary Loan Party, promptly after the date such Subsidiary is formed or acquired notify the Collateral Agent thereof and, within 20 Business Days after the date such Subsidiary is formed or acquired or such longer period as the Administrative Agent (acting on the instructions of the Required Lenders) may agree in its reasonable discretion (or, if longer, (x) within forty-five (45) days with respect to any Intellectual Property for which Intellectual Property Security Agreements must be filed or (y) with respect to clauses (f) and (g) of the definition of “Collateral and Guarantee Requirement,” within one hundred and twenty (120) days, in each case, after such formation or acquisition or such longer period as set forth therein or as the Administrative Agent (acting on the instructions of the Required Lenders) may agree in its reasonable discretion, as applicable), cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party, subject to clause (g) below.

(e) Within forty-five (45) days after the delivery of the annual financial statements of the Parent Borrower in accordance with Section 5.04(a) (or such longer period as the Administrative Agent (acting on the instructions of the Required Lenders) may agree in its reasonable discretion), the Loan Parties shall execute and deliver the applicable Intellectual Property Security Agreements to the Collateral Agent, subject to clause (g) below.

(f) Furnish to the Collateral Agent prompt written notice (but in no event later than 10 days after the occurrence thereof) of any change (i) in any Loan Party’s legal or organization name, (ii) in the location of any Loan Party’s chief executive office, (iii) in any Loan Party’s organizational type, (iv) in any Loan Party’s federal taxpayer identification number or organizational identification number, if any, or (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction).

(g) The Collateral and Guarantee Requirement and the other provisions of this Section 5.09 and the other Loan Documents with respect to Collateral need not be satisfied with respect to any of the following (collectively, the “Excluded Property”): (i) any Real Property other than Material Real Property, (ii) motor vehicles and other assets subject to certificates of title (other than to the extent a Lien on such assets can be perfected by filing a UCC-1 or a PPSA financing statement by a Loan Party organized in the United States of America or Canada, as applicable, that is otherwise required to be filed for the benefit of the Secured Parties under the terms of the U.S. Pledge and Security Agreement or the Canadian Pledge and Security Agreement, as applicable), (iii) (x) letter of credit rights and (y) commercial tort claims with a value of less than $10,000,000 (in the case of each of clauses (x) and (y), other than to the extent a Lien on such assets or such rights can be perfected by filing a UCC-1 or a PPSA financing statement by a Loan Party organized in the United States of America or Canada, as applicable, that is otherwise required to be filed for the benefit of the Secured Parties under the terms of the U.S. Pledge and Security Agreement or the Canadian Pledge and Security Agreement, as applicable), (iv) pledges and security interests prohibited by applicable law, rule, regulation or contractual obligation (with respect to any such contractual obligation, only to the extent such restriction is permitted under Section 6.09(c) and such restriction is binding on such assets on the Closing Date or on the date of acquisition thereof and not entered into in contemplation thereof) (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, the PPSA or any other applicable Requirement of Law) or which require governmental (including regulatory) consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received or to the extent any such consent, approval, license or authorization is rendered ineffective after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, the PPSA or any other applicable Requirement of Law), (v) assets to the extent a security interest in such assets would reasonably be expected to result in material adverse tax consequences to the Parent Borrower or any Subsidiary as determined in good faith by the Parent Borrower, and disclosed in writing to the Administrative Agent together with a reasonably detailed explanation of such determination, (vi) any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than the Parent Borrower, the Co-Borrower or any Guarantor) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, the PPSA or any other Requirement of Law, (vii) any governmental licenses or state, provincial, territorial or local licenses, franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby, in each case after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, the PPSA or any other applicable Requirement of Law, (viii) any “intent-to-use” applications for Trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051 or similar laws in other jurisdictions, unless and until an Amendment to Allege Use or a Statement of Use under Section 1(c) or 1(d) of the Lanham Act (or the equivalent in any applicable jurisdiction) has been filed and accepted by the United States Patent and Trademark Office (or the Canadian Intellectual Property Office), to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use application under applicable federal law, (ix) cash and Permitted Investments maintained in an Excluded Account of the type specified in clauses (i), (iii) or (iv) of the definition of “Excluded Account”, (x) any Excluded Securities, (xi) any Third Party Funds, (xii) any equipment or other asset that is subject to a Lien permitted by any of clauses (i) or (mm) of Section 6.02 or is otherwise subject to a purchase money debt, a Sale and Lease-Back Transaction or a Capitalized Lease Obligation, in each case, as permitted by Section 6.01, if the contract or other agreement providing for such debt, Sale and Lease-Back Transaction or Capitalized Lease Obligation prohibits or requires the consent of any person (other than the Parent Borrower, the Co-Borrower or any Guarantor) as a condition to the creation of any other security interest on such equipment or asset and, in each case, such prohibition or requirement is permitted hereunder after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, the PPSA or any other applicable Requirement of Law and (xiii) those assets as to which the Administrative Agent (acting on the instructions of the Required Lenders) and the Parent Borrower reasonably agree that the cost or other consequence of obtaining such a security interest or perfection thereof are excessive in relation to the value afforded thereby; provided that (x) the Parent Borrower may in its sole discretion elect to exclude any property from the definition of “Excluded Property”, (y) the Excluded Property shall not include any proceeds, substitutions or replacements of Excluded Property (unless such proceeds, substitutions or replacements would constitute Excluded Property) and (z) subject to receipt of all requisite consents (which the Loan Parties shall use commercially reasonable efforts to obtain within 60 days of the Closing Date or as promptly as practicable thereafter) and execution by the Collateral Agent of all requisite documentation, “Excluded Property” shall not include the rights and interests of the Parent Borrower or the other Loan Parties in the loans and related receivables of TerrAscend Canada Inc., Arise Bioscience Inc. and Universal Hemp LLC (or, to the extent represented thereby, the notes or other instruments representing such loan receivables). Notwithstanding anything herein to the contrary, (A) the Administrative Agent (acting at the direction of the Required Lenders) may grant extensions of time or waiver of requirement for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets where it reasonably determines, in consultation with the Parent Borrower, that perfection or obtaining of such items cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the other Loan Documents or to the extent any requirements are not applicable in the relevant jurisdiction, (B) except as required by Section 5.11, no control agreements, lock box or similar arrangements shall be required with respect to any deposit accounts, securities accounts or commodities accounts, (C) no landlord, mortgagee or bailee waivers or other collateral access agreements shall be required, (D) no security documents governed by, or perfection actions under, the law of a jurisdiction other than a Specified Jurisdiction shall be required, (E) no notice shall be required to be sent to insurers, account debtors or other contractual third parties prior to the occurrence and during the continuance of an Event of Default, (F) Liens required to be granted from time to time pursuant to, or any other requirements of, the Collateral and Guarantee Requirement and the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents and (G) to the extent any Mortgaged Property is located in a jurisdiction with mortgage recording or similar tax, the amount secured by the Security Document with respect to such Mortgaged Property shall be limited to the fair market value of such Mortgaged Property as determined in good faith by the Parent Borrower (subject to any applicable laws in the relevant jurisdiction or such lesser amount agreed to by the Administrative Agent).

(h) Within 45 days of request therefor (or with respect to clauses (f) and (g) of the definition of “Collateral and Guarantee Requirement,” within one hundred and twenty (120) days) (or, in each case, such later date as the Administrative Agent (acting at the direction of the Required Lenders) may agree), each Loan Party will take, at its expense, all actions and execute and deliver all such agreements, documents and instruments (including legal opinions) that the Administrative Agent or the Collateral Agent (in each case, acting at the direction of the Required Lenders) shall reasonably request to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and perfected first priority (subject to Permitted Liens) security interest in the property of such Loan Party located in each Specified Jurisdiction.

(i) For the avoidance of doubt, Section 5.11, and not this Section 5.09, shall govern the Loan Parties’ obligations with respect to Deposit Accounts and Securities Accounts.

Section 5.10 Compliance with the USA Patriot Act, Anti-Corruption Laws and Sanctions Laws; Stock Exchange Rules.

(a) Comply in all material respects with the applicable portions of the USA PATRIOT Act, The Money Laundering Control Act of 1986, 18 USC sec 1956 and 1957, all applicable Anti-Money Laundering Laws, Anti-Corruption Laws and all applicable Sanctions Laws.

(b) Not use any proceeds of the Loans made hereunder in any manner that would result in a breach of any applicable Cannabis Law.

(c) Conduct only Cannabis Activities that are not inconsistent with the rules, policies and listing requirements of any public securities exchange on which the Equity Interests of the Parent Borrower (or any Parent Entity) are listed at such time (including, to the extent applicable, NASDAQ and the Toronto Stock Exchange).

Section 5.11 Account Control Agreements.

(a) Within ninety (90) days after (x) the Closing Date or (y) in the case of any person that becomes a Loan Party after the Closing Date, the date such person becomes a Loan Party (in each case, or such longer period as the Administrative Agent (acting on the instructions of the Required Lenders) may agree in its reasonable discretion), the applicable Loan Parties shall deliver an Account Control Agreement with respect each of its Deposit Accounts and Securities Accounts that are located in the United States of America and Canada (or, with respect to accounts located in Canada, cause such accounts to be subject to a first priority perfected security interest (subject to Permitted Liens) in favor of the Collateral Agent, for the benefit of the Secured Parties (whether by the giving of notice or as otherwise required under the applicable jurisdiction)), pursuant to documentation reasonably satisfactory to the Collateral Agent, in each case, other than Excluded Accounts; provided that notwithstanding anything to the contrary in this Section 5.11(a), the Loan Parties shall be required to deliver a Account Control Agreement for any Deposit Account (other than any Excluded Account) that is located in Canada and holds deposits equal to or greater than $25,000,000, at any time; provided, further, that in no event shall the aggregate amount of deposits held in all Deposit Accounts (other than Excluded Accounts) located in Canada that are not subject to Account Control Agreements exceed $200,000,000 at any time.

(b) At any time after the occurrence and during the continuance of a Control Triggering Event, the Administrative Agent shall have the right to deliver a Notice of Exclusive Control (or similar term, as defined in each Account Control Agreement) with respect to each Controlled Account.

(c) The Loan Parties may close and/or open any account (including any Controlled Account) maintained at any bank or other financial institution subject to the applicable requirements of Section 5.11(a).

(d) So long as no Control Triggering Event has occurred and is continuing, the Loan Parties may direct the manner of disposition of funds in all Controlled Accounts.

Section 5.12 ~~Ratings~~[Reserved]. ~~Exercise commercially reasonable efforts to obtain, within 180 days following the Closing Date, and to thereafter maintain (a) public ratings (but not to obtain a specific rating) from two of Moody’s, S&P and Fitch for the Initial Term Loans and (b) public corporate credit ratings and corporate family ratings (but, in each case, not to obtain a specific rating) from two of Moody’s, S&P and Fitch in respect of the Parent Borrower; provided that (x) the Applicable Margin shall increase by 1.00% if ratings from two of Moody’s, S&P and Fitch have not been obtained within 180 days of the Closing Date and (y) the Applicable Margin shall increase by an additional 1.00% if such ratings have not been obtained within eighteen (18) months of the Closing Date. Any increases in the Applicable Margin pursuant to the proviso of the preceding sentence shall revert to the initial Applicable Margin at the time the required ratings have been obtained. Upon obtaining such ratings, the Parent Borrower shall provide prompt written notice thereof to the Administrative Agent, which notice shall set forth the date from which the initial Applicable Margin shall again apply.~~

Section 5.13 Post-Closing.

(a) Take all necessary actions to satisfy the items described on Schedule 5.13 within the applicable period of time specified in such Schedule (or such longer period as the Administrative Agent (acting at the direction of the Required Lenders) may agree in its reasonable discretion).

(b) Grant and cause each of the Subsidiary Loan Parties to execute and deliver to the Collateral Agent Mortgages on each Initial Material Real Property of the Parent Borrower, the Co-Borrower or such Subsidiary Loan Parties, as applicable, within one hundred and twenty (120) days of the Closing Date (or such later date as the Administrative Agent (acting at the direction of the Required Lenders) may agree), which mortgage shall constitute a valid and enforceable Lien on such Material Real Property subject to no other Liens except Permitted Liens, and (ii) cause the requirements set forth in clauses (f) and (g) of the definition of “Collateral and Guarantee Requirement” to be satisfied with respect to such Material Real Property.

ARTICLE VI

Negative Covenants

Each of the Parent Borrower and the Co-Borrower covenants and agrees with each Lender that, until the Termination Date, unless the Required Lenders shall otherwise consent in writing, it will not, and will not permit any of its respective Subsidiaries to:

Section 6.01 Indebtedness. Incur, create, assume or cause to exist any Indebtedness, except:

(a) (i) Indebtedness existing on the Closing Date (provided that any such Indebtedness that is (x) not intercompany Indebtedness and (y) in excess of $3,000,000 individually or in excess of $10,000,000 in the aggregate shall be set forth on Schedule 6.01), and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany Indebtedness Refinanced with Indebtedness owed to a person not affiliated with the Parent Borrower or any Subsidiary);

(b) Indebtedness created hereunder (including pursuant to Section 2.19) and under the other Loan Documents;

(c) Indebtedness of the Parent Borrower or any Subsidiary pursuant to Hedging Agreements entered into for non-speculative purposes;

(d) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Parent Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business;

(e) Indebtedness of the Parent Borrower to any Subsidiary and of any Subsidiary to the Parent Borrower or any other Subsidiary; provided that (i) Indebtedness of any Subsidiary that is not a Subsidiary Loan Party owing to the Loan Parties incurred pursuant to this Section 6.01(e) shall be subject to Section 6.04 and (ii) such Indebtedness shall be subordinated to the Obligations under this Agreement on subordination terms described in the intercompany note substantially in the form of Exhibit J or on substantially identical subordination terms or on other subordination terms reasonably satisfactory to the Administrative Agent (at the direction of the Required Lenders) and the Borrowers;

(f) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services, in each case entered into in the ordinary course of business;

(h) (i) Indebtedness of a Subsidiary acquired after the Closing Date (including any Exempted Subsidiary at such time as it becomes a Subsidiary) or a person merged, amalgamated or consolidated with the Parent Borrower or any Subsidiary after the Closing Date and Indebtedness otherwise assumed by the Parent Borrower or any Subsidiary in connection with the acquisition of assets or Equity Interests (including a Permitted Business Acquisition, merger, amalgamation or consolidation), where such acquisition, merger, amalgamation or consolidation is not prohibited by this Agreement and such Indebtedness was not incurred in contemplation of such acquisition, merger, amalgamation or consolidation and (ii) any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness;

(i) (A) Indebtedness in respect of retail store lease obligations and (B) Capitalized Lease Obligations and other Indebtedness incurred by the Parent Borrower or any Subsidiary prior to or within 270 days after the acquisition, lease, construction, installation, repair, replacement or improvement of the respective property (real or personal, and whether through the direct purchase of property or the Equity Interest of any person owning such property) permitted under this Agreement in order to finance such acquisition, lease, construction, installation, repair, replacement or improvement, in an aggregate outstanding principal amount that immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(i)(B), would not exceed the greater of (x) $75,000,000 and (y) 1.50% of Consolidated Total Assets;

(j) (i) Capitalized Lease Obligations and any other Indebtedness incurred by the Parent Borrower or any Subsidiary arising from any Sale and Lease-Back Transaction, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(j), would not exceed the greater of (x) $100,000,000 and (y) 2.00% of Consolidated Total Assets and (ii) any Permitted Refinancing Indebtedness in respect of the foregoing;

(k) Indebtedness of the Parent Borrower or any Subsidiary, in an aggregate outstanding principal amount that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(k), would not exceed the greater of (x) $50,000,000 and (y) 1.00% of Consolidated Total Assets; provided, further, that any such Indebtedness incurred by a Subsidiary that is not a Subsidiary Loan Party, together with any Indebtedness incurred by a Subsidiary that is not a Subsidiary Loan Party pursuant to Section 6.01(x) or 6.01(aa), does not exceed at any time outstanding the greater of (x) $100,000,000 and (y) 2.00% of Consolidated Total Assets;

(l) (i) Indebtedness of the Parent Borrower or any Subsidiary in an aggregate outstanding principal amount, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(l), not greater than 100% of the amount of net cash proceeds received by the Parent Borrower from (x) the issuance or sale of its Qualified Equity Interests or (y) a contribution to its common equity with the net cash proceeds from the issuance and sale by a Parent Entity of its Qualified Equity Interests or a contribution to its common equity (in each case of (x) and (y), other than proceeds from the sale of Equity Interests to, or contributions from, the Parent Borrower or any of its Subsidiaries), to the extent such net cash proceeds do not constitute Excluded Contributions or increase the Cumulative Credit, and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(m) Guarantees (i) by the Parent Borrower or any Subsidiary Loan Party of any Indebtedness of the Parent Borrower or any Subsidiary Loan Party permitted to be incurred under this Agreement, (ii) by the Parent Borrower or any Subsidiary Loan Party of Indebtedness otherwise permitted hereunder of any Subsidiary that is not a Subsidiary Loan Party to the extent such Guarantees are permitted by Section 6.04 and (iii) by any Subsidiary that is not a Subsidiary Loan Party of Indebtedness of another Subsidiary that is not a Subsidiary Loan Party; provided that Guarantees by the Parent Borrower or any Subsidiary Loan Party under this Section 6.01(m) of any other Indebtedness of a person that is subordinated to other Indebtedness of such person shall be expressly subordinated to the Obligations to at least the same extent as such underlying Indebtedness is subordinated;

(n) Indebtedness arising from agreements of the Parent Borrower or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with any Permitted Business Acquisition, other Investments or the disposition of any business, assets or a Subsidiary not prohibited by this Agreement or a transaction consummated prior to the Closing Date;

(o) Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business;

(p) (i) Indebtedness of the Parent Borrower and the Subsidiary Loan Parties in an aggregate principal amount not to exceed at the time of incurrence the Incremental Amount available at such time; provided that (A) the incurrence of any Indebtedness pursuant to this clause (p)(i) shall be subject to the requirements applicable to Incremental Term Loans (with all references therein to “Incremental Term Loans” deemed a reference instead to “Pari Debt”) set forth in Sections 2.19(b)(iii) (other than with respect to bona fide revolving credit facilities), (iv) (other than with respect to bona fide revolving credit facilities), (vi), (vii) (other than with respect to bona fide revolving credit facilities) and (viii), (B) the incurrence of any Indebtedness for borrowed money in the form of (x) term loans, (y) bonds or (z) revolving credit facilities in an aggregate committed amount in excess of $250,000,000, in each case incurred within twenty-four (24) months of the Closing Date that are secured by Liens on the Collateral that are Other First Liens shall be subject to the MFN Protection (with all references therein to “Incremental Term Loans” deemed a reference instead to “Pari Debt”) and (C)(i) in the case of such Indebtedness secured by Liens on the Collateral that are (or are intended to be) junior in priority to the Liens on the Collateral securing the Obligations, such Liens shall be subject to a Permitted Junior Intercreditor Agreement and (ii) in the case of such Indebtedness secured by Liens on the Collateral that are (or are intended to be) pari passu with the Liens on the Collateral securing the Obligations, such Liens shall be subject to a Permitted Pari Passu Intercreditor Agreement; and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(q) Indebtedness incurred in the ordinary course of business in respect of obligations of the Parent Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Agreements;

(r) Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Parent Borrower (or, to the extent such work is done for the Parent Borrower or its Subsidiaries, any direct or indirect parent thereof) or any Subsidiary incurred in the ordinary course of business;

(s) obligations in respect of Cash Management Agreements incurred in the ordinary course of business;

(t) [reserved];

(u) Indebtedness issued by the Parent Borrower or any Subsidiary to current or former officers, directors and employees thereof or any Parent Entity, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Parent Borrower or any Parent Entity permitted by Section 6.06;

(v) Indebtedness of the Parent Borrower or any Subsidiary to or on behalf of any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Parent Borrower and its Subsidiaries;

(w) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(x) Indebtedness of Subsidiaries that are not Subsidiary Loan Parties in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(x), would not exceed the greater of (x) $50,000,000 and (y) 1.00% of Consolidated Total Assets on a Pro Forma Basis for the then most recently ended Test Period; provided, further, that any such Indebtedness, together with any Indebtedness incurred by a Subsidiary that is not a Subsidiary Loan Party pursuant to Section 6.01(k) or 6.01(aa), does not exceed at any time outstanding the greater of

(x) $100,000,000 and (y) 2.00% of Consolidated Total Assets;

(y) Indebtedness consisting of obligations of the Parent Borrower or any Subsidiary under deferred compensation or other similar arrangements incurred by such person in connection with Permitted Business Acquisitions or any other Investment permitted hereunder;

(z) Indebtedness of, incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(z), would not exceed the greater of (x) $50,000,000 and (y) 1.00% of Consolidated Total Assets;

(aa) (i) Indebtedness of the Parent Borrower or any Subsidiary so long as immediately after giving to the incurrence of such Indebtedness and to the use of the proceeds thereof, the Consolidated Fixed Charge Coverage Ratio is no less than 2.00 to 1.00 calculated on a Pro Forma Basis for the then most recently ended Test Period and (ii) any Permitted Refinancing Indebtedness in respect thereof; provided that any such Indebtedness incurred by a Subsidiary that is not a Subsidiary Loan Party, together with any Indebtedness incurred by a Subsidiary that is not a Subsidiary Loan Party pursuant to Section 6.01(k) or 6.01(x), does not exceed at any time outstanding the greater of (x) $100,000,000 and (y) 2.00% of Consolidated Total Assets;

(bb) (i) Indebtedness under the Farm Credit Canada Facility up to a maximum aggregate principal amount of $40,000,000; and (ii) any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness;

(cc) all premium (if any, including tender premiums) expenses, defeasance costs, interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (aa) above or refinancings thereof; and

(dd) (i) unsecured Indebtedness owing by any Loan Party to a Captive Insurance Subsidiary in an amount not to exceed the Investments made by the Parent Borrower and its Subsidiaries in such Captive Insurance Subsidiary from and after the Closing Date and (ii) Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness.

For purposes of determining compliance with this Section 6.01 or Section 6.02, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Closing Date, on the date on which such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), accrued interest, defeasance costs and other costs and expenses incurred in connection with such refinancing.

Further, for purposes of determining compliance with this Section 6.01, (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof) described in Sections 6.01(a) through (cc) but may be permitted in part under any combination thereof, (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof) described in Sections 6.01(a) through (cc), the Parent Borrower may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.01 and at the time of incurrence, division, classification or reclassification will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or any portion thereof) when calculating the amount of Indebtedness (or any portion thereof) that may be incurred, divided, classified or reclassified pursuant to any other clause (or any portion thereof) at such time; provided that all Indebtedness outstanding on the Closing Date under this Agreement shall at all times be deemed to have been incurred pursuant to clause (b) of this Section 6.01 and all Indebtedness outstanding under the Farm Credit Canada Facility shall at all times be deemed to have been incurred pursuant to clause (bb) of this Section 6.01, and (C) in connection with (1) the incurrence of revolving loan Indebtedness under this Section 6.01, (2) any commitment relating to the incurrence of Indebtedness under this Section 6.01 or (3) the incurrence of Permitted Refinancing Indebtedness or replacement commitments relating to the incurrence of Indebtedness in respect of the foregoing clause (1) or (2), and the granting of any Lien to secure such Indebtedness, the Parent Borrower or applicable Subsidiary may designate the incurrence of such Indebtedness and the granting of such Lien therefor as having occurred on the date of first incurrence of such revolving loan Indebtedness or commitment (such date, the “Deemed Date”), and any related subsequent actual incurrence and the granting of such Lien therefor will be deemed for purposes of this Section 6.01 and Section 6.02 of this Agreement to have been incurred or granted on such Deemed

Date, including, without limitation, for purposes of calculating usage of any baskets hereunder (and all such calculations, without duplication, on the Deemed Date and on any subsequent date until such commitment is funded or terminated or such election is rescinded without the incurrence thereby shall be made on a Pro Forma Basis after giving effect to the deemed incurrence, the granting of any Lien therefor and related transactions in connection therewith). In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.

Section 6.02 Liens. Create, incur, assume or cause to exist any Lien on any property or assets (including shares or other securities of any person) of the Parent Borrower or any Subsidiary at the time owned by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):

(a) Liens on property or assets of the Parent Borrower and the Subsidiaries existing on the Closing Date (or created following the Closing Date pursuant to agreements in existence on the Closing Date requiring the creation of such Liens) and, to the extent securing Indebtedness in an aggregate principal amount in excess of $3,000,000 individually or in excess of $10,000,000 in the aggregate, set forth on Schedule 6.02 and any modifications, replacements, renewals or extensions thereof; provided that such Liens shall secure only those obligations that they secure on the Closing Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01) and shall not subsequently apply to any other property or assets of the Parent Borrower or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof;

(b) (i) Liens created under the Loan Documents (including Liens securing Indebtedness permitted by Section 6.01(b)) and (ii) Liens on the Collateral that are Other First Liens or Junior Liens securing Indebtedness permitted by 6.01(p);

(c) any Lien on any property or asset of the Parent Borrower or any Subsidiary securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(h); provided that (i) in the case of Liens that do not extend to the Collateral, such Lien does not apply to any other property or assets of the Parent Borrower or any of the Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset or Investment, and, in each case, accessions and additions thereto and proceeds and products thereof (other than after-acquired property required to be subjected to such Lien pursuant to the terms of such Indebtedness (and refinancings thereof)), (ii) in the case of Liens on the Collateral that are (or are intended to be) junior in priority to the Liens on the Collateral securing the Obligations, such Liens shall be subject to a Permitted Junior Intercreditor Agreement and (iii) in the case of Liens on the Collateral that are (or are intended to be) pari passu with the Liens on the Collateral securing the Obligations, such Liens shall be subject to a Permitted Pari Passu Intercreditor Agreement;

(d) Liens for Taxes, assessments or other governmental charges or levies not delinquent by more than 30 days or that are being contested in compliance with Section 5.03;

(e) Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, construction or other like Liens, in each case securing obligations incurred in the ordinary course of business that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Parent Borrower or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(f) (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Parent Borrower or any Subsidiary;

(g) deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof), in each case incurred in the ordinary course of business (including, without limitation, in connection with arrangements with governmental entities to sell or distribute product), including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h) zoning restrictions, easements, survey exceptions, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, individually or in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Parent Borrower or any Subsidiary;

(i) Liens securing Indebtedness permitted by Section 6.01(i) or (j); provided that such Liens do not apply to any property or assets of the Parent Borrower or any Subsidiary other than the property or assets acquired, leased, constructed, replaced, repaired or improved with such Indebtedness (or the Indebtedness Refinanced thereby) or Disposed of in the applicable Sale and Lease-Back Transaction, and accessions and additions thereto, proceeds and products thereof, customary security deposits and related property; provided, further, that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender (and its Affiliates) (it being understood that with respect to any Liens on the Collateral being incurred under this clause (i) to secure Permitted Refinancing Indebtedness, if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were Junior Liens, then any Liens on such Collateral being incurred under this clause (i) to secure Permitted Refinancing Indebtedness shall also be Junior Liens);

(j) Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.03, so long as such Liens attach only to the property Disposed of and being leased in such transaction and any accessions and additions thereto, proceeds and products thereof, customary security deposits and related property;

(k) Liens securing judgments that do not constitute an Event of Default under Section 7.01(j);

(l) Liens disclosed by the title insurance policies delivered on or subsequent to the Closing Date and pursuant to the Collateral and Guarantee Requirement, Section 5.09 or Schedule 5.13 and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(m) any interest or title of a lessor or sublessor under any leases or subleases entered into by the Parent Borrower or any Subsidiary in the ordinary course of business;

(n) Liens that are contractual rights of set-off (and related pledges) (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Parent Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent Borrower or any Subsidiary, including with respect to credit card charge-backs and similar obligations, or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Parent Borrower or any Subsidiary in the ordinary course of business;

(o) Liens (i) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes, (iv) in respect of Third Party Funds or (v) in favor of credit card companies pursuant to agreements therewith;

(p) Liens securing obligations in respect of trade-related letters of credit, bankers’ acceptances or similar obligations and completion guarantees permitted under Section 6.01(f) or (o) and covering the property (or the documents of title in respect of such property) financed by such letters of credit, bankers’ acceptances or similar obligations and completion guarantees and the proceeds and products thereof;

(q) leases, subleases, or licenses or sublicenses (including with respect to Intellectual Property) granted to others in the ordinary course of business not interfering in any material respect with the business of the Parent Borrower and its Subsidiaries, taken as a whole;

(r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(s) Liens solely on any cash earnest money deposits made by the Parent Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Permitted Business Acquisition or other Investment or acquisition permitted hereunder;

(t) Liens with respect to property or assets of any Subsidiary that is not a Loan Party securing obligations of a Subsidiary that is not a Loan Party permitted under Section 6.01;

(u) Liens on any amounts held by a trustee or agent under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;

(v) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(w) agreements to subordinate any interest of the Parent Borrower or any Subsidiary in any accounts receivable or other proceeds arising from inventory or equipment consigned by the Parent Borrower or any of its Subsidiaries pursuant to an agreement entered into in the ordinary course of business;

(x) Liens arising from precautionary Uniform Commercial Code financing statements or PPSA financing statements (or the equivalent in any applicable jurisdiction) regarding operating leases or other obligations not constituting Indebtedness;

(y) Liens (i) on Equity Interests of, or loans to, joint ventures (A) securing obligations of such joint venture or (B) pursuant to the relevant joint venture agreement or arrangement and (ii) on Equity Interests of, or loans to, Unrestricted Subsidiaries;

(z) Liens on cash or Permitted Investments maintained in one or more segregated Deposit Accounts or Securities Accounts securing letters of credit permitted by Section 6.01(o); provided that such cash and Permitted Investments do not exceed 105% of the stated face amount of such letters of credit secured thereby;

(aa) Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (c) of the definition thereof;

(bb) Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

(cc) in the case of Real Property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject that, individually or in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Parent Borrower or any Subsidiary;

(dd) Liens securing Indebtedness or other obligation (i) of the Parent Borrower or a Subsidiary in favor of the Parent Borrower or any Subsidiary Loan Party and (ii) of any Subsidiary that is not a Loan Party in favor of any Subsidiary that is not a Loan Party;

(ee) Liens (i) on deposits securing Hedging Agreements entered into in the ordinary course of business for non-speculative purposes and (ii) on cash or Permitted Investments securing Hedging Agreements in the ordinary course of business submitted for clearing in accordance with applicable Requirements of Law;

(ff) Liens on goods, inventory or equipment the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of the Parent Borrower or any Subsidiary in the ordinary course of business; provided that such Lien secures only the obligations of the Parent Borrower or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 6.01;

(gg) the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown of any real property or any interest therein in Canada; provided they do not interfere in any material respect with the ordinary conduct of the business of the Parent Borrower or any Subsidiary;

(hh) [reserved];

(ii) [reserved];

(jj) Liens arising out of conditional sale, title retention or similar arrangements for the sale or purchase of goods by the Parent Borrower or any of the Subsidiaries in the ordinary course of business;

(kk) Liens to secure any Indebtedness issued or incurred to Refinance (or successive Indebtedness issued or incurred for subsequent Refinancings) as a whole, or in part, any Indebtedness secured by any Lien permitted by this Section 6.02; provided that (v) with respect to any Liens on the Collateral being incurred under this clause (kk), if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were Junior Liens, then such Liens on such Collateral being incurred under this clause (kk) shall also be Junior Liens, (w) with respect to any Liens on the Collateral being incurred under this clause (kk), if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were Other First Liens, then such Liens on such Collateral being incurred under this clause (kk) may also be Other First Liens or Junior Liens, (x) (other than Liens contemplated by the foregoing clauses (v) and (w)) such new Lien shall be limited to all or part of the same type of property that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being Refinanced), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) or, if greater, committed amount of the applicable Indebtedness at the time the original Lien became a Lien permitted hereunder, (B) unpaid accrued interest and premium (including tender premiums) and (C) an amount necessary to pay any associated underwriting discounts, defeasance costs, fees, commissions and expenses, and (z) on the date of the incurrence of the Indebtedness secured by such Liens, the grantors of any such Liens shall be no different from the grantors of the Liens securing the Indebtedness being Refinanced or grantors that would have been obligated to secure such Indebtedness or a Loan Party;

(ll) other Liens with respect to property or assets of the Parent Borrower or any Subsidiary securing obligations in an aggregate outstanding principal amount that, immediately after giving effect to the incurrence of such Liens, would not exceed the greater of (x) $50,000,000 and (y) 1.00% of Consolidated Total Assets;

(mm) Liens on property of, or on Equity Interests or Indebtedness of, any person existing at the time (A) such person becomes a Subsidiary of the Parent Borrower (including any Exempted Subsidiary at such time as it becomes a Subsidiary) or (B) such person or such property is acquired by the Parent Borrower or any Subsidiary; provided that (i) such Liens do not extend to any other assets of the Parent Borrower or any Subsidiary (other than accessions and additions thereto and proceeds or products thereof and other than after-acquired property), (ii) such Liens secure only those obligations which they secure on the date such person becomes a Subsidiary or the date of such acquisition (and any Permitted Refinancing Indebtedness in respect thereof), and (iii) such Liens were not incurred in contemplation of such acquisition;

(nn) restrictions by Governmental Authorities on the operations, business or assets of the Parent Borrower or its Subsidiaries that are customary in the Parent Borrower’s and its Subsidiaries’ business;

(oo) pledges or deposits to secure the utility obligations of the Parent Borrower and its Subsidiaries incurred in the ordinary course of business;

(pp) (i) mortgages, liens, security interests, restrictions, encumbrances and any other matters that have been placed by Governmental Authority, developer, landlord or other third property over which the Parent Borrower or any Subsidiary has easement rights or on any leased property and subordination or similar arrangements relating thereto and (ii) any condemnation or eminent domain or expropriation proceedings affecting any real property;

(qq) Liens on Equity Interests of joint ventures or Unrestricted Subsidiaries securing capital contributions to, or obligations of, such Persons and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly Owned Subsidiaries; and

(rr) Liens securing Indebtedness incurred under Section 6.01(bb); provided that such Liens do not apply to any property or assets of the Parent Borrower or any Subsidiary other than the property or assets that secured such Indebtedness as of the Closing Date and any proceeds or products thereof and after-acquired property of the same type that is contemplated to secure such Indebtedness pursuant to the loan documentation related to the Farm Credit Canada Facility in effect as of the Closing Date.

For purposes of determining compliance with this Section 6.02, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in Sections 6.02(a) through (qq) but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in Sections 6.02(a) through (qq), the Parent Borrower may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.02 and at the time of incurrence, division, classification or reclassification will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the above clauses (or any portion thereof) and such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or any portion thereof) when calculating the amount of Liens or Indebtedness (or any portion thereof) that may be incurred, divided, classified or reclassified pursuant to any other clause (or any portion thereof) at such time. In addition, with respect to any revolving loan Indebtedness, commitment to incur Indebtedness or Permitted Refinancing Indebtedness or replacement commitments that are designated to be incurred on any Deemed Date pursuant to clause (C) of the third paragraph of Section 6.01, any Lien that does or that shall secure such Indebtedness may also be designated by the Parent Borrower or any Subsidiary to be incurred on such Deemed Date and, in such event, any related subsequent actual incurrence of such Lien shall be deemed for purposes of Section 6.01 and 6.02 of this Agreement, without duplication, to be incurred on such prior date (and on any subsequent date until such commitment is funded or terminated or such election is rescinded), including for purposes of calculating usage of any Permitted Lien. In addition, with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.

Section 6.03 Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter, as part of such transaction, rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred, other than pursuant to an Operating Lease (a “Sale and Lease-Back Transaction”); provided that a Sale and Lease-Back Transaction shall be permitted (a) with respect to (i) Excluded Property, (ii) property owned by the Parent Borrower or any Subsidiary Loan Party that is acquired after the Closing Date so long as such Sale and Lease-Back Transaction is consummated within 365 days of the acquisition of such property or (iii) property owned by any Subsidiary that is not a Loan Party regardless of when such property was acquired, and (b) with respect to any other property owned by the Parent Borrower or any Subsidiary Loan Party, (x) the Net Proceeds therefrom are used to prepay the Loans to the extent required by Section 2.09(b) and (y) with respect to any Sale and Lease-Back Transaction or series of related Sale and Lease-Back Transactions pursuant to this clause (b) with Net Proceeds in excess of $5,000,000 individually, the requirements of the last paragraph of Section 6.05 shall apply to such Sale and Lease-Back Transaction to the extent provided therein.

Section 6.04 Investments, Loans and Advances. (i) Purchase or acquire (including pursuant to any merger or amalgamation with a person that is not a Wholly Owned Subsidiary immediately prior to such merger or amalgamation) any Equity Interests, evidences of Indebtedness or other securities of any other person, (ii) make any capital contribution or loans or advances to or Guarantees of the Indebtedness of any other person (other than in respect of (A) intercompany liabilities incurred in connection with the cash management, tax and accounting operations of the Parent Borrower and its Subsidiaries and (B) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any roll overs or extensions of terms) and made in the ordinary course of business), or (iii) purchase or otherwise acquire, in one transaction or a series of related transactions, (x) all or substantially all of the property and assets or business of another person or (y) assets constituting a business unit, line of business or division of such person (each of the foregoing, an “Investment”), except:

(a) [Reserved];

(b) (i) Investments by the Parent Borrower or any Subsidiary in the Equity Interests of the Parent Borrower or any Subsidiary; (ii) intercompany loans from the Parent Borrower or any Subsidiary to the Parent Borrower or any Subsidiary; and (iii) Guarantees by the Parent Borrower or any Subsidiary of Indebtedness otherwise permitted hereunder of the Parent Borrower or any Subsidiary; provided that as at any date of determination, the aggregate outstanding amount (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) of (A) Investments made after the Closing Date by the Loan Parties pursuant to subclause (i) in Subsidiaries that are not Subsidiary Loan Parties, plus (B) net outstanding intercompany loans made after the Closing Date by the Loan Parties to Subsidiaries that are not Subsidiary Loan Parties pursuant to subclause (ii), plus (C) outstanding Guarantees by the Loan Parties of Indebtedness after the Closing Date of Subsidiaries that are not Subsidiary Loan Parties pursuant to subclause (iii), shall not exceed the sum of (X) the greater of (x) $200,000,000 and (y) 4.00% of Consolidated Total Assets plus (Y) with respect to any Investment made pursuant to clause (X), an amount equal to any returns of or on capital actually received in respect of any such Investment pursuant to clause (X) (not exceeding the amount of the original investment), it being understood and agreed that clause (Y) replenishes clause (X) and shall not create additional Investment capacity beyond the amount available under clause (X);

(c) Permitted Investments and Investments that were Permitted Investments when made;

(d) Investments arising out of the receipt by the Parent Borrower or any Subsidiary of non-cash consideration for the Disposition of assets permitted under Section 6.05;

(e) loans and advances to officers, directors, employees or consultants of the Parent Borrower or any Subsidiary (i) in respect of business related travel and entertainment expenses, relocation costs and similar purposes in the ordinary course of business and (ii) for any other purpose, in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed the greater of (x) $25,000,000 and (y) 0.50% of Consolidated Total Assets;

(f) accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers or customers made in the ordinary course of business;

(g) Hedging Agreements entered into for non-speculative purposes;

(h) Investments existing on, or contractually committed as of, the Closing Date and, to the extent in excess of $3,000,000 individually or in excess of $10,000,000 in the aggregate, set forth on Schedule 6.04 and any extensions, renewals or replacements thereof or reinvestments therein, so long as (x) the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing or committed on the Closing Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Closing Date or as otherwise permitted by this Section 6.04) and (y) to the extent the applicable Investment existing on, or contractually committed as of, the Closing Date was owned or committed by a Loan Party, any replacement of such Investment or commitment shall also be owned or committed by a Loan Party;

(i) Investments resulting from pledges and deposits under Sections 6.02(f), (j), (g), (o), (r), (s), (z), (ee) and (ll);

(j) Investments by the Parent Borrower or any Subsidiary in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed the sum of (X) the greater of (x) $250,000,000 and (y) 5.00% of Consolidated Total Assets, plus (Y) so long as no Specified Default or Event of Default has occurred and is continuing or would result therefrom and subject to Pro Forma Compliance, any portion of the Cumulative Credit on the date of such election that the Parent Borrower elects to apply to this Section 6.04(j)(Y), and plus (Z) with respect to any Investment made pursuant to clause (X), an amount equal to any returns of or on capital actually received in respect of any such Investment pursuant to clause (X) (not exceeding the amount of the original investment), it being understood and agreed that clause (Z) replenishes clause (X) and shall not create additional Investment capacity beyond the amount available under clause (X); provided that if any Investment pursuant to this Section 6.04(j) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of the Parent Borrower, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) and not in reliance on this Section 6.04(j);

(k) Investments constituting Permitted Business Acquisitions;

(l) [reserved];

(m) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by the Parent Borrower or a Subsidiary as a result of a foreclosure by the Parent Borrower or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(n) Investments of a person that becomes a Subsidiary after the Closing Date (including by means of a Delaware LLC Division or any Exempted Subsidiary becoming a Subsidiary) or of a person merged into or amalgamated or consolidated with the Parent Borrower or merged into or amalgamated or consolidated with a Subsidiary after the Closing Date, in each case, (i) to the extent such acquisition, merger, amalgamation or consolidation is permitted under this Section 6.04, (ii) in the case of any acquisition, merger, amalgamation or consolidation, in accordance with Section 6.05 and (iii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(o) acquisitions by the Parent Borrower or any Subsidiary of obligations of one or more officers or other employees of any Parent Entity, the Parent Borrower or its Subsidiaries in connection with such officer’s or employee’s acquisition of Equity Interests of the Parent Borrower or any Parent Entity, so long as no cash is actually advanced by the Parent Borrower or any of the Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

(p) Guarantees by the Parent Borrower or any Subsidiary of operating leases (other than Capitalized Lease Obligations and lease obligations in respect of Sale and Leaseback Transactions) or of other obligations that do not constitute Indebtedness, in each case entered into by the Parent Borrower or any Subsidiary in the ordinary course of business;

(q) Investments to the extent that payment for such Investments is made with Equity Interests of the Parent Borrower (to the extent constituting Qualified Equity Interests) or any Parent Entity; provided that the issuance of such Equity Interests are not included in any determination of the Cumulative Credit;

(r) [reserved];

(s) [reserved];

(t) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers (or the equivalent under the PPSA or comparable legislation in any applicable jurisdiction);

(u) [reserved];

(v) Guarantees permitted under Section 6.01 (except to the extent such Guarantee is expressly subject to this Section 6.04);

(w) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Parent Borrower or any Subsidiary;

(x) Investments by the Parent Borrower and its Subsidiaries if the Parent Borrower or any other Subsidiary would otherwise be permitted to make a Restricted Payment under Section 6.06(j) in such amount (provided that the amount of any such Investment shall also be deemed to be a Restricted Payment under Section 6.06(j) for all purposes of this Agreement);

(y) additional Investments so long as, immediately after giving effect to such Investments, the Net Total Leverage Ratio would not exceed 5.00 to 1.00 and no Specified Default or Event of Default shall have occurred and be continuing or would result therefrom;

(z) additional Investments in [COMMERCIALLY SENSITIVE INFORMATION REDACTED] in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed the sum of (X) [COMMERCIALLY SENSITIVE INFORMATION REDACTED] and (Y) with respect to any Investment made pursuant to clause (X), an amount equal to any returns of or on capital actually received in respect of any such Investment pursuant to clause (X) (not exceeding the amount of the original investment), it being understood and agreed that clause (Y) replenishes clause (X) and shall not create additional Investment capacity beyond the amount available under clause (X);

(aa) to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property or the contribution of Intellectual Property pursuant to joint marketing arrangements, in each case in the ordinary course of business;

(bb) Investments received substantially contemporaneously in exchange for Equity Interests of the Parent Borrower (to the extent constituting Qualified Equity Interests) or any Parent Entity; provided that the issuance of such Equity Interests are not included in any determination of the Cumulative Credit or Excluded Contributions; provided further, that any Investments permitted under this Section 6.04(bb) shall not be utilized to incur Indebtedness under Section 6.01(l);

(cc) Investments in joint ventures and Similar Businesses; provided that (i) the aggregate outstanding amount (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) of Investments made after the Closing Date pursuant to this Section 6.04(cc) shall not exceed the sum of (X) the greater of (x) $250,000,000 and (y) 5.00% of Consolidated Total Assets plus (Y) with respect to any Investment made pursuant to clause (X), an amount equal to any returns of or on capital actually received in respect of any such Investment pursuant to clause (X) (not exceeding the amount of the original investment), it being understood and agreed that clause (Y) replenishes clause (X) and shall not create additional Investment capacity beyond the amount available under clause (X); provided that if any Investment pursuant to this Section 6.04(cc) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of the Parent Borrower, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) and not in reliance on this Section 6.04(cc);

(dd) Investments in any Unrestricted Subsidiaries after giving effect to the applicable Investments, in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed the sum of (X) the greater of (x) $50,000,000 and (y) 1.00% of Consolidated Total Assets plus (Y) with respect to any Investment made pursuant to clause (X), an amount equal to any returns of or on capital actually received in respect of any such Investment pursuant to clause (X) (not exceeding the amount of the original investment), it being understood and agreed that clause (Y) replenishes clause (X) and shall not create additional Investment capacity beyond the amount available under clause (X); provided that if any Investment pursuant to this Section 6.04(dd) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of the Parent Borrower, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) and not in reliance on this Section 6.04(dd);

(ee) Investments in an aggregate amount not to exceed the sum of (X) the aggregate amount of Excluded Contributions plus (Y) with respect to any Investment made pursuant to clause (X), an amount equal to any returns of or on capital actually received in respect of any such Investment pursuant to clause (X) (not exceeding the amount of the original investment), it being understood and agreed that clause (Y) replenishes clause (X) and shall not create additional Investment capacity beyond the amount available under clause (X); and

(ff) Investments in any Captive Insurance Subsidiary that are (x) in the ordinary course of business or (y) required under statutory or regulatory authority applicable to such captive insurance subsidiary, in either case, in an amount not to exceed the sum of (X) the greater of (x) $50,000,000 and (y) 1.00% of Consolidated Total Assets plus (Y) with respect to any Investment made pursuant to clause (X), an amount equal to any returns of or on capital actually received (including in respect of insurance proceeds disbursed by a Captive Insurance Subsidiary to a Loan Party) in respect of any such Investment pursuant to clause (X) (not exceeding the amount of the original investment), it being understood and agreed that clause (Y) replenishes clause (X) and shall not create additional Investment capacity beyond the amount available under clause (X); provided that for purposes of determining compliance with this clause (ff), in no event shall any loans by a Captive Insurance Subsidiary to the Parent Borrower or any other Subsidiary be netted against Investments made pursuant to this clause (ff).

Any Investment in any person other than the Parent Borrower or a Subsidiary Loan Party that is otherwise permitted by this Section 6.04 may be made through intermediate Investments in Subsidiaries that are not Loan Parties and such intermediate Investments shall be disregarded for purposes of determining the outstanding amount of Investments pursuant to any clause set forth above. The amount of any Investment made other than in the form of cash or Permitted Investments shall be the fair market value thereof (as determined by the Parent Borrower in good faith) valued at the time of the making thereof, and without giving effect to any subsequent write-downs or write-offs thereof.

For purposes of determining compliance with this covenant, other than Investments made pursuant to clause (ff) of this Section 6.04, (A) an Investment need not be permitted solely by reference to one category of permitted Investments (or any portion thereof) described in the above clauses but may be permitted in part under any combination thereof and (B) in the event that an Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Investments (or any portion thereof) described in the above clauses, the Parent Borrower may, in its sole discretion, divide or classify (but, except as expressly permitted herein, not later reclassify), such permitted Investment (or any portion thereof) in any manner that complies with this covenant and at the time of division or classification will be entitled to only include the amount and type of such Investment (or any portion thereof) in one of the categories of permitted Investments (or any portion thereof) described in the above clauses.

Notwithstanding anything to the contrary in this Agreement, (w) from and after the Closing Date, the Parent Borrower and its Subsidiaries may only make Investments in Unrestricted Subsidiaries in an aggregate amount equal to the sum of (X) the greater of (A) $ 50,000,000 and (B) 1.00% of Consolidated Total Assets plus (Y) with respect to any Investment made in accordance with clause (X), an amount equal to any returns of or on capital actually received in respect of any such Investment (not exceeding the amount of the original investment), it being understood and agreed that clause (Y) replenishes clause (X) and shall not create additional Investment capacity beyond the amount available under clause (X), (x) the Parent Borrower and its Subsidiaries may only make Investments in Exempted Subsidiaries (commencing with the time that such Person becomes an Exempted Subsidiary) in an aggregate amount equal to the sum of (X) the greater of (A) $ 50,000,000 and (B) 1.00% of Consolidated Total Assets plus (Y) with respect to any Investment made in accordance with clause (X), an amount equal to any returns of or on capital actually received in respect of any such Investment (not exceeding the amount not exceeding the amount of the original investment), it being understood and agreed that clause (Y) replenishes clause (X) and shall not create additional Investment capacity beyond the amount available under clause (X), plus (Z) Investments made pursuant to clauses (j)(Y) (to the extent derived from clauses (d) or (e) of the definition of “Cumulative Credit”), (q), (bb) and (ee) of this Section 6.04, (y) the Parent Borrower and its Subsidiaries shall not be permitted to Invest Intellectual Property that is material to the Parent Borrower and its Subsidiaries, taken as a whole, in Unrestricted Subsidiaries, joint ventures, equity investees, Exempted Subsidiaries or Subsidiaries that are not Subsidiary Loan Parties (including by licensing such Intellectual Property to such persons) unless, in each case, for a bona fide business purpose (and not for purposes of liability management transactions); provided that the foregoing shall not prohibit any non-exclusive lease or non-exclusive license of any Intellectual Property in the ordinary course of business so long as the Parent Borrower and its Subsidiaries retain the beneficial ownership and same rights to use such intellectual property prior to such lease or license and (z) the Parent Borrower and its Subsidiaries shall not be permitted to transfer any Health Canada Licence of the Parent Borrower or any of its Subsidiaries to any Unrestricted Subsidiary unless for a bona fide business purpose (and not for purposes of liability management transactions).

Section 6.05 Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into, amalgamate or consolidate with any other person, or permit any other person to merge into, amalgamate or consolidate with it, or Dispose of (in one transaction or in a series of related transactions) all or any part of its assets (whether now owned or hereafter acquired), effect any Delaware LLC Division or Dispose of any Equity Interests of any Subsidiary (including by way of the issuance of Equity Interests of any Subsidiary), or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all of the assets of any other person or division or line of business of a person, except that this Section 6.05 shall not prohibit:

(a) (i) the purchase and Disposition of inventory, in each case in the ordinary course of business by the Parent Borrower or any Subsidiary, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business by the Parent Borrower or any Subsidiary or, with respect to operating leases, otherwise for fair market value on market terms (as determined in good faith by the Borrower), (iii) the Disposition of surplus, obsolete, damaged or worn out equipment, (iv) the Disposition of other property in the ordinary course of business by the Parent Borrower or any Subsidiary or determined in good faith by the Parent Borrower to be no longer used or useful in the operation of the business of the Parent Borrower or any Subsidiary, (v) the Disposition of Permitted Investments in the ordinary course of business and (vi) Dispositions, mergers, amalgamations or consolidations contemplated as of the Closing Date and listed on Schedule 6.05;

(b) if at the time thereof and immediately after giving effect thereto no Specified Default or Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger, amalgamation or consolidation of any Subsidiary (other than the Co-Borrower) with or into the Parent Borrower or the Co-Borrower in a transaction in which the Parent Borrower or the Co-Borrower is the survivor, (ii) the merger, amalgamation or consolidation of any Subsidiary with or into any Subsidiary Loan Party in a transaction in which the surviving or resulting entity is or becomes a Subsidiary Loan Party and, in the case of each of clauses (i) and (ii), no person other than the Parent Borrower, the Co-Borrower or a Subsidiary Loan Party receives any consideration (unless otherwise permitted by Section 6.04), (iii) the merger, amalgamation or consolidation of any Subsidiary that is not a Subsidiary Loan Party with or into any other Subsidiary that is not a Subsidiary Loan Party, (iv) the liquidation or dissolution or change in form of entity of any Subsidiary if the Parent Borrower determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders, so long as, to the extent such liquidated or dissolved Subsidiary was a Subsidiary Loan Party, all assets of such Subsidiary upon dissolution thereof are transferred to the Parent Borrower or any Subsidiary Loan Party, (v) any Subsidiary may merge, amalgamate or consolidate with any other person in order to effect an Investment permitted pursuant to Section 6.04 so long as the continuing or surviving person shall be a Subsidiary (unless otherwise permitted by Section 6.04), which shall be a Subsidiary Loan Party if the merging, amalgamating or consolidating Subsidiary was a Subsidiary Loan Party (unless otherwise permitted by Section 6.04) and which together with each of its Subsidiaries shall have complied with any applicable requirements of Section 5.09 and (vi) any Subsidiary may merge, amalgamate or consolidate with any other person in order to effect an Asset Sale otherwise permitted pursuant to this Section 6.05;

(c) Dispositions to the Parent Borrower or a Subsidiary (upon voluntary liquidation or otherwise); provided that any Dispositions by a Loan Party to a Subsidiary that is not a Subsidiary Loan Party in reliance on this clause (c) shall be made in compliance with Section 6.04;

(d) Sale and Lease-Back Transactions permitted by Section 6.03;

(e) Investments permitted by Section 6.04, Permitted Liens and Restricted Payments permitted by Section 6.06;

(f) Dispositions of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(g) other Dispositions of assets, provided that the Net Proceeds thereof, if any, are applied in accordance with Section 2.09(b) to the extent required thereby;

(h) [reserved];

(i) leases, licenses or subleases or sublicenses of any real or personal property (including any technology or other Intellectual Property) in the ordinary course of business and not interfering, individually or in the aggregate, in any material respect with the business of the Parent Borrower and its Subsidiaries, taken as a whole;

(j) Dispositions of inventory or Dispositions or abandonment of Intellectual Property of the Parent Borrower and its Subsidiaries determined in the reasonable business judgment by the management of the Parent Borrower to be no longer useful or necessary in the operation of the business of the Parent Borrower or any of the Subsidiaries;

(k) any Disposition to effect the formation of any Subsidiary that is a Delaware Divided LLC and would otherwise not be prohibited hereunder; provided that (i) any disposition or other allocation of any assets (including any Equity Interests of such Delaware Divided LLC) in connection therewith is otherwise permitted hereunder and (ii) the Loan Parties shall have complied with Section 5.09 with respect thereto; and

(l) to the extent constituting a Disposition, any termination, settlement or extinguishment of obligations in respect of any Hedging Agreement;

(m) any exchange of assets for assets used or useful in a Similar Business of comparable or greater value; provided that at least 90% of the consideration received by the transferor consists of assets that will be used in a business or business activity permitted hereunder; provided, further, that (A) to the extent the assets Disposed of were owned by a Loan Party, the assets received shall be acquired by a Loan Party, and (B) the Net Proceeds or Specified Net Proceeds, if any, thereof are applied in accordance with Section 2.09(b) or Section 2.09(e), as applicable, to the extent required thereby;

(n) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture or similar parties set forth in the joint venture agreement or similar binding agreements entered into with respect to such Investment in such joint venture;

(o) if at the time thereof and immediately after giving effect thereto no Specified Default or Event of Default shall have occurred and be continuing or would result therefrom, any Subsidiary or any other person may be merged, amalgamated or consolidated with or into the Parent Borrower; provided that (A) the Parent Borrower shall be the surviving entity or (B) if the surviving entity is not the Parent Borrower (such other person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of Canada or any province or territory thereof or, subject to the consent of the Required Lenders, the United States, any state thereof or the District of Columbia, (2) the Successor Borrower shall expressly assume all the obligations of the Parent Borrower under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent (at the direction of the Required Lenders), (3) each Guarantor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement to the Guarantee Agreement confirmed that its guarantee thereunder shall apply to any Successor Borrower’s obligations under this Agreement, (4) each Subsidiary Loan Party, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement to any applicable Security Document affirmed that its obligations thereunder shall apply to its guarantee as reaffirmed pursuant to clause (3), and (5) the Successor Borrower shall have delivered to the Administrative Agent (x) an officer’s certificate stating that such merger, amalgamation or consolidation does not violate this Agreement or any other Loan Document and (y) if requested by the Administrative Agent (at the direction of the Required Lenders), an opinion of counsel to the effect that such merger, amalgamation or consolidation does not violate this Agreement or any other Loan Document and covering such other matters as are contemplated by the Collateral and Guarantee Requirement to be covered in opinions of counsel (it being understood that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Parent Borrower under this Agreement); and

(p) if at the time thereof and immediately after giving effect thereto no Specified Default or Event of Default shall have occurred and be continuing or would result therefrom, any Subsidiary or any other person (other than the Parent Borrower) may be merged, amalgamated or consolidated with or into the Co-Borrower, provided that (A) the Co-Borrower shall be the surviving entity or (B) if the surviving entity is not the Co-Borrower (such other person, the “Successor Co-Borrower”), (1) the Successor Co-Borrower shall be an entity organized or existing under the laws of Canada or any province or territory thereof or, subject to the consent of the Required Lenders, the United States, any state thereof or the District of Columbia or, (2) the Successor Co-Borrower shall expressly assume all the obligations of the Co-Borrower under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent (at the direction of the Required Lenders), (3) each Guarantor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement to the Guarantee Agreement confirmed that its guarantee thereunder shall apply to any Successor Co-Borrower’s obligations under this Agreement, (4) each Subsidiary Loan Party, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement to any applicable Security Document affirmed that its obligations thereunder shall apply to its guarantee as reaffirmed pursuant to clause (3), and (5) the Successor Co-Borrower shall have delivered to the Administrative Agent (x) an officer’s certificate stating that such merger, amalgamation or consolidation does not violate this Agreement or any other Loan Document and (y) if requested by the Administrative Agent (at the direction of the Required Lenders), an opinion of counsel to the effect that such merger, amalgamation or consolidation does not violate this Agreement or any other Loan Document and covering such other matters as are contemplated by the Collateral and Guarantee Requirement to be covered in opinions of counsel (it being understood that if the foregoing are satisfied, the Successor Co-Borrower will succeed to, and be substituted for, the Co-Borrower under this Agreement).

Notwithstanding anything to the contrary contained in Section 6.05 above, no Disposition of assets under Section 6.05(g) or, solely with respect to Sale and Lease-Back Transactions referred to in clause (b)(y) of Section 6.03, under Section 6.05(d), shall be permitted unless (i) such Disposition is for fair market value, and (ii) at least 75% of the proceeds of such Disposition (except to Loan Parties) consist of cash or Permitted Investments; provided that the provisions of this clause (ii) shall not apply to any individual transaction or series of related transactions involving assets with a fair market value of less than $ 10,000,000 (to the extent all transactions so excluded pursuant to this proviso do not exceed $30,000,000 in any fiscal year); provided, further, that for purposes of this clause (ii), each of the following shall be deemed to be cash: (a) the amount of any liabilities (as shown on the Parent Borrower’s or such Subsidiary’s most recent balance sheet or in the notes thereto), other than in respect of any Junior Financing, that are assumed by the transferee of any such assets or are otherwise cancelled in connection with such transaction, (b) any marketable securities received by the Parent Borrower or such Subsidiary from the transferee that are converted by the Parent Borrower or such Subsidiary into cash within 180 days after receipt thereof (to the extent of the cash received), (c) any Designated Non-Cash Consideration received by the Parent Borrower or any of its Subsidiaries in such Disposition having an aggregate fair market value (as determined in good faith by the Parent Borrower), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $50,000,000 and (y) 1.00% of Consolidated Total Assets calculated on a Pro Forma Basis for the Test Period ended immediately prior to the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value), (d) the amount of Indebtedness (other than any Junior Financing) of any Subsidiary that is no longer a Subsidiary as a result of such Asset Sale, to the extent that the Parent Borrower and each other Subsidiary are released from any guarantee of payment of such Indebtedness in connection with the Asset Sale and (e) consideration consisting of Indebtedness of the Parent Borrower or a Subsidiary (other than any Junior Financing) received from persons who are not the Parent Borrower or a Subsidiary in connection with the Asset Sale and that is cancelled.

Section 6.06 Restricted Payments. (a) Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions), directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of the Parent Borrower’s or the Co-Borrower’s Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the person redeeming, purchasing, retiring or acquiring such shares) or (b) make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of, or in respect of, principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing other than a payment within twelve (12) months of the scheduled due date or maturity date of such principal or interest (all of the foregoing under clauses (a) and (b), “Restricted Payments”); provided that:

(a) Restricted Payments may be made to the Parent Borrower or any Wholly Owned Subsidiary of the Parent Borrower (or, in the case of non-Wholly Owned Subsidiaries, to the Parent Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Parent Borrower or such Subsidiary) based on their relative ownership interests);

(b) Restricted Payments may be made in respect of (i) general corporate operating and overhead, legal, accounting and other professional fees and expenses of any Parent Entity, (ii) fees and expenses related to any public offering or private placement of Equity Interests or Indebtedness of any Parent Entity whether or not consummated, (iii) franchise and similar taxes and other fees and expenses in connection with the maintenance of its (or any Parent Entity’s) existence and its (or any Parent Entity’s indirect) ownership of the Parent Borrower, (iv) customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, directors and employees of any Parent Entity, in each case in order to permit any Parent Entity to make such payments, (v) any taxable period for which the Parent Borrower and/or any of its Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar tax group for applicable tax purposes of which a Parent Entity is the common parent, to any Parent Entity in an amount not to exceed the amount of any applicable income taxes that the Parent Borrower and/or its Subsidiaries, as applicable, would have paid for such taxable period had the Parent Borrower and/or its Subsidiaries, as applicable, been a stand-alone taxpayer or a stand-alone group, and (vi) “Tax Distributions” under, and as defined in, the limited liability company agreement of High Street Capital Partners, LLC as in effect on the date on which High Street becomes a Subsidiary (without giving effect to any amendments thereto made in contemplation thereof); provided that in the cases of subclauses (i) and (iii), the amount of such Restricted Payments shall not exceed the portion of any such amounts that are allocable to the Parent Borrower and its Subsidiaries;

(c) repurchases or redemptions (including Restricted Payments made to any Parent Entity, the proceeds of which are used to effectuate the same) of Equity Interests of the Parent Borrower or any Parent Entity (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of any Parent Entity, the Parent Borrower or any of its Subsidiaries or by any Plan or any shareholders’ agreement then in effect upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares or related rights were issued; provided that (X) no Specified Default or Event of Default shall have occurred and be continuing and (Y) the aggregate amount of such purchases or redemptions under this clause (c) shall not exceed the greater of (x) $50,000,000 and (y) 1.00% of Consolidated Total Assets (plus (x) the amount of net proceeds contributed to the Parent Borrower that were (x) received by the Parent Borrower or any Parent Entity from sales of Equity Interests of the Parent Borrower or any Parent Entity to directors, consultants, officers or employees of any Parent Entity, the Parent Borrower or any Subsidiary in connection with permitted employee compensation and incentive arrangements; provided that such proceeds are not included in the determination of the Cumulative Credit, did not constitute an Excluded Contribution and were not used to incur Indebtedness pursuant to Section 6.01(l) and (y) the amount of net proceeds of any key-man life insurance policies received; and provided, further, that cancellation of Indebtedness owing to the Parent Borrower or any Subsidiary from members of management of any Parent Entity, the Parent Borrower or its Subsidiaries in connection with a repurchase of Equity Interests of any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this Section 6.06;

(d) any person may make non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(e) Restricted Payments may be made in an aggregate amount equal to a portion of the Cumulative Credit on the date of such election that the Parent Borrower elects to apply to this Section 6.06(e); provided that (A) no Specified Default or Event of Default shall have occurred and be continuing and the Parent Borrower shall be in Pro Forma Compliance and (B) immediately after giving effect to the making of such Restricted Payment, the Consolidated Fixed Charge Coverage Ratio shall be no less than 2.00 to 1.00 calculated on a Pro Forma Basis for the then most recently ended Test Period;

(f) [Reserved];

(g) Restricted Payments may be made to pay, or to allow any Parent Entity to make payments, in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person;

(h) mandatory prepayments or mandatory redemptions of any Junior Financing using any Declined Proceeds;

(i) Restricted Payments may be made to any Parent Entity to finance any Permitted Business Acquisition or other acquisition or Investment that if made by the Parent Borrower or any Subsidiary directly would be permitted to be made pursuant to Section 6.04; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Permitted Business Acquisition or acquisition or other Investment and (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Parent Borrower, the Co-Borrower or a

Subsidiary Loan Party or (2) the merger, consolidation or amalgamation (to the extent permitted in Section 6.05) of the person formed or acquired into the Parent Borrower, the Co-Borrower or a Subsidiary Loan Party in order to consummate such Permitted Business Acquisition or Investment, in each case, in accordance with the requirements of Section 5.09;

(j) Restricted Payments may be made in an aggregate amount not to exceed the greater of (x) $100,000,000 and (y) 2.00% of Consolidated Total Assets calculated on a Pro Forma Basis for the Test Period ended immediately prior to the date of such Restricted Payment; provided that no Specified Default or Event of Default shall have occurred and be continuing;

(k) repurchases or redemptions (including Restricted Payments made to any Parent Entity, the proceeds of which are used to effectuate the same) of Equity Interests of the Parent Borrower or any Parent Entity (including related stock appreciation rights or similar securities) pursuant to a normal course issuer bid made in accordance with Part 4.1 of National Instrument 62-104 –Take-Over Bids and Issuer Bids;

(l) Refinancings of Junior Financings with any Indebtedness permitted to be incurred under Section 6.01 shall be permitted;

(m) Payments of regularly-scheduled interest and fees due with respect to Junior Financings, other non-principal or interest payments thereunder, scheduled payments thereon necessary to avoid the Junior Financing from constituting “applicable high yield discount obligations” within the meaning of Section 163(i)(l) of the Code, and, to the extent this Agreement is then in effect, principal on the scheduled maturity date of any Junior Financing (or within twelve (12) months thereof) shall, in each case, be permitted;

(n) Restricted Payments may be made in the form of payments by the Parent Borrower or any of its Subsidiaries pursuant to the exercise, settlement or termination of any related capped call, hedge, warrant or other similar transactions in connection with an issuance of convertible instruments;

(o) the conversion of any Junior Financing to Equity Interests of the Parent Borrower or any Parent Entity shall be permitted;

(p) Cash prepayments or redemptions of the Convertible Senior Notes, in an aggregate amount not to exceed the principal and interest thereon, shall be permitted; and

(q) Restricted Payments may be made in an aggregate amount not to exceed the aggregate amount of Excluded Contributions.

Notwithstanding anything herein to the contrary, the foregoing provisions of Section 6.06 will not prohibit the payment of any Restricted Payment or the consummation of any redemption, purchase, defeasance or other payment within 60 days after the date of declaration thereof or the giving of notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement.

For purposes of determining compliance with this covenant, (A) a Restricted Payment need not be permitted solely by reference to one category of permitted Restricted Payments (or any portion thereof) described in the above clauses but may be permitted in part under any combination thereof and (B) in the event that a Restricted Payment (or any portion thereof) meets the criteria of one or more of the categories of permitted Restricted Payments (or any portion thereof) described in the above clauses, the Parent Borrower may, in its sole discretion, divide and classify (but may not later reclassify or later divide), such permitted Restricted Payment (or any portion thereof) in any manner that complies with this covenant and at the time of division or classification will be entitled to only include the amount and type of such Restricted Payment (or any portion thereof) in one of the categories of permitted Restricted Payments (or any portion thereof) described in the above clauses.

Section 6.07 Transactions with Affiliates. (a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates (other than the Parent Borrower and its Subsidiaries or any person that becomes a Subsidiary as a result of such transaction) in a transaction (or series of related transactions) involving aggregate consideration in excess of $25,000,000, unless such transaction is upon terms that are substantially no less favorable, taken as a whole, to the Parent Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate, as determined by a majority of the disinterested members of the Board of Directors of the Parent Borrower or such Subsidiary in good faith.

(b) The foregoing clause (a) shall not prohibit, to the extent otherwise permitted under this Agreement,

(i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of the Parent Borrower or any Parent Entity,

(ii) loans or advances to employees or consultants of any Parent Entity, the Parent Borrower or any of its Subsidiaries in accordance with Section 6.04(e),

(iii) transactions between or among the Parent Borrower or any Subsidiary Loan Party or any entity that becomes a Subsidiary Loan Party as a result of such transaction (including via merger, consolidation or amalgamation in which the Parent Borrower, the Co-Borrower or a Subsidiary Loan Party is the surviving entity),

(iv) the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of any Parent Entity, the Parent Borrower and its Subsidiaries in the ordinary course of business (limited, in the case of any Parent Entity, to the portion of such fees and expenses that are allocable to the Parent Borrower and its Subsidiaries),

(v) transactions, agreements and arrangements in existence on the Closing Date and, to the extent involving aggregate consideration in excess of $3,000,000 individually or in excess of $10,000,000 in the aggregate, set forth on Schedule 6.07 or any amendment thereto or replacement thereof or similar arrangement to the extent such amendment, replacement or arrangement is not adverse to the Lenders when taken as a whole in any material respect (as determined by the Parent Borrower in good faith),

(vi) (A) any employment agreements entered into by the Parent Borrower or any of its Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto,

(vii) Restricted Payments permitted under Section 6.06, including payments to any Parent Entity, and Investments permitted under Section 6.04,

(viii) any purchase by any Parent Entity of the Equity Interests of the Parent Borrower,

(ix) [reserved],

(x) transactions for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business,

(xi) any transaction or series of related transactions in respect of which the Parent Borrower delivers to the Administrative Agent a letter addressed to the Board of Directors of the Parent Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is in the good faith determination of the Parent Borrower qualified to render such letter, which letter states that (A) such transaction is on terms that are substantially no less favorable, when taken as a whole, to the Parent Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate or (B) such transaction is fair, when taken as a whole, to the Parent Borrower or such Subsidiary, as applicable, from a financial point of view,

(xii) [reserved],

(xiii) transactions with joint ventures (x) for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business or (y) to the extent the joint venture partner is not otherwise an Affiliate of the Parent Borrower or its Subsidiaries,

(xiv) [reserved],

(xv) [reserved],

(xvi) [reserved],

(xvii) payments by any Parent Entity, the Parent Borrower and the Subsidiaries pursuant to a tax sharing agreement or arrangement (whether written or as a matter of practice) to the extent that any such payment complies with clause (v) of Section 6.06(b),

(xviii) [reserved],

(xix) payments, loans (or cancellation of loans) or advances to employees or consultants that are (i) approved by a majority of the Disinterested Directors of any Parent Entity or the Parent Borrower in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Agreement,

(xx) transactions with customers, clients or suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business otherwise in compliance with the terms of this Agreement that are fair to the Parent Borrower or its Subsidiaries (in the good faith determination of the Parent Borrower),

(xxi) transactions between the Parent Borrower or any of its Subsidiaries and any person, a director of which is also a director of the Parent Borrower or any direct or indirect parent company of the Parent Borrower; provided that (A) such director abstains from voting as a director of the Parent Borrower or such direct or indirect parent company, as the case may be, on any matter involving such other person and (B) such person is not an Affiliate of the Parent Borrower or the Co-Borrower, as applicable, for any reason other than such director’s acting in such capacity,

(xxii) transactions permitted by, and complying with, the provisions of Section 6.05, and

(xxiii) intercompany transactions undertaken in good faith (as certified by a Responsible Officer of the Parent Borrower) for the purpose of improving the consolidated tax efficiency of the Parent Borrower and its Subsidiaries and not for the purpose of circumventing any covenant set forth herein; provided that any such transaction is not reasonably expected to materially diminish any Lender’s interest in the Guarantees or Collateral.

Section 6.08 Business of the Parent Borrower and the Subsidiaries. Notwithstanding any other provisions hereof, engage at any time to any material respect in any business or business activity substantially different from any business or business activity conducted by any of them on the Closing Date or any Similar Business.

Section 6.09 Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Reorganization Transactions, etc.

(a) Amend or modify in any manner materially adverse to the Lenders when taken as a whole (as determined in good faith by the Parent Borrower), or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders when taken as a whole (as determined in good faith by the Parent Borrower)), the articles or certificate of incorporation, by-laws, limited liability company operating agreement, partnership agreement or other organizational documents of the Parent Borrower or any of the Subsidiary Loan Parties.

(b) Amend or modify, or permit the amendment or modification of, any provision of any Junior Financing that constitutes Material Indebtedness, or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that (A) are not materially adverse to the Lenders when taken as a whole (as determined in good faith by the Parent Borrower) and that do not affect the subordination or payment provisions thereof (if any) in a manner adverse to the Lenders when taken as a whole (as determined in good faith by the Parent Borrower) or (B) otherwise comply with the definition of “Permitted Refinancing Indebtedness.”

(c) Enter into any agreement or instrument that by its terms restricts (1) the payment of dividends or distributions or the making of cash advances to the Parent Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary or (2) the granting of Liens by the Parent Borrower or Subsidiary that is a Loan Party pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(i) restrictions imposed by applicable law;

(ii) contractual encumbrances or restrictions in effect on the Closing Date, including under Indebtedness existing on the Closing Date set forth on Schedule 6.01, any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness and, in each case, any similar contractual encumbrances or restrictions and any amendment, modification, supplement, replacement or refinancing of such agreements or instruments that does not materially expand the scope of any such encumbrance or restriction (as determined in good faith by the Parent Borrower);

(iii) any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary pending the closing of such sale or disposition;

(iv) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;

(v) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(vi) any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 6.01 or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in this Agreement or are market terms at the time of issuance (in each case as determined in good faith by the Parent Borrower);

(vii) customary provisions contained in leases or licenses of Intellectual Property and other similar agreements entered into in the ordinary course of business;

(viii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(ix) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(x) customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer, lease or other disposition;

(xi) customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;

(xii) customary net worth provisions contained in Real Property leases entered into by Subsidiaries, so long as the Parent Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Parent Borrower and its Subsidiaries to meet their ongoing obligations (including the Obligations);

(xiii) any agreement in effect at the time such subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary;

(xiv) restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Subsidiary of the Parent Borrower that is not a Subsidiary Loan Party;

(xv) customary restrictions contained in leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(xvi) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(xvii) customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Parent Borrower or any Subsidiary;

(xviii) restrictions on the transfer of property or assets required by any regulatory authority having jurisdiction over the Parent Borrower or any Subsidiary or any of their businesses; and

(xix) any encumbrances or restrictions of the type referred to in Section 6.09(c)(1) and 6.09(c)(2) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of or similar arrangements to the contracts, instruments or obligations referred to in clauses (i) through (xviii) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or similar arrangements are, in the good faith judgment of the Parent Borrower, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions as contemplated by such provisions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement, refinancing or similar arrangement.

(d) (w) Amend, modify or otherwise supplement in any manner (whether directly or indirectly), or terminate in any manner (whether directly or indirectly), the Protection Agreement, other than such amendments, modifications or supplements that would not be materially adverse to the Lenders (it being understood that, without limiting the requirements of this clause (w), any amendment, modification or supplement to the provisions specified in the immediately succeeding clause (x) shall be deemed to be materially adverse to the Lenders), (x) grant any consent in connection with, waiver of or release under any of Sections 2(a), 2(b)(i), 2(b)(iii), 2(b)(iv) (solely with respect to securities held by Canopy or Canopy Sub), 2(b)(v) (solely with respect to securities of Canopy or Canopy Sub), 2(b)(vi) (solely to the extent any such additional securities are issued to a Person other than the Co-Borrower without a Repurchase Right (as defined in the Protection Agreement)), 2(b)(vii), 2(b)(viii), 2(b)(ix) (solely in respect of Canopy USA, LLC), 2(b)(x), 2(b)(xi), 2(b)(xiii), 2(b)(xiv), 2(b)(xv),

2(b)(xvi), 2(b)(xvii), 2(b)(xviii), 2(b)(xxvii) (other than dispositions of assets in the ordinary course of business or the sale of securities, excluding the sale of securities in a Subsidiary), 2(b)(xxxii), 2(b)(xxxiii), 2(b)(xxxiv) (solely with respect to the foregoing clauses of Section 2(b)), 2(m), 2(n), 2(o) or 4(a) of the Protection Agreement (or any of the definitions incorporated therein); provided that notwithstanding anything to the contrary herein or in any other Loan Document, on and following the date that Canopy USA, LLC has acquired all or a majority of the shares of Acreage Holdings, Inc. in accordance with the Steps Plan (as it may be amended, modified or otherwise changed in accordance herewith), if the aggregate principal amount of Initial Term Loans is greater than [COMMERCIALLY SENSITIVE INFORMATION REDACTED] at any time, the Shares (as defined in Canopy USA, LLC’s Limited Liability Company Agreement dated September 1, 2022) owned by the Co-Borrower or any other Loan Party (including any Exchangeable Shares) shall not represent less than [COMMERCIALLY SENSITIVE INFORMATION REDACTED] of the outstanding and issued Shares of Canopy USA, LLC or its successor or less than [COMMERCIALLY SENSITIVE INFORMATION REDACTED] of all outstanding and issued Equity Interests of Canopy USA, LLC or its successor (in each case including after giving effect to any split, combination or reclassification of, or dividend or distribution in respect of, the interests of Canopy USA, LLC); (y) amend, modify or otherwise change the steps plan set attached to the Reorganization Consent as Schedule A (the “Steps Plan”) or the transactions set forth therein, other than such amendments, modifications or changes that either (i) would not require consent hereunder or (ii) (1) are necessary or administrative amendments in order to optimize efficiencies in connection with the Reorganization and (2) do not result in the transfer of assets or property of the Parent Borrower and any of its Subsidiaries that (A) is different in kind from or not related to the assets contemplated to be transferred from the Parent Borrower or any of its Subsidiaries to a Person that is not the Parent Borrower or any of its Subsidiaries under such steps plan or (B) have a greater aggregate value or comprise a greater percentage of equity than the assets or equity interests contemplated to be transferred from the Parent Borrower or any of its Subsidiaries to a Person that is not the Parent Borrower or any of its Subsidiaries under such steps plan; or (z) sell, transfer or otherwise Dispose of any of the Exchangeable Shares, the New LP I Class B Limited Partnership Units, the New LP II Class B Limited Partnership Units or the New LP III Class B Limited Partnership Units (each as defined in the Reorganization Consent) and any proceeds thereof, other than (1) to another Loan Party or (2) to the extent permitted under Section 6.05, the sale of any of the New LP I Class B Limited Partnership Units, the New LP II Class B Limited Partnership Units or the New LP III Class B Limited Partnership Units to Canopy USA, LLC for fair market value in exchange for additional Exchangeable Shares of Canopy USA, LLC (it being understood and agreed that neither the Reorganization Consent nor Amendment No. 1 shall constitute a consent to such sale or transfer of the aforementioned partnership units and any such sale shall require compliance with and will reduce available capacity under any applicable baskets (in accordance with this Agreement) used to conduct the sale).

Section 6.10 Fiscal Year. Modify or change (x) in the case of the Borrowers, its fiscal year or (y) its method of accounting (other than as may be required to conform to GAAP), in either case, without the prior approval of the Administrative Agent (acting at the direction of the Required Lenders); provided that each Borrower shall be permitted to change its fiscal year one (1) time with prior notice to (but without the consent of) the Administrative Agent (which shall make such notice available to the Lenders), in which case the Borrowers and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement and the other Loan Documents that are necessary to reflect such change in fiscal year.

Section 6.11 Financial Covenant. Permit Liquidity as of the last day of any fiscal quarter ending ~~after the Closing Date to be less than $200,000,000.~~(a) from the Closing Date to but not including the date that the prepayment contemplated by Section 2.09(f)(x) (the “First Dutch Auction Payment Date”) is made to be less than $200,000,000, (b) from the First Dutch Auction Payment Date to but not including the date that the prepayment contemplated by Section 2.09(f)(y) (the Second Dutch Auction Payment Date”) to be less than $150,000,000, and (c) from and after the Second Dutch Auction Payment Date to be less than $100,000,000.

Section 6.12 Use of Proceeds. Use the proceeds of the Loans other than as contemplated by Section 3.12.

Section 6.13 Parent Borrower and Subsidiary Activities. None of the Parent Borrower or any of its Subsidiaries shall pay any principal of the Loans, pay any interest or fees accruing thereon or pay any other Obligations, in each case, with funds derived from or in connection with Marijuana or Marijuana-related operations in the United States, in each case unless no part of such funds were derived from or in connection with activities not permitted (either when undertaken or at the time of payment) by the federal and applicable state laws of the United States.

Section 6.14 Canadian Defined Benefit Plans. Maintain, sponsor, administer, contribute to, participate in or assume or incur any liability in respect of any Canadian Defined Benefit Plan, or amalgamate or merge with any person if such person sponsors, administers, contributes to or has any liability in respect of any Canadian Defined Benefit Plan.

ARTICLE VII

Events of Default

Section 7.01 Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):

(a) any representation or warranty made or deemed made by the Parent Borrower or any Subsidiary Loan Party herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect (except to the extent such representation or warranty is qualified by “materiality” or “Material Adverse Effect”) when so made or deemed made;

(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise (including as a result of a failure to pay pursuant to Section 2.09(e) or (f));

(c) default shall be made in the payment of any interest on any Loan or in the payment of any Fee, premium (including the Prepayment Premium (if applicable)) or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three (3) Business Days;

(d) default shall be made in the due observance or performance by the Parent Borrower or the Co-Borrower of any covenant, condition or agreement contained in, (i) Section 5.01(a) (solely with respect to the Borrowers), 5.05(a), 5.10, 5.13 or Article VI (other than Section 6.11) or (ii) Section 6.11 and such default under this clause (ii) shall continue unremedied for a period of fifteen (15) Business Days (it being understood that Section 6.11 shall be remedied to the extent the Liquidity equals or exceeds ~~$200,000,000~~the applicable threshold set forth in Section 6.11 during any of such fifteen (15) Business Days);

(e) default shall be made in the due observance or performance by the Parent Borrower, the Co-Borrower or any of the Subsidiary Loan Parties of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or the Required Lenders to the Parent Borrower;

(f) (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) the Parent Borrower or any of its Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided that this clause (f) shall not apply to any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(g) there shall have occurred a Change in Control;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Parent Borrower, the Co-Borrower or any of the Material Subsidiaries, or of a substantial part of the property or assets of the Parent Borrower, the Co-Borrower or any Material Subsidiary, under the U.S. Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Borrower, the Co-Borrower or any of the Material Subsidiaries or for a substantial part of the property or assets of the Parent Borrower or any of the Subsidiaries or (iii) the winding-up or liquidation of the Parent Borrower, the Co-Borrower or any Material Subsidiary (except in a transaction permitted hereunder); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Parent Borrower, the Co-Borrower or any Material Subsidiary shall

(i) voluntarily commence any proceeding or file any petition seeking relief under the U.S. Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Borrower, the Co-Borrower or any of the Material Subsidiaries or for a substantial part of the property or assets of the Parent Borrower, the Co-Borrower or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;

(j) the failure by the Parent Borrower, the Co-Borrower or any Material Subsidiary to pay one or more final and non-appealable judgments aggregating in excess of $100,000,000 (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 60 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Parent Borrower, the Co-Borrower or any Material Subsidiary to enforce any such judgment;

(k) (i) an ERISA Event or a Canadian Pension Event shall have occurred, (ii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iii) the Parent Borrower or any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is being terminated, within the meaning of Title IV of ERISA, or (iv) the Parent Borrower or any Subsidiary shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect;

(l) (i) any Loan Document shall for any reason be asserted in writing by the Parent Borrower or any Subsidiary Loan Party not to be a legal, valid and binding obligation of any party thereto (other than in accordance with its terms), (ii) any security interest purported to be created by any Security Document and to extend to assets that constitute a material portion of the Collateral shall cease to be, or shall be asserted in writing by the Parent Borrower, the Co-Borrower or any other Loan Party not to be (other than, in each case, in accordance with its terms), a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein, therein and in any Intercreditor Agreement and the last paragraph of Section 4.01) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations or the application thereof, or from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents and except to the extent that such loss is covered by a lender’s title insurance policy and the Administrative Agent (at the direction of the Required Lenders) shall be reasonably satisfied with the credit of such insurer, or (iii) a material portion of the Guarantees pursuant to the Security Documents by the Subsidiary Loan Parties guaranteeing the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by the Parent Borrower or any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations (other than in accordance with the terms thereof); provided that no Event of Default shall occur under this Section 7.01(l) if the Loan Parties cooperate with the Collateral Agent to replace or perfect such security interest and Lien, such security interest and Lien is replaced and the rights, powers and privileges of the Secured Parties are not materially adversely affected by such replacement;

(m) the Cannabis Act is repealed and is not immediately replaced with substantially similar legislation;

(n) the Parent Borrower or any Subsidiary is in default under any material Cannabis Authorization (after the expiry of any grace or cure periods relating thereto), or agrees to the surrender or termination of any material Cannabis Authorization prior to the expiry date expressly set out therein, or any material Cannabis Authorization is suspended, terminated or revoked, in each case unless such Cannabis Authorization is immediately replaced by a substantially similar Cannabis Authorization and, in each case, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect;

(o) any Health Canada Licence shall (i) expire or be revoked, terminated or cancelled, and in any such case not immediately replaced, renewed or reinstated on comparable terms or (ii) be modified in any materially adverse fashion and, in each case, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; ~~or~~

(p) the common Equity Interests of the Parent Borrower (or any Parent Entity) fail to remain listed on at least one of the Toronto Stock Exchange, NASDAQ or the New York Stock Exchange;

(r) the Collateral Agent for the benefit of the Secured Parties shall cease to have a first priority perfected security interest in the Exchangeable Shares, the New LP I Class B Limited Partnership Units, the New LP II Class B Limited Partnership Units and the New LP III Class B Limited Partnership Units (each as defined in the Reorganization Consent) and any proceeds thereof (except, in the case of the foregoing partnership units, in connection with an exchange permitted pursuant to Section 6.09(d)(z)); or

(q) the Protection Agreement shall have been terminated or rendered ineffective during the Interim Period (as defined in the Protection Agreement in effect on the date hereof), in each case without the prior written consent of the Required Lenders;

then, and in every such event (other than an event with respect to the Parent Borrower or the Co-Borrower described in clause (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Parent Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees, premiums (including the applicable Prepayment Premium as of such date (if any)) and all other liabilities of the Parent Borrower and the Co-Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Parent Borrower and the Co-Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Parent Borrower and the Co-Borrower described in clause (h) or (i) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees, premiums (including the applicable Prepayment Premium (if any)) and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Without limiting the generality of the foregoing, in the event the Loans are accelerated or otherwise become due prior to the applicable Term Facility Maturity Date, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of an Event of Default arising under Section 7.01(h) or (i) (including the acceleration of claims by operation of law)), the applicable Prepayment Premium as of the date such Loans are accelerated or become due (if any) will also be due and payable as though the Loans were voluntarily prepaid and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. Any Prepayment Premium payable above shall be presumed to be the liquidated damages sustained by each Lender as the result of the early repayment and the Borrowers agree that it is reasonable under the circumstances currently existing. The applicable Prepayment Premium (if any) shall also be payable in the event the Loans (and/or the Loan Documents) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, strict foreclosure, in connection with any restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure or arrangement in any insolvency proceeding, or by any other means. THE BORROWERS EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrowers expressly agree (to the fullest extent they may lawfully do so) that: (A) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Lenders and the Borrowers giving specific consideration in this transaction for such agreement to pay the Prepayment Premium; and (D) the Borrowers shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Borrowers expressly acknowledge that their agreement to pay the Prepayment Premium to Lenders as herein described is a material inducement to the Lenders to make the Loans. Nothing in this paragraph is intended to limit, restrict, or condition any of the Borrowers’ obligations or any of the Administrative Agent or Lender’s rights or remedies hereunder.

Section 7.02 Treatment of Certain Payments.

(a) Subject to the terms of any applicable Intercreditor Agreement, any amount received by the Administrative Agent or the Collateral Agent from any Loan Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Parent Borrower or the Co-Borrower under Section 7.01(h) or (i), in each case that is continuing, shall be applied:

(i) first, ratably, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent or the Collateral Agent from the Parent Borrower and the Co-Borrower,

(ii) second, towards payment of interest, fees and premiums (including the Prepayment Premium) then due from the Parent Borrower and the Co-Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties,

(iii) third, towards payment of other Obligations then due from the Parent Borrower and the Co-Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of such Obligations then due to such parties, and

(iv) last, the balance, if any, after all of the Obligations have been paid in full, to the Parent Borrower or the Co-Borrower or as otherwise required by Requirements of Law.

(b) In the event that, notwithstanding the foregoing provisions of this Section 7.04, any payments on account of the Obligations or proceeds of Collateral shall be received by any Lender in violation of the priorities set forth herein, such payments or proceeds of Collateral shall be held in trust for the benefit of and shall be paid over to or delivered to the Administrative Agent for application in accordance with the terms hereof.

(c) Notwithstanding the foregoing, with respect to any non-cash proceeds of Collateral (or non-cash amounts or assets distributed on account of a Lien in the Collateral or the proceeds thereon), such non-cash proceeds, amounts or assets shall be held by the Administrative Agent or any applicable Subagent as if they are Collateral and, at such time as such non-cash proceeds, amount or assets are monetized (at the direction of the Required Lenders) shall be applied in the order of application set forth in Section 7.02(a) above. The Administrative Agent or any applicable Subagent shall hold and take any action with respect to such noncash proceeds, amounts or assets as if they were Collateral and shall be subject to the terms set forth herein, in the Loan Documents and the Requirements of Law with respect thereto.

ARTICLE VIII

The Agents

Section 8.01 Appointment.

(a) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and the Collateral Agent as the agent for such Lender and the other Secured Parties under the Security Documents, and each such Lender irrevocably authorizes the Administrative Agent and the Collateral Agent, in such capacities, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent and the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each Lender hereby further authorizes the Administrative Agent to execute and deliver the letter delivered by the Parent Borrower to the Administrative Agent on or prior to the Closing Date in respect of the Exempted Subsidiaries on its behalf and agrees to be bound by the terms and conditions of such letter. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders hereby grants to the Administrative Agent and the Collateral Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s behalf. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents.

Without limiting the aforesaid powers of the Administrative Agent and the Collateral Agent, for the purposes of holding any hypothec granted to the Attorney (as defined below) pursuant to the laws of the Province of Quebec to secure the prompt payment and performance of any and all Obligations by any Loan Party, each of the Secured Parties hereby irrevocably appoints and authorizes the Collateral Agent and, to the extent necessary, ratifies the appointment and authorization of the Collateral Agent, to act as the hypothecary representative of the creditors as contemplated under Article 2692 of the Civil Code of Quebec (in such capacity, the “Attorney”), and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any such hypothec. In such capacity, the Attorney shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney pursuant to any such hypothec and applicable law, and (b) benefit from and be subject to all provisions hereof with respect to the Collateral Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Secured Parties and the Loan Parties. Any person who becomes a Secured Party shall be deemed to have consented to and confirmed the Attorney as the hypothecary representative of the Secured Parties and to have ratified, as of the date it becomes a Secured Party, all actions taken by the Attorney in such capacity. The substitution of the Collateral Agent pursuant to the provisions of this Article VIII also shall constitute the substitution of the Attorney.

(b) In furtherance of the foregoing, each Lender hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any Subagents appointed by the Collateral Agent pursuant to Section 8.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of this Article VIII (including, without limitation, Section 8.07) and Article IX (including, without limitation, Section 9.05) as though the Collateral Agent (and any such Subagents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.

Section 8.02 Delegation of Duties. The Administrative Agent and the Collateral Agent may execute any of their respective duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof)) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Each Agent may also from time to time, when it deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent or the Collateral Agent. Should any instrument in writing from the Parent Borrower, the Co-Borrower or any other Loan Party be required by any Subagent so appointed by an Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Parent Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by such Agent. If any Subagent, or successor thereto, shall become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent or the Collateral Agent until the appointment of a new Subagent. No Agent shall be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent that it selects with reasonable care.

Section 8.03 Exculpatory Provisions. None of the Agents or their respective Affiliates or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. No Agent shall have any duties or obligations under this Agreement or any other Loan Document, except those expressly set forth herein or therein. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (b) no Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall be liable for the failure to disclose, any information relating to the Parent Borrower, the Co-Borrower or any of their respective Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein. The Agents shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Administrative Agent by the Parent Borrower or a Lender. No Agent shall be responsible for or have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The permissive rights of the Agents to do things enumerated in this Agreement shall not be construed as a duty and, with respect to such permissive rights, no Agent shall be answerable for other than its gross negligence or willful misconduct. Nothing in this Agreement shall require any Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder. No Agent shall incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, earthquakes, fires, floods, riots, epidemics, pandemics, any act of terrorism, interruptions, loss or malfunctions of utilities, labor disputes, computer (hardware or software) or communications service, accidents, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility). Notwithstanding anything herein to the contrary, neither the Administrative Agent nor the Collateral Agent shall be liable for the preparation, filing, recording, registration, re-filing, re-recording or maintenance of any financing statements or continuation statements, amendments, charges, mortgages or any other such instruments, agreements or other documents or be responsible for maintaining the security interests purported to be created as described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Loan Document) and such responsibility shall be solely that of the Borrowers and the other Loan Parties.

Section 8.04 Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, resolution, direction, statement, instrument, opinion, report, order, judgment, bond, debenture, note, other evidence of indebtedness or other paper or document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Borrowing, that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to such Borrowing. Each Agent may consult with legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

Section 8.05 Notice of Default. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has received written notice from a Lender or the Parent Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed in writing by the Required Lenders (or, if so specified by this Agreement, all or other Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

Section 8.06 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into the business, operations, property, financial and other condition and creditworthiness of, the Loan Parties and their subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

Section 8.07 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Parent Borrower or the Co-Borrower and without limiting the obligation of the Parent Borrower and the Co-Borrower to do so), in the amount of its pro rata share (based on outstanding Loans and unused Commitments (if any) hereunder determined at the time such indemnity is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender’s ratable share of such amount. The agreements in this Section 8.07 shall survive the payment of the Loans and all other amounts payable hereunder.

Section 8.08 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

Section 8.09 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent and Collateral Agent upon 30 days’ notice to the Lenders and the Parent Borrower. If the Administrative Agent shall resign as Administrative Agent and Collateral Agent under this Agreement and the other Loan Documents, then the Borrowers shall have the right (so long as no Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing, in which case the Required Lenders shall have the sole right), subject to the reasonable consent of the Required Lenders, to appoint a successor which shall have an office in the United States of America, or an Affiliate of any such successor with an office in the United States of America, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent and Collateral Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective (except in the case of the Collateral Agent holding collateral security on behalf of such Secured Parties, the retiring Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed), and the Lenders shall assume and perform all of the duties of the Administrative Agent and Collateral Agent hereunder until such time, if any, as the Borrowers or the Required Lenders (as provided above) appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 8.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. Any entity into which the Administrative Agent or the Collateral Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Administrative Agent or the Collateral Agent shall be a party, or any entity succeeding to all or substantially all the corporate trust or agency business of the Administrative Agent or the Collateral Agent, shall be the successor of the Administrative Agent or the Collateral Agent, as applicable, hereunder.

Section 8.10 Security Documents and Collateral Agent.

(a) The Lenders and the other Secured Parties authorize the Collateral Agent to release any Collateral or Guarantors in accordance with Section 9.18 or if approved, authorized or ratified in accordance with Section 9.08.

(b) The Lenders and the other Secured Parties hereby irrevocably authorize and instruct the Administrative Agent and the Collateral Agent to, without any further consent of any Lender or any other Secured Party, enter into (or acknowledge and consent to) any Permitted Pari Passu Intercreditor Agreement, any Permitted Junior Intercreditor Agreement or, with the consent of the Required Lenders, any other intercreditor agreement with the collateral agent or other representatives of the holders of Indebtedness that is to be secured by a Lien on the Collateral that is not prohibited (including with respect to priority) under this Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof (any of the foregoing, an “Intercreditor Agreement”). The Lenders and the other Secured Parties irrevocably agree that (x) the Collateral Agent may rely exclusively on a certificate of a Responsible Officer of the Parent Borrower as to whether any such other Liens are not prohibited and (y) any Intercreditor Agreement entered into by the Collateral Agent shall be binding on the Secured Parties, and each Lender and the other Secured Parties hereby agrees that it will take no actions contrary to the provisions of, if entered into and if applicable, any Intercreditor Agreement. Furthermore, the Lenders and the other Secured Parties hereby authorize the Administrative Agent and the Collateral Agent to release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) to the holder of any Lien on such property that is permitted by clauses (a), (c), (i), (j), (p), (u), (aa), (cc), (ff) or (mm) of Section 6.02 (if the Liens thereunder are of a type that is contemplated by any of the foregoing clauses) in each case to the extent the contract or agreement pursuant to which such Lien is granted prohibits any other Liens on such property or (ii) that is or becomes Excluded Property; and the Administrative Agent and the Collateral Agent shall do so upon request of the Borrowers; provided that prior to any such request, the Parent Borrower shall have in each case delivered to the Administrative Agent a certificate of a Responsible Officer of the Parent Borrower certifying (x) that such Lien is permitted under this Agreement, (y) in the case of a request pursuant to clause (i) of this sentence, that the contract or agreement pursuant to which such Lien is granted prohibits any other Lien on such property and (z) in the case of a request pursuant to clause (ii) of this sentence, that (A) such property is or has become Excluded Property and (B) if such property has become Excluded Property as a result of a contractual restriction, such restriction does not violate Section 6.09(c).

Section 8.11 Right to Realize on Collateral and Enforce Guarantees.

(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, (i) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Parent Borrower or the Co-Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent and any Subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

(b) Anything contained in any of the Loan Documents to the contrary notwithstanding, the Parent Borrower, the Co-Borrower, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent, and (b) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, either of the Agents or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other Disposition. In connection with any such bid (i) each Agent (and their respective designees) shall be authorized to (x) form one or more acquisition vehicles to make a bid and (y) adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by any Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.08 of this Agreement) and (ii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 8.12 Withholding Tax. To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any authority of the United States of America or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Loan Party and without limiting the obligation of any applicable Loan Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, fines, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 8.12.

Section 8.13 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Parent Borrower, the Co-Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, either (1) unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has not provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Parent Borrower, the Co-Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

ARTICLE IX

Miscellaneous

Section 9.01 Notices; Communications.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or other electronic means as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Loan Party or the Administrative Agent, to the address or electronic mail address specified for such person on Schedule 9.01; and

(ii) if to any Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Parent Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications.

(c) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 9.01(b) above shall be effective as provided in such Section 9.01(b).

(d) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(e) Documents required to be delivered pursuant to Section 5.04 may be delivered electronically (including as set forth in Section 9.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which Parent Borrower posts such documents, or provides a link thereto on the Parent Borrower’s website on the Internet at the website address listed on Schedule 9.01, or (ii) on which such documents are posted on the Parent Borrower’s behalf on an Internet or intranet website, if any, to which each Lender entitled to access thereto and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent, including the SEC’s EDGAR system or SEDAR); provided that the Parent Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents (other than any documents filed pursuant to and that are accessible through the SEC’s EDGAR system or SEDAR). Except for such certificates required by Section 5.04(c), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 9.02 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect until the Termination Date. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.13, 2.14, 2.15 and 9.05) shall survive the Termination Date.

Section 9.03 Binding Effect. This Agreement shall become effective when it shall have been executed by the Parent Borrower, the Co-Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Parent Borrower, the Co-Borrower, the Administrative Agent and each Lender and their respective permitted successors and assigns.

Section 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as permitted by Section 6.05, neither Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Borrower without such consent shall be null and void), and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in clause (c) of this Section 9.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(b) (i) Subject to the conditions set forth in subclause (ii) below and Section 9.21, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:

(A) the Parent Borrower, which consent (not to be unreasonably withheld, delayed or conditioned) will be deemed to have been given if the Parent Borrower has not responded within ten (10) Business Days after the delivery of any request for such consent; provided that no consent of the Parent Borrower shall be required (i) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) if an Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing; and

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund or the Parent Borrower or a Subsidiary of the Parent Borrower made in accordance with Section 9.04(g).

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, unless each of the Parent Borrower and the Administrative Agent otherwise consent; provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Related Funds shall be treated as one assignment), if any; provided, further, that no consent of the Parent Borrower shall be required under this clause (ii)(A) if an Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing;

(B) the parties to each assignment shall (1) execute and deliver to the Administrative Agent an Assignment and Acceptance or via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the discretion of the Administrative Agent);

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all documentation and other information with respect to the Assignee that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, including any tax forms required to be delivered pursuant to Section 2.15; and

(D) the Assignee shall not be the Parent Borrower, the Co-Borrower or any of their respective Subsidiaries except in accordance with Section 9.04(g).

For the purposes of this Section 9.04, (“Approved Fund”) shall mean any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. Notwithstanding the foregoing or anything to the contrary herein, no Lender shall be permitted to assign or, subject to Section 9.04(c), transfer any portion of its rights and obligations under this Agreement to (A) any Disqualified Lender, (B) any Defaulting Lender or any of its Subsidiaries, or any person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause (B), or (C) a natural person or any investment vehicles established primarily for the benefit of, or operated by, one or more natural persons. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with provisions hereof relating to Disqualified Lenders, and, without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or prospective lender is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment made, or disclosure of confidential information, to any Disqualified Lender. The list of Disqualified Lenders will remain on file with the Administrative Agent and will not be subject to further disclosure by the Administrative Agent without the Parent Borrower’s prior written consent; provided that the Administrative Agent may provide the list of Disqualified Lenders to any Lender upon request by such Lender.

(iii) Subject to acceptance and recording thereof pursuant to subclause (v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.05 (subject to the limitations and requirements of those Sections)).

(iv) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and interest amounts on) the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Parent Borrower, the Co-Borrower and the Lenders, at any reasonable time and from time to time upon reasonable prior written notice; provided that no Lender shall, in such capacity, have access to, or be otherwise permitted to review, any information in the Register other than information with respect to such Lender.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire and all documentation and other information with respect to the Assignee that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 9.04, if applicable, and any written consent to such assignment required by clause (b) of this Section 9.04 and any applicable tax forms, the Administrative Agent shall accept such Assignment and Acceptance and promptly record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless and until it has been recorded in the Register as provided in this subclause (v).

(c)

(i) Any Lender may, without the consent of the Parent Borrower, the Co-Borrower or the Administrative Agent, sell participations in Loans and Commitments to one or more banks or other entities other than (I) any Disqualified Lender, (II) any Defaulting Lender or any of its Subsidiaries, or any person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause (II) or (III) a natural person or any investment vehicles established primarily for the benefit of, or operated by, one or more natural persons (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that both (1) requires the consent of each Lender directly affected thereby pursuant to clauses (i), (ii), (iii) or (vi) of the first proviso to Section 9.08(b) and (2) directly adversely affects such Participant (but, for the avoidance of doubt, not any waiver of any Default or Event of Default) and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to clause (c)(iii) of this Section 9.04, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 (subject to the limitations and requirements of those Sections and Section 2.17) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided that such Participant shall be subject to Section 2.16(c) as though it were a Lender. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with provisions hereof relating to Disqualified Lenders, and, without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Participant or prospective Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any participation made, or disclosure of confidential information, to any Disqualified Lender.

(ii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and interest amounts on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and each party hereto shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Without limitation of the requirements of Section 9.04(c), no Lender shall have any obligation to disclose all or any portion of a Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other Obligations under any Loan Document), except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or is otherwise required by applicable law. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(iii) A Participant shall not be entitled to receive any greater payment under Section 2.13, 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent Borrower’s prior written consent, which consent shall state that it is being given pursuant to this Section 9.04(c)(iii); provided that each potential Participant shall provide such information as is reasonably requested by the Parent Borrower in order for the Parent Borrower to determine whether to provide its consent.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) The Parent Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in clause (d) above.

(f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Parent Borrower or the Administrative Agent. Each of the Parent Borrower, the Co-Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and each Loan Party for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(g) Notwithstanding anything to the contrary in this Agreement, including Section 2.16(c) (which provisions shall not be applicable to clauses (g) or (h) of this Section 9.04), any of the Parent Borrower or its Subsidiaries may purchase by way of assignment and become an Assignee with respect to Loans at any time and from time to time from Lenders in accordance with Section 9.04(b) hereof through “Dutch Auctions” open to all Lenders of the applicable Class on a pro rata basis in accordance with procedures of the type set forth on Exhibit K (each, a “Permitted Loan Purchase”); provided that, in respect of any Permitted Loan Purchase, (A) upon consummation of any such Permitted Loan Purchase, the Loans purchased pursuant thereto shall be deemed to be automatically and immediately cancelled and extinguished in accordance with Section 9.04(h), (B) no Default or Event of Default shall have occurred and be continuing or would result from such Permitted Loan Purchase, (C) in connection with any such Permitted Loan Purchase, any of the Parent Borrower or its Subsidiaries and such Lender that is the assignor (an “Assignor”) shall execute and deliver to the Administrative Agent a Permitted Loan Purchase Assignment and Acceptance (and for the avoidance of doubt, (x) shall make the representations and warranties set forth in the Permitted Loan Purchase Assignment and Acceptance and (y) shall not be required to execute and deliver an Assignment and Acceptance pursuant to Section 9.04(b)(ii)(B)) and shall otherwise comply with the conditions to assignments under this Section 9.04.

(h) Each Permitted Loan Purchase shall, for purposes of this Agreement be deemed to be an automatic and immediate cancellation and extinguishment of such Loans (including all accrued and unpaid interest on such Loans) and/or Term Loan Commitments and the Parent Borrower shall, upon consummation of any Permitted Loan Purchase, notify the Administrative Agent that the Register be updated to record such event as if it were a prepayment of such Loans.

(i) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Parent Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(j) If any assignment is made to any Disqualified Lender without the Parent Borrower’s prior consent in violation of Section 9.04(b) above the Parent Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) terminate any Term Loan Commitment of such Disqualified Lender, (B) prepay any Loan of such Disqualified Lender by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Loans plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (C) require such Disqualified Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided that (i) the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in this Section 9.04, and (ii) such assignment does not conflict with applicable laws.

Section 9.05 Expenses; Indemnity.

(a) Each Borrower agrees to pay (i) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent, the Collateral Agent and the Lenders in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents, or by the Administrative Agent, the Collateral Agent and the Lenders in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof, including the reasonable and documented fees, charges and disbursements of one primary counsel for the Agents and, if necessary, the reasonable and documented fees, charges and disbursements of one regulatory counsel and one local counsel to the Agents in each appropriate jurisdiction, and one primary counsel for the Lenders, taken as a whole, and, if necessary, the reasonable and documented fees, charges and disbursements of one regulatory counsel and one local counsel to the Lenders, taken as a whole, in each appropriate jurisdiction, and (ii) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Agents or any Lender in connection with the enforcement of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made hereunder, including the fees, charges and disbursements of a single primary counsel for the Agents, and, if necessary, a single regulatory and local counsel in each appropriate jurisdiction for the Agents, and a single primary counsel for the Lenders, taken as a whole, and, if necessary, a single regulatory and local counsel in each appropriate jurisdiction for the Lenders, taken as a whole (and, in the case of an actual or perceived conflict of interest where such person affected by such conflict informs the Parent Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected person).

(b) Each Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender, each of their respective Affiliates, successors and assignors, and each of their respective directors, officers, employees, agents, trustees, advisors and members (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (excluding the allocated costs of in house counsel and limited to not more than one counsel for all such Indemnitees, taken as a whole, and, if necessary, a single regulatory counsel and a single local counsel in each appropriate jurisdiction for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Parent Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee)), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby (including the Structuring Fee Letter, the Reorganization Consent and Amendment No. 1), the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby or thereby, (ii) the use of the proceeds of the Loans, (iii) any violation of or liability under Environmental Laws or Environmental Permits to the extent relating in any way to the Parent Borrower or any Subsidiary, (iv) any actual or alleged presence, Release or threatened Release of or exposure to Hazardous Materials at, under, on, from or to any property currently or formerly owned, leased or operated by the Parent Borrower or any Subsidiary or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by the Parent Borrower or any of their subsidiaries or Affiliates; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties, (y) other than with respect to the Agents, arose from a material breach of such Indemnitee’s or any of its Related Parties’ obligations under any Loan Document (as determined by a court of competent jurisdiction in a final, non-appealable judgment) or (z) arose from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of the Parent Borrower or any of its Affiliates and is brought by an Indemnitee against another Indemnitee (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against any Agent in its capacity as such). None of the Indemnitees (or any of their respective affiliates) shall be responsible or liable to the Parent Borrower or any of its subsidiaries, Affiliates or shareholders or any other person or entity for any special, indirect, consequential or punitive damages, which may be alleged as a result of the Facilities or the Transactions. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 9.05 shall be payable within 30 days after written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c) Except as expressly provided in Section 9.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.15, this Section 9.05 shall not apply to any Taxes (other than Taxes that represent losses, claims, damages, liabilities and related expenses resulting from a non-Tax claim), which shall be governed exclusively by Section 2.15 and, to the extent set forth therein, Section 2.13.

(d) To the fullest extent permitted by applicable law, the Parent Borrower and the Co-Borrower shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that the foregoing shall not affect each Borrower’s indemnification obligations pursuant to Section 9.05(b). No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) The agreements in this Section 9.05 shall survive the resignation of the Administrative Agent or the Collateral Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.

Section 9.06 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Parent Borrower or any Subsidiary against any of and all the obligations of the Parent Borrower and the Co-Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.

Section 9.07 Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN AS EXPRESSLY SET FORTH IN THE OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

Section 9.08 Waivers; Amendment.

(a) No failure or delay of the Administrative Agent or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the

Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Parent Borrower, the Co-Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Parent Borrower, the Co-Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as provided in Section 1.02(a), Section 2.12, Section 2.19, Section 5.09(g) or 6.10, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each Loan Party thereto (or that has signed an acknowledgment thereto) and the Administrative Agent and consented to by the Required Lenders; provided that no such agreement shall:

(i) decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification),

(ii) increase or extend the Commitment of any Lender without the prior written consent of such Lender (which, notwithstanding the foregoing, such consent of such Lender shall be the only consent required hereunder to make such modification); provided that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default, mandatory prepayments or of a mandatory reduction in the aggregate Commitments shall not constitute an increase or extension of the Commitments of any Lender for purposes of this clause (ii),

(iii) extend any date on which payment of interest on any Loan or any Fees is due, without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make sure modification),

(iv) amend the provisions of Section 7.02 or Section 2.16(c) with respect to the pro rata application of payments required thereby (or add or change any other provision of this Agreement that has the effect of making any such alteration to such provisions) in a manner that by its terms modifies the application of such payments required thereby to be on a less than pro rata basis, without the prior written consent of each Lender adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification),

(v) amend or modify the provisions of this Section 9.08 or the definition of the terms “Required Lenders,” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby, in each case except, for the avoidance of doubt, as otherwise provided in Section 9.08(d) and (e) (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date),

(vi) except as otherwise expressly permitted by this Agreement, release all or substantially all of the Collateral or all or substantially all of the Subsidiary Loan Parties from their respective Guarantees under the Guarantee Agreement (in each case, other than in connection with any release of the relevant Guarantees or Collateral expressly permitted by the Loan Documents), without the prior written consent of each Lender other than a Defaulting Lender, or

(vii) effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Facility differently from those of Lenders participating in another Facility, without the consent of the Required Lenders participating in the adversely affected Facility except, for the avoidance of doubt, as otherwise provided in Section 9.08(d) and (e) (it being agreed that the Required Lenders may waive, in whole or in part, any prepayment or Commitment reduction required by Section 2.09 so long as the application of any prepayment or Commitment reduction still required to be made is not changed), provided, further, that no such agreement shall amend, modify or otherwise affect the rights, duties, benefits, privileges, protections, indemnities or immunities of the Administrative Agent or the Collateral Agent hereunder without the prior written consent of the Administrative Agent or the Collateral Agent acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any Assignee of such Lender.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have the right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be affected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(c) Without the consent of any Lender, the Loan Parties and the Administrative Agent and/or the Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, to include holders of Other First Liens in the benefit of the Security Documents in connection with the incurrence of any Other First Lien Debt, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document.

(d) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (a) to permit additional extensions of credit to be outstanding hereunder from time to time and the accrued interest and fees and other obligations in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees and other obligations in respect thereof and (b) to include appropriately the holders of such extensions of credit in any determination of the requisite lenders required hereunder, including Required Lenders.

(e) Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrowers and the Administrative Agent (but without the consent of any Lender) to the extent necessary (A) to integrate any Incremental Term Loan Commitments in a manner consistent with Section 2.19, including, with respect to Other Term Loans, as may be necessary to establish such Incremental Term Loan Commitments as a separate Class or tranche from the existing Initial Term Loan Commitments, (B) to effect an alternate interest rate in a manner consistent with Section 2.12, (C) to integrate any Other First Lien Debt or (D) to cure any ambiguity, omission, defect or inconsistency.

(f) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be necessary to ensure that all Loans established pursuant to Section 2.19 after the Closing Date that will be included in an existing Class of Loans outstanding on such date (an “Applicable Date”), when originally made, are included in each Borrowing of outstanding Loans of such Class (the “Existing Class Loans”), on a pro rata basis, and/or to ensure that, immediately after giving effect to such new Loans (the “New Class Loans” and, together with the Existing Class Loans, the “Class Loans”), each Lender holding Class Loans will be deemed to hold its Pro Rata Share of each Class Loan on the Applicable Date (but without changing the amount of any such Lender’s Loans), and each such Lender shall be deemed to have effectuated such assignments as shall be required to ensure the foregoing. The “Pro Rata Share” of any Lender on the Applicable Date is the ratio of (1) the sum of such Lender’s Existing Class Loans immediately prior to the Applicable Date plus the amount of New Class Loans made by such Lender on the Applicable Date over (2) the aggregate principal amount of all Class Loans on the Applicable Date.

Section 9.09 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation. Without limiting the generality of the foregoing, if any provision of this Agreement or of any of the other Loan Documents would obligate a Borrower or any Subsidiary Loan Party organized under the laws of Canada or a province or territory thereof to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by applicable law or would result in receipt by such Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by such Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: firstly by reducing the amount or rate of interest required to be paid to such Lender and thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Lender which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada).

Section 9.10 Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Agent Fee Letter, the Structuring Fee Letter and the Initial Term Lender Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.13 Counterparts.

(a) This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original.

(b) The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Acceptances, amendments, Borrowing Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent and the Collateral Agent are under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent or the Collateral Agent pursuant to procedures approved by it.

Section 9.14 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.15 Jurisdiction; Consent to Service of Process.

(a) Each of the Borrowers, the Agents and the Lenders irrevocably and unconditionally agree that they will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Notwithstanding the foregoing, each party hereto agrees that the Administrative Agent and the Collateral Agent each retain the right to bring proceedings against any Loan Party in the courts of any other jurisdiction solely in connection with the exercise of any rights under any Security Document or as otherwise provided in the Guarantee Agreement.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.

Section 9.16 Confidentiality. Each of the Lenders and each of the Agents agrees that it shall maintain in confidence any information relating to any Parent Entity, the Parent Borrower and any Subsidiary furnished to it by or on behalf of any Parent Entity, the Parent Borrower or any Subsidiary (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender or such Agent without violating this Section 9.16 or (c) was available to such Lender or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to any Parent Entity, the Parent Borrower, the Co-Borrower or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know and any numbering, administration or settlement service providers or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the Financial Industry Regulatory Authority, Inc., (C) to its parent companies, Affiliates, auditors and leverage facility providers who need to know such information (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any pledgee under Section 9.04(d) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (F) to any direct or indirect contractual counterparty in Hedging Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16); provided that, in the case of clauses (E) and (F), no information may be provided by any Agent or any Lender to any Disqualified Lenders or any person who is known to be acting for a Disqualified Lender, and (G) on a confidential basis to (i) any rating agency in connection with rating the Parent Borrower or any Subsidiary or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder.

Section 9.17 Platform; Borrower Materials. Each Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, Debtdomain or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Parent Borrower or its Subsidiaries or any of their respective securities) (each, a “Public Lender”). Each Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as solely containing information that is either (A) publicly available information or (B) not material (although it may be sensitive and proprietary) with respect to the Parent Borrower or its Subsidiaries or any of their respective securities for purposes of United States Federal and state securities laws (provided that such Borrower Materials shall be treated as set forth in Section 9.16, to the extent such Borrower Materials constitute information subject to the terms thereof), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” ANY PLATFORM PROVIDED IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A

PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, “Agent Parties”) have any liability to any Loan Party, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through electronic telecommunications or other information transmission systems, except for direct or “economic” (as such term is used in Title 18, United States Code, Section 1030(g)) (as opposed to special, indirect, consequential or punitive) losses, claims, damages, liabilities or expenses to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party.

Section 9.18 Release of Liens and Guarantees.

(a) The Lenders and the other Secured Parties hereby irrevocably agree that the Liens granted to the Collateral Agent by the Loan Parties on any Collateral shall be automatically released: (i) in full upon the occurrence of the Termination Date as set forth in Section 9.18(d) below; (ii) upon the Disposition of such Collateral by any Loan Party to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry); provided that, for the avoidance of doubt, with respect to any disposal consisting of an operating lease or license, the underlying property retained by such Loan Party will not be so released, (iii) to the extent that such Collateral comprises property leased to a Loan Party, upon termination or expiration of such lease (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 9.08), (v) to the extent that the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee in accordance with the Guarantee Agreement or clause (b) below (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (vi) as provided in Section 8.10 (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), and (vii) as required by the Collateral Agent to effect any Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents. Any such release (other than pursuant to clause (i) above) shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents.

(b) In addition, the Lenders and the other Secured Parties hereby irrevocably agree that a Subsidiary Loan Party shall be automatically released from its Guarantee under the Guarantee Agreement upon consummation of any transaction not prohibited hereunder resulting in such Subsidiary ceasing to constitute a Subsidiary Loan Party or otherwise becoming an Excluded Subsidiary (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry); provided that in no event shall any Guarantor cease to constitute a Guarantor solely as a result of

(i) such Guarantor ceasing to constitute a Wholly Owned Subsidiary after the Closing Date (unless either (I) pursuant to a disposition permitted hereunder for a bona fide business purpose to an unaffiliated Person; provided that a bona fide business purpose shall be conclusively established if 10% or more of the Equity Interests of such Subsidiary are transferred to an unaffiliated Person, or (y) for a bona fide business purpose on terms that are not less favorable to the Parent Borrower and its Subsidiaries than arms’-length terms (each, as determined in good faith by the Parent Borrower) in connection with which such Person ceases to constitute a “Subsidiary” or (II) such Person otherwise constitutes an Excluded Subsidiary (other than solely on account of constituting a non-Wholly Owned Subsidiary) or (ii) such Guarantor ceasing to be organized in a Specified Jurisdiction except pursuant to a transaction permitted under Section 6.05(b).

(c) The Lenders and the other Secured Parties hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this Section 9.18 and to return to the Borrowers all possessory collateral (including share certificates (if any)) held by it in respect of any Collateral so released, all without the further consent or joinder of any Lender or any other Secured Party. Any representation, warranty or covenant contained in any Loan Document relating to any such Collateral or Guarantor shall no longer be deemed to be made. In connection with any release hereunder, the Administrative Agent and the Collateral Agent shall promptly (and the Secured Parties hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by either Borrower and at the Borrowers’ expense in connection with the release of any Liens created by any Loan Document in respect of such Subsidiary, property or asset; provided that the Administrative Agent shall have received a certificate of a Responsible Officer of the Parent Borrower containing such certifications as the Administrative Agent shall reasonably request.

(d) Notwithstanding anything to the contrary contained herein or any other Loan Document, on the Termination Date, all Liens granted to the Collateral Agent by the Loan Parties on any Collateral under the Loan Documents and all obligations of the Parent Borrower and the Subsidiary Loan Parties under any Loan Documents (other than such obligations that expressly survive the Termination Date pursuant to the terms hereof) shall, in each case, be automatically released and, upon request of the Parent Borrower, the Administrative Agent and/or the Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to evidence the release of its security interest in all Collateral granted to it pursuant to the Loan Documents (including returning to the Borrowers all possessory collateral (including share certificates (if any)) held by it pursuant to the Loan Documents in respect of any Collateral so released), and to evidence the release of all obligations under any Loan Document (other than such obligations that expressly survive the Termination Date pursuant to the terms hereof), whether or not on the date of such release there may be any contingent indemnification obligations or expense reimbursement claims not then due; provided that the Administrative Agent shall have received a certificate of a Responsible Officer of the Parent Borrower containing such certifications as the Administrative Agent shall reasonably request. Any such release of obligations shall be deemed subject to the provision that such obligations shall be reinstated if after such release any portion of any payment in respect of the obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Parent Borrower or any Subsidiary Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Parent Borrower or any Subsidiary Loan Party or any substantial part of its property, or otherwise, all as though such payment had not been made. Each Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or the Collateral Agent (and their respective representatives) in connection with taking such actions to release security interests in all Collateral and all obligations under the Loan Documents as contemplated by this Section 9.18(d).

Section 9.19 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Parent Borrower and the Co-Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrowers in the Agreement Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Parent Borrower (or to any other person who may be entitled thereto under applicable law).

Section 9.20 USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Beneficial Ownership Regulation and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.

Section 9.21 Affiliate Lenders.

(a) Each Affiliate Lender (it being understood that Debt Fund Affiliate Lenders and Affiliate Lenders may be Lenders hereunder in accordance with Section 9.04, subject in the case of Affiliate Lenders, to this Section 9.21), in connection with any (i) consent (or decision not to consent) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document, (ii) other action on any matter related to any Loan Document, (iii) direction to the Administrative Agent, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document or (iv) any plan of reorganization or similar dispositive restructuring plan pursuant to the U.S. Bankruptcy Code, agrees that, except with respect to any amendment, modification, waiver, consent or other action (1) described in clauses (i), (ii), (iii) or (iv) of the first proviso of Section 9.08(b) or (2) that adversely affects such Affiliate Lender (in its capacity as a Lender) in a disproportionately adverse manner as compared to other Lenders, such Affiliate Lender shall be deemed to have voted its interest as a Lender without discretion in such proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliate Lenders. Each Affiliate Lender hereby irrevocably appoints the Administrative Agent

(such appointment being coupled with an interest) as such Affiliate Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliate Lender and in the name of such Affiliate Lender, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (a).

(b) Notwithstanding anything to the contrary in this Agreement, no Affiliate Lender shall have any right to (1) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrowers are not then present, (2) receive any information or material prepared by Administrative Agent or any Lender or any communication by or among Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to the Borrowers or their representatives, (3) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against Administrative Agent, the Collateral Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Loan Documents or (4) purchase any Loan and/or Term Loan Commitments if, immediately after giving effect to such purchase, Affiliate Lenders in the aggregate would own Loans and/or Term Loan Commitments with an aggregate principal amount in excess of 25% of the aggregate principal amount of all Loans and Term Loan Commitments then outstanding. It shall be a condition precedent to each assignment to an Affiliate Lender that such Affiliate Lender shall have represented to the assigning Lender in the applicable Assignment and Acceptance, and notified the Administrative Agent, that it is (or will be, following the consummation of such assignment) an Affiliate Lender and that the aggregate amount of Loans held by it giving effect to such assignments shall not exceed the amount permitted by clause (4) of the preceding sentence.

(c) The portion of any Loans and/or Term Loan Commitments held by Debt Fund Affiliate Lenders in the aggregate in excess of 49.9% of the outstanding Loans and/or Term Loan Commitments shall be disregarded in determining Required Lenders at any time.

Section 9.22 Agency of the Parent Borrower for the Loan Parties. Each of the Subsidiary Loan Parties hereby appoints the Parent Borrower as its agent for all purposes relevant to this Agreement and the other Loan Documents, including the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and therein and all modifications hereto and thereto.

Section 9.23 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.24 Interest Act (Canada). For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement or the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a 360 day year or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or the actual number of days in such other period of time, respectively. For the purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest will not apply to any interest calculation under this Agreement or the other Loan Documents, and the rates of interest stipulated in this Agreement or the other Loan Documents are intended to be nominal rates and not effective rates or yields.

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